UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Choice Hotels International, Inc.
(Name of Registrant as Specified in Its Charter)

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CHOICE HOTELS INTERNATIONAL, INC.
1 CHOICE HOTELS CIRCLE, SUITE 400
ROCKVILLE, MARYLAND 20850

 NOTICE OF ANNUAL MEETING
TO BE HELD APRIL 21, 2017

To the shareholders of
CHOICE HOTELS INTERNATIONAL, INC.
You are cordially invited to attend the 2017 Annual Meeting of Shareholders (the "Annual Meeting") of Choice Hotels International, Inc., a Delaware corporation (the “Company”), to be held on April 21, 2017, at 9:00 a.m., Eastern Time at the Company's headquarters at 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850, for the following purposes:

1
To elect the nine director nominees listed in the attached proxy statement to hold office for a term of one year ending at the 2018 Annual Meeting of Shareholders or until their successors are elected and qualified;

2	To hold an advisory vote on the future frequency of advisory votes on executive compensation;
3	To hold an advisory vote to approve executive compensation;
4	To approve the 2017 Choice Hotels International, Inc. Long-Term Incentive Plan;
5	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and
6	To transact other business properly coming before the Annual Meeting.
Shareholders who owned shares of the Company's common stock ("Common Stock") as of the close of business on the record date of March 1, 2017, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. In order to have your shares represented at the meeting, you can vote your shares of Common Stock through any one of the following methods: (i) properly execute and return the enclosed proxy card; (ii) vote online; or (iii) vote by telephone.
A list of the Company’s shareholders will be available for inspection at the Annual Meeting and at the office of the Company located at 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850, at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors

CHOICE HOTELS INTERNATIONAL, INC.

Simone Wu Senior Vice President, General Counsel, Corporate Secretary & External Affairs
March 27, 2017
Rockville, Maryland
PLEASE READ THIS ENTIRE PROXY STATEMENT CAREFULLY AND SUBMIT YOUR
PROXY BY COMPLETING AND MAILING THE ENCLOSED
PROXY CARD OR PROVIDE YOUR VOTING INSTRUCTIONS BY TELEPHONE OR ONLINE.

CHOICE HOTELS INTERNATIONAL, INC.
1 CHOICE HOTELS CIRCLE, SUITE 400
ROCKVILLE, MARYLAND 20850

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 21, 2017

GENERAL INFORMATION
The Board of Directors (the “Board”) is soliciting your proxy for the 2017 Annual Meeting of Shareholders (the “Annual Meeting”). As a shareholder of Choice Hotels International, Inc., you have a right to vote on certain matters affecting the Company. This proxy statement discusses the proposals on which you are being asked to vote this year. Please read it carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.
In this proxy statement, we refer to Choice Hotels International, Inc., as “Choice,” “Choice Hotels” or the “Company.”
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is being mailed with this proxy statement. The Annual Report on Form 10-K is not part of the proxy solicitation material.
The Board is sending proxy materials to you and all other shareholders on or about March 27, 2017. The Board is asking for you to vote your shares by completing and returning the proxy card, voting online or voting by telephone.
Shareholders who owned shares of the Company's common stock ("Common Stock") as of the close of business on March 1, 2017 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on March 1, 2017, there were 56,353,620 outstanding shares of Common Stock.
Driving Directions to Choice’s Corporate Headquarters in Rockville, Maryland
GPS
For GPS driving directions, please use 200 East Middle Lane, Rockville, Maryland, 20850 as our 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850 address is not updated in all navigation systems. Choice is located on the corner of East Middle Lane and Hungerford Drive in Rockville, Maryland.
From Washington, DC and points south
Take the George Washington Memorial Parkway north to I-495 ramp towards Maryland. Continue on the I-270-Spur north toward Rockville/Frederick. Take the MD-189 exit 5 to Falls Road North/Rockville/Town Center. Keep right at the fork. This becomes Maryland Avenue. Turn right onto East Middle Lane. Choice is located on the corner of East Middle Lane and Hungerford Drive.
From Frederick, Maryland and points north
Take I-270 South towards Rockville. Bear right at I-270 Local south and head towards Shady Grove Road/Local Lanes. Take the MD-28 west exit 6-A toward Rockville Town Center. Turn left on West Montgomery Ave. Continue onto West Jefferson St. Turn Left on Maryland Avenue. Turn Right onto East Middle Lane. Choice is located on the corner of East Middle Lane and Hungerford Drive.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

2017 Annual Meeting of Shareholders

Date and Time:	April 21, 2017, 9:00 a.m. Eastern Time
Location:	1 Choice Hotels Circle, Rockville, Maryland 20850
Record Date:	March 1, 2017
Voting:
Shareholders as of the record date are entitled to vote by internet at www.envisionreports.com/chh; by telephone at 1-800-652-8683; by completing and returning their proxy card or voting instruction card; or in person at the Annual Meeting. If you hold your stock in street name, please see "Questions and Answers" for more information about voting.

Voting Matters and Board Recommendations

Board Recommendation
Proposal 1	Election of Directors	FOR each nominee
Proposal 2	Advisory Vote on the Future Frequency of Advisory Votes on Executive Compensation	1 YEAR
Proposal 3	Advisory Approval of the Compensation of the Company's Named Executive Officers	FOR
Proposal 4	Approval of the Choice Hotels International, Inc. 2017 Long-Term Incentive Plan (the "2017 LTIP")	FOR
Proposal 5	Ratification of Ernst & Young as the Company's Independent Registered Public Accounting Firm	FOR

Governance Highlights

The Company is committed to maintaining good corporate governance as a critical component of our success in driving sustained shareholder value. With a focus on serving the interests of shareholders, the Board of Directors collaborates with the Company's senior management and external advisors to remain abreast of and evaluate corporate governance trends and best practices.

☑ Annual election of directors by majority vote	☑ Independent Board committees - The Compensation and Management Development Committee, Audit Committee and Corporate Governance and Nominating Committee are made up entirely of independent directors
☑ Separate positions for Chairman of the Board and CEO	☑ Annual report of succession planning and management development by CEO
☑ The independent directors of the Board meet regularly in executive session. Four independent director executive sessions were held in 2016	☑ Annual assessment of Board and committee effectiveness by the Corporate Governance and Nominating Committee
☑ Lead independent director - In addition to chairing the executive sessions, the lead independent director manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs any other duties assigned by the Board

☑ Hedging policy - The Company has a comprehensive insider trading policy and prohibits hedging by any employees or directors, other than Bainum family directors in relation to certain indirectly held shares

☑ Stock ownership and holding requirements - Directors and executive officers have stock ownership and holding requirements	☑ Pledging policy - The Company prohibits directors and Section 16 officers from pledging shares without prior written approval of the General Counsel
☑ Clawback policy - Executives' incentives are subject to a clawback that applies in the event of certain financial restatements	☑ Global hotline and web portal to encourage employees to report financial, ethics and employee relations issues
☑ Board governance training program	☑ Long-standing commitment to sustainability and environmentally friendly building and operating practices

Directors

You are being asked to vote for nine directors. Except for Mr. Bainum, Dr. Renschler and Mr. Joyce, all nominees meet the New York Stock Exchange (NYSE) listing standards for director independence.

Nominees
Name	Age	Director Since	Occupation	Independent	A	CMD	CGN	D
Barbara T. Alexander	68	2012	Independent Consultant, Former Senior Advisor for UBS	X	CH			M
Stewart W. Bainum, Jr.	70	1976, except 1996-1997	Chairman of the Board, Investor
William L. Jews	65	2000, except 2005-2006	Former President and Chief Executive Officer, CareFirst, Inc.	X		M	CH	M
Stephen P. Joyce	57	2008	Chief Executive Officer
Monte J. M. Koch	53	2014	Partner, BDT & Company; Co- Founder, Ten-X	X	M		M
Liza K. Landsman	47	2014	President, Jet.com	X	M			M
Scott A. Renschler, Psy.D.	47	2008	Clinical Psychologist in Private Practice					M
Ervin R. Shames	76	2002	Lead Independent Director, Management Consultant, Former Chief Executive Officer of Borden, Inc.	X	M	CH	M
John P. Tague	54	2012	Former President and Chief Executive Officer, Hertz Global Holdings, Inc.	X		M
*A= Audit Committee, CMD = Compensation and Management Development Committee, CGN = Corporate Governance and Nominating
Committee, D = Diversity Committee, CH = Chair, M = Member
+ Mr. Gordon A. Smith, a director who is not a nominee for the 2017 Annual Meeting, served as 2016-2017 Chair of the Diversity Committee

2016 Business Performance Highlights

Hotel Development	Shareholder Return and Financial	Operational
The Company’s domestic pipeline of hotels awaiting conversion, under construction or approved for development as of December 31, 2016, increased 19% from December 31, 2015.	Diluted earnings per share (EPS) increased 11% in 2016 to $2.46.	Domestic system-wide revenue per available room (RevPAR) increased 3.9% in 2016.
The Company executed 645 new domestic hotel franchise contracts in 2016, an increase of 2% over 2015.	The Company paid cash dividends totaling approximately $46 million in 2016.	Operating income in 2016 was $238.9 million, a 6% increase over 2015.
The domestic new construction pipeline for Cambria hotel & suites as of December 31, 2016, totaled 66 hotels, a 53% increase from December 31, 2015.	The Company repurchased 0.6 million shares of Common Stock under its share repurchase program during 2016, at a total cost of approximately $30 million.	Effective royalty rate increased 11 basis points in 2016.

Stock Performance Graph

This graph shows the cumulative total shareholder return for Choice’s Common Stock in each of the five years from December 31, 2011 to December 31, 2016. The graph also compares the cumulative total returns for the same five-year period with the S&P 500 Index and our performance peer group of companies, weighted according to the respective peer’s stock market capitalization at the beginning of each annual period. The comparison assumes $100 was invested on December 31, 2011, in Choice stock, the S&P 500 Index and Choice’s performance peer group and assumes that all dividends were reinvested.

Five Years Ended December 31, 2016 (Initial Investment) ($)

	Initial	2012	2013	2014	2015	2016
Choice Hotels International, Inc.	100.00	120.01	178.32	206.48	188.56	213.15
NYSE Composite	100.00	115.99	146.47	156.36	149.97	167.87
S&P Hotels, Resorts & Cruise Lines	100.00	125.18	161.67	200.56	208.31	223.98
Performance Peer Index (2016 Peer Group)	100.00	140.31	194.77	228.64	223.34	231.9

Performance Peer Index - Boyd Gaming Corp., Brinker International Inc., Dunkin' Brands Group Inc., Expedia Inc., Host Hotels & Resorts Inc., Hyatt Hotels Corp., Intercontinental Hotels Group PLC, Marriott Vacations Worldwide Corp., Orbitz Worldwide Inc., Pinnacle Entertainment Inc., Starwood Hotels Resorts Worldwide Inc., Strategic Hotels & Resorts Inc., TripAdvisor Inc. and Wyndham Worldwide Corp. Data for Orbitz Worldwide Inc. and Strategic Hotels & Resorts Inc. included up to the month prior to their respective acquisitions.

2016 Compensation Highlights

Choice’s executive compensation program links a substantial portion of each executive’s total compensation opportunity to achievement against performance metrics we believe drive shareholder value. In rewarding executives, the Company intends to continue its practice of providing direct accountability for individual, shared and organizational results, ensuring that rewards are commensurate with each executive's contributions to the results delivered for shareholders. Our performance measurement framework for incentive based pay for our NEOs is summarized below.

*Mr. Pepper's short-term incentive may be leveraged up or down by the Company's actual operating income achievement.
**Mr. Oaksmith's long-term incentive was made up of restricted stock and stock options.

Our executive compensation programs are designed to align pay with performance and to align the economic interests of executives and shareholders. The charts below show the mix of targeted total direct compensation (“TDC”) (base salary, target annual incentive and target long-term incentive) for the CEO and other NEOs in 2016. Consistent with our pay-for-performance philosophy, the largest portion of compensation (approximately 82% for our CEO and on average 69% for our other NEOs excluding Mr. White) is variable or performance-based annual and long-term incentives.

2016 Executive Compensation Summary

Set forth below is the 2016 compensation for our Named Executive Officers ("NEOs"):

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Preferred Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen P. Joyce Chief Executive Officer	1,027,692	—	1,854,052	1,854,002	1,085,526	29,875	167,202	6,018,349
Scott E. Oaksmith Senior Vice President, Finance and Chief Accounting Officer	305,008	—	575,044	75,005	138,195	—	33,970	1,127,222
Patrick S. Pacious President and Chief Operating Officer	662,531	—	2,625,106	625,007	707,327	6,304	128,958	4,755,233
David A. Pepper Chief Development Officer	488,154	—	356,002	356,004	379,346	112,847	62,659	1,755,012
Simone Wu Senior Vice President, General Counsel, Corporate Secretary & External Affairs	422,308	—	195,044	195,002	224,485	—	53,036	1,089,875
David L. White Former Senior Vice President, Former Chief Financial Officer	520,769	—	352,500	352,507	381,575	32,584	117,155	1,757,090
 *See all Summary Compensation Table and related footnotes beginning on page 48.
**Mr. Dominic Dragisich was appointed Chief Financial Officer effective March 6, 2017. Mr. Dragisich is not a 2016 NEO.

Response to the 2016 Say on Pay Vote

In 2016, 99% of votes cast were in favor of our compensation proposal. The Compensation and Management Development Committee considers the results of the advisory vote during its annual review of the total compensation provided to our NEOs and other executives. Given the significant level of shareholder support, the Committee concluded that our shareholders agree that our compensation program continues to provide a competitive pay-for-performance alignment that effectively incentivizes our named executive officers to maximize shareholder value and encourages long-term retention. Accordingly, the Committee determined not to make significant changes in 2016 to the executive compensation program. The Committee engages in outreach with its largest shareholders each year regarding compensation as well as governance matters. This outreach utilizes investor conferences, in-person meetings at Company headquarters and telephone contact. The Committee will continue to consider the outcome of our say-on-pay votes and views of our shareholders when making future compensation decisions.

Changes to Executive Compensation Program in 2017

For 2017 executive officer compensation, PVRSUs will make up half of the annual long-term incentive. We believe this will continue to enhance our pay-for-performance policies.

Important Dates for 2018 Annual Meeting of Shareholders

Shareholder proposals submitted for inclusion in our 2018 proxy statement pursuant to SEC Rule 14a-8 must be received by November 27, 2017.
Notice of shareholder proposals to nominate a person for election as a director or to introduce an item of business at the 2018 Annual Meeting of Shareholders outside Rule 14a-8 must be received no earlier than January 21, 2018 and no later than February 20, 2018.

QUESTIONS AND ANSWERS

Q.	Who can vote at the Annual Meeting?

A.
Shareholders who owned Common Stock as of the close of business on March 1, 2017 may attend and vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. There were 56,353,620 shares of Common Stock outstanding on March 1, 2017.

Q.	Why am I receiving this proxy statement?

A.	This proxy statement describes proposals which are being submitted to shareholders. It gives you information on these proposals, as well as other information, so that you can make informed decisions.

Q.	What is the proxy card?

A.
The proxy card enables you to vote whether or not you attend the meeting. Even if you plan to attend the meeting, we encourage you to complete and return your proxy card before the meeting date in case your plans change. By completing and returning the proxy card, you are authorizing the designated proxies, Simone Wu (the Company's Senior Vice President, General Counsel, Corporate Secretary & External Affairs) and Scott Oaksmith (the Company's Senior Vice President, Finance and Chief Accounting Officer) to vote your shares of Common Stock at the meeting, as you have instructed them on the proxy card, or in the absence of such instructions, in accordance with the recommendations of the Board of Directors. If a proposal is properly presented for a vote at the meeting that is not on the proxy card, Ms. Wu and Mr. Oaksmith will vote your shares, under your proxy, at their discretion.

Q.	On what issues am I voting?

A.	We are asking you to vote on:
	●	Proposal 1 - the election of the nine director nominees named in this proxy statement.
	●	Proposal 2 - an advisory vote on the future frequency of advisory votes on executive compensation.
	●	Proposal 3 - an advisory vote to approve executive compensation.
	●	Proposal 4 - the approval of the 2017 LTIP.
	●	Proposal 5 - the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Q.	What is the difference between a record holder and a “street name” holder?

A.
If your shares of Common Stock are registered directly in your name, you are considered the holder of record with respect to those shares. If your shares of Common Stock are held in a brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the holder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using one of the methods described below.

Q.	How do I vote?

A.	If you are a record holder:

You may vote by mail: You may do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope.

●	If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

●	If you sign, but do not mark your voting instructions on the proxy card, your shares will be voted in accordance with the Board's recommendations.

You may vote by telephone: You may do this by calling toll-free 1-800-652-8683 and following the instructions. You will need your proxy card available if you vote by telephone.

You may vote online: You may do this by accessing www.envisionreports.com/chh and following the instructions. You will need your proxy card available if you vote online.

You may vote in person at the meeting: We will pass out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in street name, you must request a legal proxy from your broker in order to vote at the meeting.

If you are a “street name” holder:

If you hold your shares of Common Stock in street name, you must vote your shares through the procedures prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions online or by telephone.

Q.	What does it mean if I receive more than one proxy card or voting instruction form?

A.
It means that you have multiple accounts at the transfer agent or with brokerage firms. Please complete and return all proxy cards or voting instruction forms you may receive, or otherwise vote your shares online or by telephone as described herein or on the voting instruction form, to ensure that all of your shares are voted.

Q.	What if I change my mind after I vote?

A.	If you are a holder of record, you may revoke your proxy by any of the following means:

●	signing or submitting another proxy before the Annual Meeting as provided herein with a later date,
●
sending us a written notice of revocation, which must be received prior to the Annual Meeting at the following address: Corporate Secretary, Choice Hotels International, Inc., 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850, or

●	voting in person at the meeting.

If you are a street name holder, you may change your vote by complying with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.

Q.	Will my shares be voted if I do not return my proxy card?

A.	If you are a record holder, your shares will not be voted. If you are a street name holder, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under the NYSE rules to vote customers’ shares on certain “routine” matters if the customer has not provided the brokerage firm with voting instructions within a certain period of time before the meeting. A brokerage firm cannot vote customers’ unvoted shares on non-routine matters. Only Proposal Five is considered a routine matter under the NYSE rules.

Accordingly, if you do not instruct your brokerage firm how to vote your shares, your brokerage firm may not vote your shares on Proposals One, Two, Three or Four. Likewise, your brokerage firm may either:

●	vote your shares on Proposal Five and any other routine matters that are properly presented at the meeting, or
●	leave your shares unvoted as to Proposal Five and any other routine matters that are properly presented at the meeting.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. When a brokerage firm does not vote a customer’s unvoted shares, these shares are counted to determine if a quorum exists; however, they are not treated as voting on a matter.

We encourage you to provide instructions to your brokerage firm. This ensures your shares will be voted at the meeting.

Q.	How many shares must be present to hold the meeting?

A.
To hold the meeting and conduct business, a majority of the Company’s outstanding shares of Common Stock as of the close of business on March 1, 2017, must be present in person or represented by proxy at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the shareholder either:

●	is present and votes in person at the meeting, or
●	has properly submitted a proxy card, or voted their shares by telephone or online.

Q.	What are my voting choices when voting on the election of directors? (Proposal 1)

A.	You may vote either “for” or “against” each nominee, or you may "abstain" from voting.

If you give your proxy without voting instructions, your shares will be counted as a vote for each nominee.

Q.	How many votes must the nominees have to be elected as directors?

A.	Directors are elected by a majority of votes cast in person or by proxy at the meeting. Abstentions and broker non-votes are treated as not voting on the matter.

Q.	What happens if a nominee is unable to stand for election?

A.
The Board expects that each of the nominees will be available for election and willing to serve. If any nominee is unable to serve at the time the election occurs, the Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card or voted by telephone or online, Simone Wu or Scott Oaksmith can vote your shares for a substitute nominee. They cannot vote for more than nine nominees.

Q.	What are my voting choices when voting on the advisory vote on the future frequency of the advisory votes on executive compensation? (Proposal 2)

A.	You may vote either “1 Yr." "2 Yrs." "3 Yrs." or you may “abstain” from voting.

If you give your proxy without voting instructions, your shares will be voted for an annual vote ("1 Yr.") for the future frequency of advisory votes on executive compensation.

Q.	How many votes are needed to approve an annual vote on the future frequency of the advisory votes on executive compensation?

A.
The frequency that receives the highest number of votes will be considered the choice of shareholders.The proposal is an advisory vote, which means that it is non-binding on the Company. However, the Compensation and Management Development Committee of the Board (the "Compensation Committee") will take into account the outcome of the vote when considering future proposals regarding the future frequency of the advisory votes on executive compensation. Abstentions and broker non-votes are treated as not voting on the matter.

Q.	What are my voting choices when voting to approve the advisory vote to approve executive compensation? (Proposal 3)

A.	You may vote either “for” or “against” the approval of the proposal, or you may “abstain” from voting.

If you give your proxy without voting instructions, your shares will be voted for approval of executive compensation.

Q.	How many votes are needed to approve the advisory vote to approve executive compensation?

A.
The vote of a majority of the shares present in person or represented by proxy and voting on the matter is required to approve the proposal on executive compensation. The proposal is an advisory vote, which means that it is non-binding on the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Abstentions and broker non-votes are treated as not voting on the matter.

Q.	What are my voting choices when voting to approve the 2017 Long-Term Incentive Plan? (Proposal 4)

A.	You may vote either “for” or “against” the approval of the proposal, or you may “abstain” from voting.

If you give your proxy without voting instructions, your shares will be voted for approval of the 2017 LTIP.

Q.	How many votes are needed to approve the 2017 Long-Term Incentive Plan?

A.
The vote of a majority of the shares present in person or represented by proxy and voting on the matter is required to approve the 2017 LTIP. Abstentions and broker non-votes are treated as not voting on the matter.

Q.
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017? (Proposal 5)

A.	You may vote either “for” or “against” the ratification, or you may “abstain” from voting.

If you give your proxy without voting instructions, your shares will be voted for the ratification.

Q.	How many votes are needed to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017?

A.
The vote of a majority of the shares present in person or by proxy and voting on the matter is required to ratify the appointment of Ernst & Young LLP. Abstentions and broker non-votes are treated as not voting on the matter.

Q.	What happens if Ernst & Young LLP is not ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017?

A.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered accounting firm. Even if the selection is ratified, the Committee may select a different independent registered accounting firm at any time during the year if it determines that this would be in the best interests of the Company and our share owners.

Q.	Is my vote kept confidential?

A.	Proxy cards, telephone and online voting reports, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed by Choice Hotels except as required by law.

Q.	Where do I find voting results of the meeting?

A.
We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) after the Annual Meeting.

Q.	How can I review the Company’s Annual Report on Form 10-K?

A.
The Annual Report of Choice Hotels on Form 10-K, including the financial statements and the schedules thereto, is being mailed to you together with this proxy statement. You may also view the Form 10-K, as well as the Company’s other proxy materials, on the website listed below. Click on the Investor Information link on the website. You may also view the Form 10-K through the SEC’s website at www.sec.gov. You may also obtain a copy of the Form 10-K free of charge by contacting the Company at (301) 592-5026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 21, 2017.

The proxy statement and the Company’s Annual Report on Form 10-K are available at www.envisionreports.com/chh.

PROPOSAL 1—ELECTION OF NINE DIRECTORS
Nomination
Nine directors are to be elected at the 2017 Annual Meeting, to hold office until the 2018 Annual Meeting of Shareholders, or until their successors are elected and qualified. Although currently serving as a director, Gordon A. Smith will not stand for re-election at the 2017 Annual Meeting of Shareholders.
The Company’s Restated Certificate of Incorporation, as amended April 30, 2013, provides that the number of directors must be at least three but not more than 12. The exact number of directors within that range is determined from time to time by the Board. On February 25, 2017, the Board determined that as of April 21, 2017, the Board will consist of nine members as Mr. Smith will not seek re-election to the Board at the 2017 Annual Meeting.
At the 2013 Annual Meeting, the Company’s shareholders approved the elimination of the classification of the Board over a three-year period. Classification has been eliminated and all directors are now elected annually. On April 24, 2015, the Board of the Company unanimously approved an amendment to the Company’s Bylaws, changing the voting standard for the election of nominees to the Board from a plurality vote to a majority vote, except in the case of a contested election, in which case directors will be elected by a plurality vote.
The Board has nominated nine individuals to serve as directors for terms of one year, expiring at the 2018 Annual Meeting of Shareholders, or until their successors are elected and qualified. The nine individuals consist of Barbara T. Alexander, Stewart W. Bainum, Jr., William L. Jews, Stephen P. Joyce, Monte J. M. Koch, Liza K. Landsman, Scott A. Renschler, Ervin R. Shames and John P. Tague. Each of the nominees is currently a member of our Board of Directors.
Family Relationships
The Chairman of the Board, Stewart Bainum, Jr., is the uncle of one of our directors, Scott A. Renschler. Other than the family relationship between Mr. Bainum and Dr. Renschler, there are no other familial relationships among our directors or executive officers.
Director Nominee Information and Qualifications
The Board requires that its members possess the highest personal and professional integrity and be positioned to contribute to the Board’s effectiveness through their experience. The Board’s Corporate Governance and Nominating Committee regularly reviews the experience, qualifications, attributes and skills of each of the Board’s director nominees.
The names of Choice's proposed director nominees, their respective ages, their positions with Choice, and other biographical information as of March 17, 2017, are set forth below. The Corporate Governance and Nominating Committee’s assessment of the qualifications of each Board member is also included below.

Stephen P. Joyce

Age 57
Director since 2008
Chief Executive Officer

Committees
• None

BACKGROUND

Stephen P. Joyce is Chief Executive Officer of Choice Hotels International, Inc. and was President and Chief Executive Officer from June 2008 through May 2016. Mr. Joyce was President and Chief Operating Officer of Choice Hotels International, Inc., from May 2008 to June 2008. Prior to joining the Company, he was employed by Marriott International, Inc. as Executive Vice President, Global Development / Owner and Franchise Services, from 2005 until April 2008 and held several other senior executive positions during his 26-year tenure with Marriott International, Inc.

QUALIFICATIONS

Because Mr. Joyce serves as the Company's Chief Executive Officer, he possesses unique insight and information related to both the Company's day-to-day operations and its long- and short-term needs. Mr. Joyce's immersion in all aspects of the Company's business and operations provides a perspective on operational and strategic proposals under consideration by the Board that other directors rely upon in reviewing and approving matters before the Board. In addition, the Board benefits from Mr. Joyce's insight into hotel development matters gained during his previous experience as an executive at Marriott International.

OTHER PUBLIC COMPANY BOARDS

Current	Past 5 Years
DineEquity, Inc. (DIN)	None

Liza K. Landsman

Age 47
Director since 2014
Independent

Committees
- Audit
- Diversity

BACKGROUND

Liza K. Landsman has recently been appointed President of Jet.com and previously served as its Chief Customer Officer since March 2015, overseeing marketing, advertising and all aspects of the customer experience. Previously she served as EVP and Chief Marketing Officer of E*TRADE. In her role at E*TRADE, Landsman was responsible for the company's marketing initiatives and sat on the Executive Committee of the firm. Prior to her role as Chief Marketing Officer at E*TRADE, she served as Managing Director of Digital Marketing at BlackRock, Inc.; served as Operating Partner and Acting Chief Marketing Officer at Bravas Partners LLC; and served in a variety of roles at Citigroup, Inc. over a 10-year period.

QUALIFICATIONS

Ms. Landsman brings over 20 years of digital, mobile and social media experience with large global companies and start-up businesses to the Choice Board. She possesses a strong background in financial services, particularly within the consumer banking, wealth management and credit card industries. Ms. Landsman's digital experience, knowledge of consumer behavior and deep understanding of how consumers interact across different channels make her an asset to the Board.

OTHER PUBLIC COMPANY BOARDS

Current	Past 5 Years
None	None

Board Recommendation
The Board recommends a vote FOR each of the director nominees.

CORPORATE GOVERNANCE
Board of Directors
The Board is responsible for overseeing the overall performance of the Company. Members of the Board are kept informed of the Company’s business primarily through discussions with the Chairman, the Chief Executive Officer and other members of the Company’s management, by reviewing materials provided to them and by participating in Board and committee meetings.
In 2016, the Board held eight meetings and each director attended at least 75% of all meetings of the Board and the standing committees of the Board on which he or she served. In 2016, all of the then current Board members attended the Annual Meeting. As stated in the Company's Corporate Governance Guidelines, the Company expects all directors to attend the Annual Meeting. The independent, non-management members of the Board are required to meet at least once a year in executive session without management. Mr. Shames, the lead independent director, chairs these meetings. Four such meetings were held in 2016.
The Board has adopted Corporate Governance Guidelines, a Corporate Ethics Policy and charters for each of its standing committees, including the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Diversity Committee, each of which is discussed further below. The Corporate Governance Guidelines and Corporate Ethics Policy are included in the investor relations section of the Company’s website at www.choicehotels.com.
Board Leadership Structure
The Board is led by the Chairman, Mr. Bainum, who has served in this role for more than 25 years. The benefits of Mr. Bainum’s leadership of the Board stem both from Mr. Bainum’s long-standing relationship and involvement with the Company, which provides a unique understanding of the Company’s culture and business, as well as his on-going role as the Board’s primary day-to-day contact with the Company’s senior management team, which ensures that a constant flow of Company-related information is available to the Board as a whole. This flow of communication enables Mr. Bainum to identify issues, proposals, strategies and other considerations for future Board discussions and informs his role as leader in many of the resulting discussions during Board meetings. Mr. Bainum also brings the perspective of a major shareholder to the Board.
The Company has elected to separate the positions of Chairman (held by Mr. Bainum) and Chief Executive Officer (held by Mr. Joyce). Although Mr. Joyce serves as a member of the Board, we believe that Mr. Bainum’s status as Chairman provides for a meaningful division of leadership between management and the Board.
In addition to this division of leadership between Chairman and Chief Executive Officer, leadership is further enhanced on the Board based on the Board’s annual election of a lead independent director. In light of the Company and Board leadership roles held by Mr. Bainum and Mr. Joyce, the Board believes that it is important to maintain a Board leadership position that is held by an independent director. Currently, Mr. Shames serves as the Board’s lead independent director. In his role as lead independent director, Mr. Shames serves as chairman of executive session meetings in which Mr. Bainum and Mr. Joyce (as well as Dr. Renschler) do not participate. The goal and purpose of these meetings chaired by Mr. Shames is to permit the non-management and independent members of the Board to freely discuss issues or concerns related to Company and Board performance, including issues or concerns related to Company or Board leadership. The Board meets regularly in executive session. Four such meetings were held in 2016. In addition to chairing the executive sessions, the lead independent director manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs any other duties assigned by the Board.
Board’s Role in Risk Oversight
The Board administers its risk oversight function through two primary mechanisms: (1) through the adoption and enforcement of Board policies and procedures intended to require the full Board to discuss, address and approve or disapprove certain items determined by their nature to involve various risks requiring Board consideration and (2) through the efforts of the Board’s Audit Committee, which focuses on the particular risks to the Company that arise out of financial reporting and other pertinent areas.
The Board’s primary role in risk oversight is to establish and maintain effective policies and procedures that serve to highlight or expose critical risks. The Board has adopted a set of Board policies applicable to various transactions involving the Company and its directors, officers and employees that the Board has determined are likely to involve a potentially higher degree of risk than ordinary course transactions and therefore are appropriately reviewable by the full Board. For these transactions, the Company is required to obtain Board approval, which provides the Board with an opportunity to discuss the transaction and attendant risk, prior to the transaction becoming binding on the Company. Those transactions requiring prior Board approval include transactions above certain limits, certain lending arrangements, certain litigation settlements, and certain related party transactions. In addition to the full Board’s role in risk oversight, different committees of the Board play a role in overseeing risks attendant to the committee’s particular area of focus. For instance, the Compensation Committee assumes primary responsibility for risk oversight as it relates specifically to the Company’s compensation policies and practices and the Corporate Governance and Nominating Committee and Diversity Committee are empowered to raise risks or potential risks brought to such Committee’s attention to the full Board for discussion. In addition, as discussed below, the Board’s Audit Committee has specific functions and responsibilities that generally relate to the risk oversight function.

The general functions of the Audit Committee are as set forth under the heading Committees of the Board – Audit Committee. As a result of the Audit Committee’s performance of these functions, it is often provided with access to reports and analysis (either internally generated or created by the Company’s independent registered public accounting firm) relating to issues or concerns that, because of the potential for exposure to risk, the Committee determines to be proper for additional review and discussion. Often, these discussions may remain within the Audit Committee, if, after discussions with the Company’s Chief Executive Officer, Chief Financal Officer, Chief Accounting Officer and other relevant Company employees, the result of the review is a determination by the Audit Committee that the identified potential for risk is being adequately addressed by the Company. In certain circumstances, the Audit Committee may determine (either initially after identification of the potential risk or after a preliminary review conducted by the Audit Committee) that certain risks or potential risks be referred to the full Board for discussion.
Director Independence
The Board currently has ten directors, a majority (seven) of whom the Board has determined to be “independent” under the listing standards of the NYSE. The independent directors are Barbara T. Alexander, William L. Jews, Monte J. M. Koch, Liza K. Landsman, Ervin R. Shames, Gordon A. Smith and John P. Tague. Gordon A. Smith will not stand for re-election at the 2017 Annual Meeting of Shareholders. After the Annual Meeting, assuming all nominees are elected, the Board will consist of nine directors.
In determining director “independence,” the Board applies the standards as set forth in the listing standards of the NYSE and additional independence standards adopted by our Board as follows:

•
No director can be “independent” until five years following the termination or expiration of a director’s employment with the Company, rather than three years as currently required under the NYSE rules;

•
No director can be “independent” who is, or in the past five years has been, affiliated with or employed by a present or former outside auditor of the Company until five years after the end of either the affiliation or the auditing relationship, rather than three years as currently required under the NYSE rules; and

•	No director can be “independent” if he or she in the past five years has been part of an interlocking directorate, rather than three years as currently required under the NYSE rules.
Corporate Governance Guidelines
The Corporate Governance Guidelines, adopted by the Board, are a set of principles that provide a framework for the Company’s corporate governance. The main tenets of the Guidelines are:

•	Create value for shareholders by promoting their interests;

•	Focus on the future, formulate and evaluate corporate strategies;

•	Duty of loyalty to the Company by directors;

•	Annual Chief Executive Officer evaluation by independent directors;

•	Annual approval of three-year strategic plan and one-year operating plan or as the Board deems necessary in the event there are no material changes to the strategic and operating plans then in effect;

•	Annual assessment of Board and committee effectiveness by the Corporate Governance and Nominating Committee;

•	Directors are required to reach and maintain ownership of $300,000 of Company stock within five years of election to the Board;

•	Directors attendance expectations; and

•	Annual report of succession planning and management development by Chief Executive Officer.
Corporate Ethics Policy
The Board has established a Corporate Ethics Policy to aid each director, officer and employee of the Company (including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and its subsidiaries in making ethical and legal decisions in his or her daily work. To the extent approved or granted, the Company will post amendments to or waivers from the Corporate Ethics Policy (to the extent applicable to the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) on the Company’s website.
Committees of the Board
The standing committees of the Board are the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Diversity Committee. The charters for each of these committees are included in the investor relations section of the Company’s website at www.choicehotels.com. All of the current members of each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent, as required by the committee charters and the current listing standards of the NYSE and the rules of the SEC, as applicable.
The following provides a description of certain functions, current membership and meeting information for each of the Board committees for 2016.

Compensation and Management Development Committee
Under the terms of its charter, the Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives through the following functions, among others:

•	Overseeing the administration of the Company’s equity compensation plans and authorizing equity awards thereunder;

•	Establishing and updating the “peer group” used to compare the Company’s compensation practices;

•	Reviewing and approving the compensation of executive officers, in light of shareholder “Say on Pay” results and other relevant factors;

•	Setting the compensation for the non-employee members of the Board of Directors;

•	Reviewing bonus and incentive plans, pensions and retirement;

•	Reviewing other employee benefit plans and programs;

•	Reviewing the Company’s succession plan and management development;

•	Self-evaluating annually;

•	Setting criteria and guidelines for performance of the Chief Executive Officer;

•	Assessing performance of the Chief Executive Officer against performance objectives; and

•	Reviewing and discussing the Company’s Compensation Discussion and Analysis and producing the annual Compensation Committee report for the Company’s proxy statement.
The Compensation Committee discharges its responsibilities relating to executive management, talent development and succession planning of the Company’s executives by reviewing and discussing the Company’s management succession plan for the CEO and other key senior executives and by reviewing and discussing management development for key executives as part of the Company’s annual talent review process.
During 2016, at the direction of Mr. Shames, the Chairman of the Compensation Committee, Mr. Joyce – our Chief Executive Officer – assisted by Patrick Cimerola – our Chief Human Resources Officer – prepared and distributed to Committee members meeting agendas, consultant-provided compensation related information, and Company reports and data in preparation for Committee meetings. In addition, in conjunction with the Compensation Committee Chairman, Messrs. Joyce and Cimerola prepared and presented specific compensation proposals to the Compensation Committee, including Mr. Joyce’s assessment of individual executive officer performance and recommended compensation amounts for each officer other than himself. See the Compensation Discussion and Analysis section below for more information on Mr. Joyce’s role in recommending the compensation paid to our Named Executive Officers (as defined below in Compensation Discussion and Analysis) in 2016. None of our executive officers determined or recommended the amount or form of non-employee director compensation.
The Compensation Committee has delegated limited authority to our Stock Compensation Committee, currently consisting of our Chief Executive Officer, to make equity awards to employees at the vice president level or lower solely for the purpose of promotion, retention, or new hire. No individual award may exceed $250,000 in value.
In accordance with its charter, the Compensation Committee has the authority to retain, terminate and approve professional arrangements for outside compensation consultants to assist the Committee.

During 2016, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("MMC") to provide various compensation-related services and assistance. Mercer performed the following functions and services:

•	Attended Committee meetings;

•
Provided independent advice to the Committee on current trends and best practices in compensation design and program alternatives and advised on plans or practices that may improve effectiveness of our compensation program;

•	Provided and discussed peer group and various survey data; and, based on this information, offered independent recommendations on CEO and NEO compensation;

•	Reviewed the CD&A, compensation tables and other compensation-related disclosures in our proxy statements;

•	Offered recommendations, insights and perspectives on compensation related matters;

•	Evaluated and advised the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and

•	Supported the Committee to ensure executive compensation programs are competitive and align the interests of our executives with those of our shareholders.

In 2016, Mercer attended all Committee meetings in person or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chairman between meetings. Mercer reviewed the CD&A and the executive compensation tables contained in this proxy statement.

The Company paid Mercer $203,622 in 2016 for services related to its engagement by the Compensation Committee. See Compensation Discussion and Analysis below for additional information related to the role of Mercer in the Company’s 2016 executive compensation decisions.
The Committee has analyzed whether the work of Mercer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Mercer or any of its affiliates; (ii) the amount of fees the Company paid to Mercer as a percentage of MMC’s total revenue; (iii) Mercer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Mercer or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Mercer or the individual compensation advisors whom it employs. The Committee has determined, based on its analysis of the above factors, that the work of Mercer and the individual compensation advisors employed by Mercer as compensation consultants to the Company has not created any conflict of interest.
In 2016, the Compensation Committee met six times. The Chair of the Compensation Committee was Ervin R. Shames and the other members were William L. Jews, Gordon A. Smith and John P. Tague. The Board determined that each member of the Compensation Committee was independent under the listing standards of the NYSE applicable to Compensation Committee members.
While the charter authorizes the Compensation Committee to delegate its responsibilities to subcommittees, to date, the Committee has not delegated any of its responsibilities in this manner.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is an officer, former officer, or employee of the Company. During 2016, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2016, no interlocking relationship existed between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.
Audit Committee
Under the terms of its charter, the Audit Committee assists the Board to fulfill its oversight responsibilities with respect to the Company’s auditing, accounting and financial reporting processes generally. The Committee discharges these duties through the following functions, among others:

•	Conferring separately with the Company’s independent registered public accounting firm and internal auditors regarding their responsibilities;

•	Reviewing reports of the Company’s independent registered public accounting firm and internal auditors and annual and quarterly reports for filing with the SEC;

•	Reviewing reports of the Company’s independent registered public accounting firm concerning financial reporting processes and internal controls;

•	Establishing and monitoring an anonymous complaint hotline and other complaints procedures regarding accounting and auditing matters;

•	Pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm;

•	Self-evaluating annually;

•	Determining the selection, compensation and appointment of the Company’s independent registered public accounting firm and overseeing their work;

•	Reviewing the Company’s policies with respect to risk management;

•	Reviewing with the Chief Executive Officer and Chief Financial Officer or Chief Accounting Officer, the Company’s disclosure controls and procedures; and

•	Overseeing the Company's cyber security and data security practices and procedures.
In 2016, the Audit Committee met eight times. Barbara T. Alexander served as Chair of the Committee. The other members of the Committee in 2016 were Ervin R. Shames, Monte J. M. Koch and Liza K. Landsman. The Board has determined that Ms. Alexander and Mr. Koch are qualified as audit committee financial experts within the meaning of the SEC’s regulations. Furthermore, each member of the Committee has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. In addition, the Board also determined that each member of the Audit Committee was independent under SEC rules and the listing standards of the NYSE applicable to Audit Committee members.

Corporate Governance and Nominating Committee
Under the terms of its charter, the Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board; selects, or recommends that the Board selects, the director nominees for election or to fill vacancies; develops and recommends to the Board a set of Corporate Governance Guidelines applicable to the Company; and oversees the evaluation of the Board. The Committee also has the following functions, among others:

•	Establishing criteria for Board membership;

•	Conducting the appropriate and necessary inquiries into the backgrounds and qualifications of proposed Board candidates;

•	Reviewing and making recommendations to the Board on the size and composition of the Board and its committees;

•	Reviewing and making recommendations to the Board with respect to directors, if any, who are unable to perform their duties;

•	Reviewing and making recommendations to the Board with respect to the retirement of directors;

•	Reviewing and making recommendations to the Board with respect to the Company’s policies regarding director or senior executive conflict of interest matters;

•	Monitoring and making recommendations to the Board concerning matters of corporate governance; and

•	Reviewing the outside board service by senior executives.
In 2016, the Committee met three times. William L. Jews was the Chair of the Committee and the other members of the Committee were Ervin R. Shames and Monte J. M. Koch.
Diversity Committee
Under the terms of its charter, the Diversity Committee seeks to assist and advise management in developing a workplace culture that values working with diverse groups of people, offering diversity of thought and perspective. The Committee seeks to achieve its goals through the following functions, among others:

•	Review and evaluate diversity efforts in workforce development, franchise development, vendor relations, marketing and philanthropy;

•	Review the efforts by management to increase the diversity of the Company's workforce, including at management levels; and

•	Reporting to the Board on diversity matters.
In 2016, the Committee met two times. Gordon Smith was the Chair of the Committee and the other members of the Committee were Barbara T. Alexander, William L. Jews, Scott A. Renschler and Liza Landsman.
Contacting the Board of Directors
Shareholders or other interested parties may contact an individual director, the lead independent director of the Board, or the independent directors as a group by mail at the following address:

Mail:	Choice Hotels International, Inc.
1 Choice Hotels Circle, Suite 400
Rockville, Maryland 20850
Attn: Board of Directors
Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.
Consideration of Director Candidates
The Corporate Governance and Nominating Committee administers the process for nominating candidates to serve on the Company’s Board. The Committee recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at the Company’s Annual Meeting.
The Board has established selection criteria to be applied by the Corporate Governance and Nominating Committee and by the full Board in evaluating candidates for election to the Board. These criteria include: (i) independence, (ii) integrity, (iii) experience and sound judgment in areas relevant to the Company’s business, (iv) a proven record of accomplishment, (v) willingness to speak one’s mind, (vi) the ability to commit sufficient time to Board responsibilities, (vii) the ability to challenge and stimulate management and (viii) belief in and passion for the Company’s mission and vision. The Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the

Board. This assessment includes considerations such as diversity, age and functional skills in relation to the perceived needs of the Board from time to time.
The Corporate Governance and Nominating Committee uses a variety of methods to identify potential nominees for election to the Board, including consideration of candidates recommended by directors, officers or shareholders of the Company. When reviewing and recommending candidates to join the Board, the Corporate Governance and Nominating Committee considers how each prospective new member’s unique background, experience and expertise will add to the Board’s overall perspective and ability to govern the Company. While the Committee has not established any formal diversity policy to be used to identify director nominees, the Committee recognizes that a current strength of the Board stems from the diversity of perspective and understanding that arises from discussions involving individuals of diverse background and experience. When assessing a Board candidate’s background and experience, the Committee takes into consideration all relevant components, including, but not limited to, a candidate’s gender and cultural and ethnic status. The Committee may also use one or more professional search firms or other advisors to assist the Committee in identifying candidates for election to the Board.
The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders and evaluate them using the same criteria as applied to candidates identified through other means, as set forth above. Shareholders seeking to recommend a prospective candidate for the Committee’s consideration should submit the candidate’s name and qualifications, including the candidate’s consent to serve as a director of the Company if nominated by the Committee and so elected by mail to: Corporate Secretary, Choice Hotels International, Inc., 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
This table shows how much Common Stock is beneficially owned by (i) each director of the Company, (ii) each of the Company’s NEOs, (iii) all executive officers and directors of the Company as a group and (iv) all persons who are known to own beneficially more than 5% of the Company’s Common Stock, as of March 1, 2017 (unless otherwise noted). Unless otherwise specified, the address for each such person as of March 1, 2017, was 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire(2)	Unvested Restricted Stock(3)	Percentage of Shares Outstanding(4)
Stewart Bainum, Jr.	10,351,640	(5)(6)	—	—	18.37	%(5)(6)
Barbara T. Alexander	15,834		—	4,433	*
William L. Jews	28,132		—	4,433	*
Stephen P. Joyce	122,766	(14)	523,866	45,757	1.23%
Monte J. M. Koch	2,316		—	4,433	*
Liza K. Landsman	638		—	3,610	*
Scott A. Renschler	335,124	(5)(7)	—	4,433	*
Ervin R. Shames	63,160		—	4,433	*
Gordon A. Smith	56,821		—	4,433	*
John P. Tague	15,800		—	4,433	*
Scott E. Oaksmith	18,333		10,484	13,082	*
Patrick S. Pacious	84,179		154,401	38,345	*
David A. Pepper	61,113		81,515	8,020	*
David L. White	84,369		95,928	2,848	*
Simone Wu	11,452		44,908	6,100	*
All Directors and Executive Officers as a Group (16 persons)	11,276,642		971,222	158,227	22.01%
Principal Shareholders
Barbara J. Bainum	10,018,914	(5)(8)	—	—	17.78	% (5)(8)
Bruce D. Bainum	11,441,697	(5)(9)	—	—	20.30	% (5)(9)
Roberta D. Bainum	10,840,883	(5)(10)	—	—	19.24	% (5)(10)
Realty Investment Company, Inc.	6,821,574	(5)(12)	—	—	12.10	% (5)(12)
Baron Capital Group, Inc.	4,961,619	(11)	—	—	8.84	% (11)
Christine A. Shreve	4,389,654	(5)(13)	—	—	7.79	%(5)(13)

*	Less than 1%.

1
Includes shares: (i) for which the named person has sole voting and investment power and (ii) for which the named person has shared voting and investment power. Does not include: (i) shares that may be acquired through stock option exercises within 60 days or (ii) unvested restricted stock holdings which the holder maintains voting rights, each of which is set out in a separate column.

2	Shares that can be acquired through stock option exercises within 60 days of March 1, 2017.

3	Shares for which the holder maintains voting rights, but are subject to a vesting schedule, forfeiture risk and other restrictions.

4
For each beneficial owner, ownership percentage is based on (i) the sum of the number of shares listed under each of the column headings Common Stock Beneficially Owned, Right to Acquire and Unvested Restricted Stock and (ii) 56,353,620 shares outstanding on March 1, 2017.

5
Because of SEC reporting rules, shares held by Realty Investment Company, Inc. (“Realty”), a real estate management and investment company, and certain Bainum and Renschler family entities are attributed to Realty, Christine A. Shreve and more than one of the Bainums and Renschlers included in this table because Realty, Ms. Shreve and such named Bainums and Renschlers have shared voting or dispositive control. As of March 1, 2017, Realty, Ms. Shreve and members of the Bainum and Renschler families (including various partnerships, corporations and trusts established by members of the Bainum and Renschler families) in the aggregate have the right to vote 22,422,290 shares, approximately 39.79% of the shares of Common Stock outstanding as of March 1, 2017.

6
Includes 1,000,222 shares owned by the Stewart Bainum, Jr. Declaration of Trust of which Mr. Bainum, Jr. is the sole trustee and beneficiary. Also includes 1,417,056 shares owned by Leeds Creek Holdings, LLC whose only member is Mr. Bainum, Jr.’s trust; 978,482 shares owned by Mid Pines Associates Limited Partnership (“Mid Pines”), in which Mr. Bainum, Jr.’s trust is managing general partner and has shared voting authority; 6,821,574 shares owned by Realty in which Mr. Bainum, Jr.’s trust owns voting stock and has shared voting authority; 132,793 shares owned by the Foundation for the Greatest Good, a private foundation whose principal sponsor is Mr. Bainum, Jr. and for which he has sole voting authority; and 1,513 shares owned by a revocable trust for the benefit of Mr. Bainum Jr.'s adult son.

7
Includes 179,228 shares owned by the Scott Renschler Declaration of Trust, of which Dr. Renschler is the sole trustee and beneficiary; 120,849 shares owned by the BBB Trust J, a trust for the benefit of Dr. Renschler’s cousins for which he serves as trustee; and 7,296 shares owned by trusts for the benefit of Dr. Renschler's nephew and nieces for which Dr. Renschler is trustee. Also includes 27,751 shares Dr. Renschler is entitled to under the Company’s non-employee director plan.

8
Includes 1,030,826 shares owned by the Barbara Bainum Declaration of Trust of which Ms. Bainum is the sole trustee and beneficiary. Also includes 1,175,000 shares owned by Shadow Holdings, LLC for which she shares voting authority and whose sole members are Ms. Bainum and trusts for her benefit; 978,482 shares owned by Mid Pines, in which Ms. Bainum’s trust is a general partner and has shared voting authority; and 6,821,574 shares owned by Realty, in which Ms. Bainum’s trust owns voting stock and has shared voting authority. Also includes 13,032 shares owned by trusts for the benefit of Ms. Bainum’s nephews for which Ms. Bainum is the trustee. Ms. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.

9
Includes 1,949,985 shares owned by the Bruce Bainum Declaration of Trust of which Dr. Bainum is the sole trustee and beneficiary. Also includes 1,685,061 shares owned by Posadas Holdings, LLC for which he shares voting authority and whose sole members are Dr. Bainum, and various trusts for either his benefit or the benefit of his wife or adult children; 978,482 shares owned by Mid Pines, in which Dr. Bainum’s trust is a general partner and has shared voting authority; 6,821,574 shares owned by Realty, in which Dr. Bainum’s trust owns voting stock and has shared voting authority; and 6,595 shares owned by a trust for the benefit of certain of Dr. Bainum's descendants for which Dr. Bainum is the trustee. Dr. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.

10
Includes 1,520,202 shares owned by the Roberta Bainum Declaration of Trust of which Ms. Bainum is the sole trustee and beneficiary. Also includes 1,520,625 shares owned by Sweetwater Holdings, LLC for which she shares voting authority and whose sole members are Ms. Bainum and various trusts for either her benefit or the benefit of her adult children; 978,482 shares owned by Mid Pines, in which Ms. Bainum’s trust is a general partner and has shared voting authority; and 6,821,574 shares owned by Realty, in which Ms. Bainum’s trust owns voting stock and has shared voting authority. Ms. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.

11
The Company is relying on the Schedule 13G, filed on February 14, 2017, by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc., Baron Capital Management, Inc. (“BCM”), Ronald Baron and Baron Growth Fund (“BGF”). According to this filing, BCG beneficially owns 4,912,119 shares, BAMCO, Inc. beneficially owns 4,579,900 shares, BCM beneficially owns 332,219 shares, Ronald Baron beneficially owns 4,961,619 shares and BGF beneficially owns 3,007,500 shares. These reporting persons disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons. The address for the reporting persons is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

12
Realty is controlled and owned by members of the Bainum family, including Stewart Bainum, Jr., Scott Renschler, Barbara Bainum, Bruce Bainum and Roberta Bainum. Realty’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759. Christine A. Shreve is an officer and director of Realty.

13
Includes 2,800 shares owned by Ms. Shreve jointly with her husband; 1,175,000 shares owned by Shadow Holdings, LLC, an LLC whose sole members are Barbara Bainum and trusts for her benefit, for which Ms. Shreve is manager and has shared voting authority; 1,685,061 shares owned by Posadas Holdings, LLC, an LLC whose sole members are Bruce Bainum and various trusts for either his benefit or the benefit of his wife or adult children for which Ms. Shreve is manager and has shared voting authority; 1,520,625 shares owned by Sweetwater Holdings, LLC, an LLC whose sole members are Roberta Bainum and various trusts for either her benefit or the benefit of her adult children for which Ms. Shreve is manager and has shared voting authority; and 6,168 shares owned by trusts for the benefit of Renschler family members for which Ms. Shreve is the trustee. Ms. Shreve’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.

14	For Mr. Joyce, as of March 1, 2017, includes 31,277 shares which, in addition to other assets, are held in an account that contains a personal credit line borrowing feature.

Dear Choice Hotels Shareholders:

Over the past year, our key strategic decisions and a stable economy contributed to the Company’s strong financial and operating performance. Consistent with our pay-for-performance philosophy, this success was reflected in our executive pay outcomes and decisions for our NEOs as follows:

•
Short-term incentives on average paid out at 110% of target based primarily on performance at the following percentages of target: operating income: 112.5%, market share: 70%, and “likelihood to recommend”: 85%.

•
Long-term incentive grants were above the midpoint of the range of potential grant values for stock options, performance-vested restricted stock units (PVRSUs), and restricted stock to achieve the desired targeted level of total compensation and align the leadership team's interests with long-term growth.

•	645 domestic franchise agreements were executed in 2016, providing a deal value that overachieved at 139% of goal.

Each year we hold a shareholder advisory vote on our executive pay program and reach out to our largest shareholders to better understand their perspectives and concerns. In 2016, 99% of shareholder votes cast were in favor of the "Say on Pay" proposal.

In further support of our pay-for-performance philosophy and alignment with shareholder interests, the Company maintains the following best pay and governance practices:

•	A significant majority of pay is performance-based or variable (approximately 82% for the CEO and 69% for the other executives)

•	Realizable pay for the CEO is below the 50th percentile of our peer group companies for the most recent three-year period while total shareholder return was just below the median

•	Pay is aligned with the market of peer group companies in the hospitality industry and companies with franchise business models

•	Pay design features are aimed at risk mitigation and ensuring that pay plans do not create material risks

•	Clawback policy requires recoupment of bonus and long-term incentive compensation paid based on certain subsequently restated financials

•	Guidelines require stock ownership by executives at a targeted multiple of pay

•	Policies generally restrict hedging by employees and directors

•	Pay plans include best practice provisions, such as:

◦	No excise tax gross-ups on severance and change-in-control benefits

◦	No single-trigger vesting of equity awards on a change in control

◦	Dividends are paid on PVRSUs only to the extent the awards vest

•	Independent Compensation Committee makes pay decisions and is advised by an independent compensation consultant

•	For 2017 compensation, 50% of annual long-term incentive awards for all NEOs will be made up of performance vested restricted stock units (PVRSUs)

We value feedback from our shareholders, and we continue to consider shareholder input and market best practices as we design and review our executive pay program to ensure it is appropriate for Choice Hotels and our long-term strategy, and is in the best interests of shareholders.

Yours sincerely,
Ervin R. Shames
Chair, Compensation and Management Development Committee
Lead Independent Director

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A describes our executive compensation philosophy, summarizes the principles of our executive compensation program and analyzes our pay decisions for 2016. It also provides context for the data we present in the compensation tables below.
For purposes of this CD&A and the compensation tables, our NEOs for 2016 are:

Name	Title
Stephen P. Joyce	Chief Executive Officer ("CEO")
Scott E. Oaksmith	Senior Vice President, Finance and Chief Accounting Officer ("Principal Financial Officer")
Patrick S. Pacious	President and Chief Operating Officer ("COO")
David A. Pepper	Chief Development Officer ("CDO")
Simone Wu	Senior Vice President, General Counsel, Corporate Secretary & External Affairs
David L. White	Former Senior Vice President, Former Chief Financial Officer ("CFO")*
*As previously disclosed by the Company in its public filings, Mr. White ceased serving as an executive officer of the Company on June 3, 2016, and his employment with the Company ended on September 21, 2016. However, he is considered an NEO for 2016 under SEC rules. Mr. Dominic Dragisich was appointed Chief Financial Officer effective March 6, 2017. Mr. Dragisich is not an NEO for 2016.

EXECUTIVE SUMMARY
Choice is committed to delivering shareholder value. The core principle of our executive compensation program is pay for performance, which guides our executive compensation decisions. Choice uses a combination of fixed and variable compensation to incent and reward strong performance and to align the interests of our executives with those of the Company’s shareholders. This executive summary provides an overview of our governance practices, 2016 Company performance, pay-for-performance alignment, incentive compensation framework, targeted total direct compensation, and say-on-pay feedback from shareholders.

Pay and Governance Practices

The Company has the following pay and governance practices that reinforce the soundness of our compensation programs:

2016 Company Performance
The Company delivered strong financial and operational performance in 2016. We believe our pay-for-performance philosophy, key strategic efforts and a stable economic environment were primary drivers of our success. Our performance reflects the strength of our executive team and employees and their ability to successfully manage a complex and dynamic business. 2016 highlights include:

Compensation-Related Performance
Our focus on key brand and operational initiatives within a stable business environment enabled us to achieve the following performance goals that were specifically linked to executive compensation:

•
Operating Income: Achieved operating income of $238.9 million ($245.7 million as adjusted by the Committee for certain items as discussed on page 38), exceeding our 2016 corporate operating income target and resulting in an 11% increase over 2015 operating income, as adjusted by the Committee for certain items.

•	Market Share: Achieved 38 basis points above industry average, against a stretch goal of 132 basis points above industry average.

•	Likely-to-Recommend (LTR): Achieved a score of 8.41 against the LTR goal of 8.44.

•
Deal Value and Executed Franchise Contracts (in relation to Mr. Pepper's compensation): Significantly overachieved total deal value at 139% against our 2016 deal value goal and achieved 645 executed domestic franchise contracts against our 2016 goal of 688 contracts.

As a result, short-term incentive payouts to our executives exceeded the target payout for operating income, but were below target payouts for market share and LTR. Mr. Pepper,'s short-term incentive payout exceeded the target for deal value but was below target for the number of executed franchise contracts. See “Short-Term Incentive Compensation” below for more details.

CEO Compensation and Pay-for-Performance Alignment

Each year, the Committee evaluates our CEO’s compensation relative to Company performance. The following graph shows the relationship of our CEO’s realizable pay (including actual total cash compensation and the realizable value of equity awards granted during the three-year period valued at December 31, 2016) and our cumulative shareholder return for the last three years relative to our 2016 peer group companies (see "Compensation Competitive Analysis" below). As illustrated, total shareholder return ("TSR") is slightly below the median and the Company's CEO pay is below the 50th percentile relative to peer group CEO pay.
*The Cumulative Total Shareholder Return numbers assume that the value of the investment in the Company's Common Stock was $100 on December 31, 2013 and track the investment through December 31, 2016.
**Based on availability of information, the above chart uses the time period of 2014 – 2016 for the Company and 2013 – 2015 for the peer group.
***Thomas B. Mangas is excluded from the realizable pay analysis because he began the role of Chief Executive Officer of Starwood Hotels and Resorts Worldwide effective December 31, 2015.

The Committee also assesses the pay positioning of our NEOs as a whole. We have found that the NEO pay rankings align with our one- and three-year TSR percentile rankings as set forth below.

Performance Period	Choice TSR Performance	Choice’s TSR Percentile Rank Among 2016 Peer Group
One-Year	13%	41%
Three-Year	6%	43%

2016 Incentive Compensation Framework

Choice’s executive compensation program links a substantial portion of each executive’s total compensation opportunity to achievement of performance metrics we believe drive shareholder value. In rewarding executives, the Company provides direct accountability for individual, shared and organizational results, ensuring that rewards are commensurate with each executive's contributions to shareholder value. Our performance measurement framework for incentive based pay for our NEOs is summarized below.
*Mr. Pepper's short-term incentive may be leveraged up or down by the Company's actual operating income achievement.
**Mr. Oaksmith's long-term incentive was made up of restricted stock and stock options.
+Of note, for 2017 compensation, 50% of annual long-term incentive awards for all NEOs will be made up of PVRSUs

2016 Targeted Total Direct Compensation Mix

The charts below show the mix of targeted total direct compensation (“TDC”) (base salary, target annual incentive and target long-term incentive) for the CEO and other NEOs in 2016. Consistent with our pay-for-performance philosophy, the largest portion of compensation (approximately 82% for our CEO and on average 69% for our other NEOs other than Mr. White) is variable or performance-based annual and long-term incentives.

2016 Targeted Total Direct Compensation

The Committee determined, based on market data and advice from its independent compensation consultant, Mercer, that the appropriate targeted TDC for our CEO in 2016 was $5,768,000 (base salary: $1,030,000, target annual incentive: $1,030,000 and target long-term incentive: $3,708,000). As shown below, Mr. Joyce’s actual TDC $5,821,272 slightly exceeded targeted TDC primarily due to annual incentive results that reflected strong achievement against operating income targets.

CEO Total Direct Compensation
	Target	Actual
Salary	$1,030,000	$1,027,692
Annual Incentive	$1,030,000	$1,085,526
Long-Term Incentive	$3,708,000	$3,708,054
Total	$5,768,000	$5,821,272

Say-on-Pay Feedback from Shareholders

We conduct an annual shareholder advisory vote on the compensation of our executive officers. In 2016, 99% of votes cast voted in favor of this proposal. This year, we are also conducting our second vote on the frequency of say-on-pay voting, with a recommendation to continue annual advisory voting.

The Committee considers the results of the advisory vote during its annual review of executive compensation. Given the significant level of shareholder support, the Committee concluded that our compensation program continues to provide a competitive pay-for-performance alignment that incentivizes our NEOs to maximize shareholder value and encourages long-term retention. In order to further increase NEO performance-based pay, for 2017 compensation, PVRSUs will make up half of the annual long-term incentive awards.

The Company reaches out to its largest shareholders each year regarding compensation as well as governance matters. The Committee will continue to consider the outcome of our say-on-pay votes and our shareholder views when making future NEO compensation decisions.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Compensation Philosophy

Our executive compensation program and pay decisions are based on the following philosophy established by the Committee:

Emphasize pay for performance, pay competitively and focus on long-term shareholder value creation.

•
Emphasize Pay for Performance. by aligning incentives with short- and long-term strategic objectives. We reward executives who achieve or exceed Company and individual objectives that are designed to drive the organization to execute on our strategy and deliver value to shareholders.

•
Pay Competitively. by ensuring TDC for each executive is aligned with the appropriate competitive market. The compensation opportunity is designed to be competitive with other corporations of similar complexity and global scale in terms of system-wide revenue and market capitalization. Because the executive team is responsible for managing in an extensive system-wide gross room revenue and rapidly changing distribution and e-business environment, paying competitively to similarly complex organizations is of critical importance to recruiting and retaining strong talent.

•
Focus on Long-Term Shareholder Value. by linking executive pay opportunity to the Company's share value. This fosters the long-term focus required for premier performance in the hospitality industry and encourages continued investment in growth. The Company believes that shareholder value will increase through continued growth in the core business, investments in growth opportunities beyond the core, optimization of balance sheet debt levels and risk-adjusted returns of excess capital to shareholders. The execution of this strategy will be achieved through Choice's strong cultural values which drive results through leadership, performance excellence and enterprise-wide accountability.

Compensation Objectives

The Committee considers the following objectives in making compensation decisions for our NEOs and other executives:

Objective	Description
Pay for Performance
Link pay through short- and long-term incentives to corporate, team and individual performance to encourage and reward excellence and outcomes that further the Company's results and enhance shareholder value

Encourage Growth	Encourage the exploration of opportunities in business areas that are complementary to our core hotel franchising business, leverage core competencies and / or add to our franchising business model
Competitive Pay
Assure that compensation relates to performance relative to companies of similar complexity and global scale in terms of system-wide gross room revenue and market capitalization to provide effective incentives and encourage retention

Shareholder Alignment
Align the interests of executives with those of our shareholders through grants of equity-based compensation that, coupled with our stock ownership requirements, encourage significant ongoing equity ownership

Long-Term Focus	Foster long-term focus and continued investment in growth required for premier performance in the hospitality industry through equity incentives that vest over time
Internal Pay Equity	Consider internal pay equity so that the relationship between internal executive pay levels is appropriate
Recruitment and Retention
Enable the recruitment and retention of highly qualified executives able to excel within a complex organization that manages extensive system-wide gross room revenues in a rapidly changing, disruptive distribution environment

COMPENSATION COMPETITIVE ANALYSIS
The Committee considers many factors in determining NEO compensation, including the following:

•	Company culture and philosophy

•	Historical performance of the individual and executive team

•	Importance of the executive’s role in the execution of the Company’s short- and long-term strategic objectives

•	Executive compensation market trends of peer companies in the hospitality, franchise and other related market sectors.

The Committee reviews competitive market data of companies with which we compete in business and/or for talent. Specifically, the Committee reviews data from companies with

1. Revenue comparability (considering franchise system-wide gross room revenue)
2. Business complexity
3. International presence
4. Status as a peer amongst peers (a leader to peers)
5. Technology focus

This market data gives the Committee insight into the range of compensation in the competitive market and a general understanding of marketplace compensation practices and policies. However, the Committee does not use comparative market data to “benchmark” the amount of total compensation or any specific element of compensation.

2016 Peer Group

Choice reevaluates its peer group annually with Mercer's assistance. In 2015, to better reflect the complexity of Choice's business, Mercer assisted the Committee with revising the peer group. For 2016, Choice's peer group was updated to reflect market transactions including company mergers. TripAdvisor, Inc. was added to the peer group for 2016. The Committee believes that this peer group, consisting of a diverse set of companies, including those with a technology focus, suitably matches the Company's increasingly complex business model and business mix, and exemplifies the incentives that the Company plans to use in driving future performance outcomes. Information from the peer group is used as a general reference in evaluating the Company's compensation practices.

*TripAdvisor, Inc. was added to the peer group for 2016. Even though subsequently acquired, Starwood, Strategic Hotels and Orbitz were included in the peer group for 2016 compensation decisions.
+OTA refers to an online travel agency

2016 COMPENSATION
The Company’s executive compensation program consists of four primary components: base salary; short-term cash incentives; long-term equity incentives; and perquisites and other benefits. The table below summarizes the elements of our incentive compensation program.

Incentive Program	Description	Key Features
Short-Term Incentive (Cash)	Motivates and rewards executives for achievement of Company annual financial and operational goals and/or other strategic objectives measured over the fiscal year.	Cash incentive based on achieving annual operating income, market share, LTR and individual performance goals. Total potential payout ranges from 0% - 200% of target.
Long-Term Incentive (Equity)
Through a combination of equity vehicles, creates linkage to share value appreciation and alignment with shareholders.

Motivates and rewards executives for sustaining long-term financial and operational performance that increases the value of our brands and shareholder value.

Encourages continued employment through multi-year vesting periods.

Share ownership and holding requirements align the financial interests of our executives with the financial interests of our shareholders.

Grants may vary from annual guidelines based on several factors including, among other things, individual performance, retention, competitive market, and strategic alignment.

Stock Options: Option awards vest ratably over 4 years and expire 7 years from the grant date. The exercise price is equal to the closing price of Choice Common Stock on the date of grant.

RSs: Service-based Restricted Stock (“RS”) vests 25% per year over 4 years.

PVRSUs: PVRSU grants focus executives on achieving specific targeted objectives. PVRSUs are payable in stock and vest based on the achievement of performance goals over a 3-year period.

Base Salary

We believe the primary purpose of base salaries is to provide a level of fixed compensation that is competitive to attract and retain highly qualified executives. The table below reflects the change in each NEO’s salary from 2015 to 2016:

Named Executive Officer	2016 Increase	Base Salary as of 12/31/16 ($)
Joyce	3.0%	1,030,000
Oaksmith	19.0%	325,000
Pacious	27.2%	700,000
Pepper	3.0%	489,250
Wu	9.0%	425,000
White	11.7%	525,000

The Committee believes that each of these increases was consistent with the performance results the executive delivered to Choice as well as the competitive environment for executive talent as follows:

•	Mr. Pacious' salary was significantly increased primarily in recognition of his promotion to President and Chief Operating Officer.

•	Mr. Oaksmith's salary was significantly increased primarily in recognition of his promotion to Senior Vice President, Finance and Chief Accounting Officer.

•	Mr. White's 11.7% increase and Ms. Wu's 9.0% increase reflect the competitive marketplace for their positions.

Short-Term Incentive Compensation

The Company has established the Choice Hotels International, Inc. Executive Incentive Compensation Plan (the “EICP”), an umbrella plan establishing the maximum performance-based incentive payout for tax purposes. The Company's Management Incentive Plan (“MIP”) is a cash bonus program through which operating and individual objectives are set.
Short-Term Incentive Target Opportunities

Under these plans, each NEO has a target incentive opportunity equal to a percentage of the NEO’s base salary. The target percentage remained the same compared to 2015 for all NEOs other than Mr. Pacious and Mr. White. For Mr. Pacious, the percentage change (from 75% to 100%) reflected the increase in the scope and importance of his strategic role within the organization given his promotion to President and Chief Operating Officer. For Mr. White, the increase (from 60% to 70%) was part of a market alignment of his total cash compensation as CFO. There was also a change to Mr. Pepper's threshold percentage (43.0% to 48.3%) and maximum percentage (unlimited to 245.3%) corresponding with annual MIP Plan renewal.
The threshold, target and maximum incentive levels for each of the NEOs for 2016 were:

Bonus as a Percentage of Salary

Named Executive Officer	Threshold	Target	Maximum
Joyce	50.0%	100.0%	200.0%
Oaksmith	20.0%	40.0%	80.0%
Pacious	50.0%	100.0%	200.0%
Pepper	48.3%	65.0%	245.3%
Wu	25.0%	50.0%	100.0%
White	35.0%	70.0%	140.0%

Short-Term Incentive Performance Goals

Performance Metric	Why Goal is Used
Operating Income	Operating income heightens the focus on driving profitable operational revenue growth.
Market Share
Market share is the primary measure of how the Company is performing against competitors in growing our system size as well as our growth relative to our competitive index. Increasing market share drives financial performance.

Likelihood to Recommend (LTR)
LTR is the primary measure of customer satisfaction. LTR demonstrates value to our customers and allows us to demonstrate the value proposition of our brands to our franchisees to sell more franchises.

Individual Performance	Individual performance goals allow us to measure performance against strategic goals and departmental objectives of the executive and the executive's team.
Executed Franchise Agreements	Executed franchise agreements is the primary measure of growth of the Choice system size and market share.
Deal Value	Deal value drives the value to the Company over the term of each new franchise contract which impacts operating income today and in the future.

Performance Measure Weightings
NEO	Operating Income	Market Share	Likelihood to Recommend (LTR)	Individual Performance	Executed Franchise Agreements	Deal Value
Joyce	80%	10%	10%
Oaksmith	60%			40%
Pacious	70%	10%	10%	10%
Pepper					70%	30%
Wu	70%	10%	10%	10%
White	70%	10%	10%	10%

Operating Income
The operating income target of $241.1 million for the 2016 MIP payout was recommended to the Committee by

Mr. Joyce and approved in February 2016 based on the Company’s Board-approved 2016 business plan. The 2016 MIP was structured to pay the target bonus for each NEO upon achievement of the operating income target for the year and to pay a corresponding percentage of the target incentive for operating income performance above or below the target. For purposes of our incentive compensation, operating income is calculated in accordance with generally accepted accounting principles ("GAAP"), then adjusted by the Committee based on approved exceptions.
Because the operating income objective was the most heavily weighted factor for determining the actual MIP payout, the level of achievement against the operating income target relative to the NEO's target incentive opportunity was the primary driver of their annual incentive payout for the year. This is true for all NEOs other than Mr. Pepper, whose MIP payout is based primarily on the number of executed franchise contracts and the cumulative deal value of these contracts, leveraged by operating income.
Operating Income Results
The Company achieved operating income of $238.9 million in 2016. Under the MIP, operating income achievement may be adjusted at the discretion of the Committee for certain non-recurring items. After the adjustments discussed below, operating income for purposes of determining 2016 incentives was $245.7 million. The resulting payout was 112.5% of the target.
Operating Income Adjustments
In February 2017, the Committee approved four adjustments in calculating operating income for purposes of 2016 MIP. Operating income was increased by $1.5 million related to mark-to-market gains from non-qualified deferred compensation plan assets resulting from financial market performance outside of management's control, and increased by $2.2 million for M&A initiative diligence spending in excess of $1 million. Operating income was decreased by $0.3 million for the SkyTouch operating budget variance and decreased by $0.4 million for a gain on sale of land classified as operating income for GAAP purposes but excluded for bonus purposes.

In addition, in December 2008, the Committee approved standing MIP adjustments related to costs required to be accounted for in accordance with (i) Accounting Standards Codification (“ASC”) No. 712–“Compensation – Nonretirement Postemployment Benefits” and (ii) ASC No. 420–“Exit or Disposal Cost Obligations.” For 2016, the benefit to operating income attributable to the MIP standing adjustments was approximately $3.7 million.
Market Share and LTR
For 2016, the NEOs (other than Mr. Pepper and Mr. Oaksmith as discussed below) and other senior executives received two shared performance objectives associated with goals related to the Company’s market share and LTR (likelihood to recommend) ratings of the Company’s hotel portfolio. These objectives were also used in prior years and are a reflection of overall performance of the Company. Mr. Joyce’s performance objectives for 2016 consisted exclusively of the executive team’s shared objectives. For the other NEOs (other than Mr. Pepper and Mr. Oaksmith), the shared objectives were accompanied by specific individual or department objectives.
For 2016 annual incentive payments, the shared objectives related to:

•	Market share: Market share achievement was determined based on the projected total lodging industry supply growth.

•	LTR: LTR for equity brands was measured as the average ratings provided on the 10-point scale via the Guest Insight Systems survey administered by a third-party vendor.
Performance in 2016 against operating income, market share and LTR is captured in the chart below:

Criteria	Operating Income	Market Share*	Likelihood to Recommend (LTR)
Target	$241.1M	Grow domestic unit market share by +132 basis points in comparison to industry growth	8.44 for signature brands (Cambria Suites, Comfort Inn, Comfort Suites and Sleep Inn)
Actual	$245.7M as adjusted	1.65% net unit growth for Choice vs. 1.27% net unit growth for the U.S.	8.41
Achievement	102.0%	Under-performed; +38 basis points faster than the industry average	3 basis points below plan (99.6% of goal)
Payout Percentage	112.5%	70%	85%
*To arrive at market share for the Company and industry, Choice calculates the net number of hotel properties added to the Choice Hotels system at year-end 2016 compared to the total number of units at year-end 2015 as reported in the Choice Hotels Inns & Operating Report and the total number of open hotel units in the U.S. at year-end December 2016 versus the reported number of open units at year-end December 2015 as measured by the third-party firm Smith Travel Research.
Individual / Department Performance
For Messrs. Oaksmith, Pacious, White and Ms. Wu, a component of their short-term payout reflects individual and / or department objectives and their short-term incentive may be adjusted based on an assessment of their performance against pre-determined individual and / or department objectives. These performance objectives, where applicable, are based in part on a qualitative evaluation of performance, but also include quantifiable measures such as RevPAR (revenue per available room) improvement, CRS (central reservation system) contribution, Choice Privileges contribution, corporate room nights, or other relevant measures.
Performance objectives are determined at the beginning of the year based on the role of the individual in the organization and each component is assigned a weighting. The Committee assesses performance against objectives and assigns payouts.

Short-Term Incentive Payouts
The following table details the weightings and 2016 payouts attributed to each performance measure for each NEO.

NEO	Operating Income ($)		Market Share ($)		Likelihood to Recommend (LTR) ($)		Individual /Department Objectives ($)		Franchise Agreements / Deal Value ($)
Joyce	80%	926,041	10%	72,025	10%	87,460	—%	—	—%	—
Oaksmith	60%	79,389	—%	—	—%	—	40%	58,807	—%	—
Pacious	70%	526,732	10%	46,821	10%	56,854	10%	76,920	—%	—
Pepper *	—%	—	—%	—	—%	—	—%	—	100%	366,146
Wu	70%	166,854	10%	14,831	10%	18,010	10%	24,790	—%	—
White	70%	288,240	10%	25,621	10%	31,112	10%	36,602	—%	—

* Mr. Pepper's short-term incentive payout was 70% weighted based on achievement of executed franchise sales contracts in 2016; subject to operating income leverage up to the target incentive opportunity; and 30% weighted based on deal values; see further description below.

Franchise Agreements and Deal Value - Pepper
Mr. Pepper is covered under an Executive Sales MIP intended to drive high-value franchise contract sales. The plan was designed to deliver his target MIP payment (65% of base salary) upon achievement of a targeted number of executed franchise agreements and aggregate deal value during 2016. The amount payable under the MIP is leveraged to increase performance payout for results above the sales targets and decrease payout for results below the sales targets. The target payout may be further adjusted up or down based on overall Company operating income performance, similar to the other executive officers.
The Company is not disclosing the executed franchise agreements and the cumulative deal value targets because we believe such disclosure would cause us competitive harm. As a franchise company focused on growing our brands in a very competitive market for sales talent, the disclosure of goals for our major business development executive would allow competitors to know the details of

Mr. Pepper's compensation structure and reveal his potential earnings. In addition, revealing targets and comparing them year over year would give competitors great insight into the Company’s growth strategy.

During 2016, the development team under the leadership of Mr. Pepper delivered 645 executed "domestic" franchise agreements covering the U.S., the Caribbean, and for certain brands, Canada, against a goal of 688 executed contracts. Further, within the franchise agreement goal, Mr. Pepper had minimum goals for certain Choice brands. Because minimums for certain brands were not met, the portion of Mr. Pepper's bonus related to executed deals was reduced by 8%. Although Mr. Pepper did not meet the target number of contracts, Mr. Pepper over delivered on total deal value at 139% against our 2016 plan deal value goal. Mr. Pepper's actual incentive is also leveraged based on the Company's operating income performance (112.5%). Based on overall achievement, Mr. Pepper earned a total cash bonus of $366,146.

Long-Term Incentive Compensation

Long-term equity incentive compensation is the largest component of total compensation for our NEOs. Linking the greatest portion of total compensation to long-term objectives aligns executives’ interests with the interests of shareholders. Also, the Committee believes this strategy focuses executives on addressing the potential risks facing the business through managing with a long-term perspective. To strengthen the tie between executive compensation and the Company’s performance, each executive’s targeted and actual pay mix may vary by position, with those having a greater impact on performance / operations generally having more pay at risk in the form of long-term incentives.

In 2015, Choice rebalanced its long-term compensation award mix and re-introduced PVRSUs equal to 25% of long-term compensation awards. The stock option component of our long-term compensation program remained strong (50%) in order to focus on the long-term vision needed to deliver on our accelerated growth strategy. The 2016 mix of components remained the same as 2015.
To further enhance our performance-based pay, for 2017 50% of annual long-term incentive awards for all NEOs will be made up of PVRSUs.

Long-Term Incentive Target Opportunity
For all NEOs other than Mr. Oaksmith, the Committee approved awards of stock options, PVRSUs and service-based RS, at 50%, 25% and 25% of the total value of the grant, respectively. This mix provides 75% performance-based alignment through stock options and PVRSUs. The RS ensures that 25% of the award is focused on retention. For Mr. Oaksmith, the Committee approved an award of stock options and RS; PVRSUs were not awarded under his prior position's LTI program.
Equity Grant Policies
The value of the long-term incentive opportunity granted to each NEO in 2016 was determined based on an established multiple of the NEO’s base salary. Each NEO’s multiple was established based on a combination of the executive's performance, the criticality of the role within the organization in achieving the long-term strategic plan of the organization and the competitive market.
The Committee uses discretion to determine the value of the equity award to be granted within a target range. The following table sets forth the equity award grant value and base salary for each NEO as of December 31, 2016:

Named Executive Officer	Base Salary ($)	Target Range Grant Value Multiple as a Percentage of Salary	2016 Equity Award Grant Date Fair Value ($)
Joyce	1,030,000	288% - 432%	3,708,054
Oaksmith*	325,000	25% - 75%	650,049
Pacious*	700,000	160% - 240%	3,250,113
Pepper	489,250	125% - 175%	712,006
Wu	425,000	75% - 125%	390,046
White	525,000	125% - 175%	705,007
* Mr. Oaksmith's 2016 equity award grant date fair value includes an additional RS grant of $500,023 and Mr. Pacious' 2016 equity award includes an additional PVRSU grant valued at $2,000,018, each in recognition of their respective promotions.

In February 2016, Mr. Joyce's target range award value for 2016 compensation increased from 300% - 340% to 288% - 432% and Mr. Pacious' target range award value for 2016 compensation increased from 140% - 210% to 160% - 240% in conjunction with Mr. Pacious' promotion to President.

On May 19, 2016, upon his promotion to President and COO, Mr. Pacious was awarded a one-time PVRSU grant with a targeted value of $2,000,018 on the grant date of which 50% would vest on January 1, 2019 and the remaining 50% would vest on January 1, 2020, in each case assuming that applicable performance targets are met.
On December 15, 2016, Mr. Oaksmith was awarded a one-time RS grant of $500,023 in connection with his promotion to Senior Vice President, Finance and Chief Accounting Officer. These shares promote retention and will vest 100% on the third anniversary of the grant date.

Long-Term Incentive Grant
After reviewing the target range for each executive, Mr. Joyce recommended that each of the NEOs (other than himself) should receive 2016 equity awards valued above the midpoint level of the range of potential grant values for each type of award. He recommended this to achieve the targeted level of total compensation and align the leadership team's interests with long-term growth.
The following chart shows the actual stock options, PVRSUs and RS granted to each NEO as part of the Company’s annual equity grant process:

Name	# of Options		# of PVRSU (1)		# of Restricted Stock (2)
	Grant Based on Black Scholes of		Grant Based on FMV of		Grant Based on FMV of		TOTAL GRANT*
	$9.30		$51.49		$51.49
							Value ($)
	Shares	Value ($)	Shares	Value ($)	Shares	Value ($)
Joyce, Stephen P	199,355	1,854,002	18,004	927,026	18,004	927,026	3,708,054
Oaksmith, Scott	8,065	75,005	—	—	10,499	575,044	650,049
Pacious, Patrick S	67,205	625,007	50,594	2,312,562	6,070	312,544	3,250,113
Pepper, David A	38,280	356,004	3,457	178,001	3,457	178,001	712,006
Wu, Simone	20,968	195,002	1,894	97,522	1,894	97,522	390,046
White, David L	37,904	352,507	3,423	176,250	3,423	176,250	705,007
(1) Mr. Pacious received two PVRSU grants in 2016: 6,070 shares at a FMV of $51.49 on February 26, 2016 and 44,524 shares at a FMV of $44.92 on May 19, 2016.
(2) Mr. Oaksmith received two RS grants in 2016: 1,457 shares at a FMV of $51.49 on February 26, 2016 and 9,042 shares at a FMV of $55.30 on December 15, 2016.

*For additional information on equity award values for each NEO in 2016, see the Grants of Plan-Based Awards Table.

The number of shares subject to the stock option portion of the equity award granted to each officer is based on the Black Scholes option-pricing model. See the preamble to the Grants of Plan-Based Awards Table for more information on how the Company determines the actual number of shares subject to each type of equity award.

Grants - PVRSUs
In relation to PVRSUs previously awarded under the long-term incentive program, performance achievement levels relative to threshold, target and maximum are established at the beginning of the performance period, as well as the corresponding percentage of the target grant that will be earned at each achievement level. As a result, the number of PVRSUs that actually vest during any performance period may range from 0% to 250% of the initial grant, based on cumulative EPS performance as compared to targeted EPS for the period as well as certain other measures. The charts below provide the performance achievement levels and the corresponding vesting percent at that achievement level.

Grants - 2016 and 2015 PVRSU Grants (All NEOs except Mr. Oaksmith)
The chart below provides the performance achievement levels and the corresponding vesting percent, applicable at that achievement level.

Criteria	Below Threshold	Threshold	Target	Maximum
Performance Achievement	<90%	90%	100%	120%
Corresponding Vesting Result	0%	50%	100%	200%
The 2016 PVRSUs granted to all NEOs other than Mr. Oaksmith cover the performance period of 2016 through 2018 and will vest, if earned, on February 26, 2019.
The 2015 PVRSUs granted to all NEOs other than Mr Oaksmith cover the performance period of 2015 through 2017 and will vest, if earned, on February 27, 2018.

Grants - Pepper 2015 PVRSU

In addition to the PVRSU grants awarded to the NEOs other than Mr Oaksmith in February, the Company granted a PVRSU in May 2015 to Mr. Pepper in connection with his promotion to Chief Development Officer. This PVRSU grant was focused on achieving certain strategic objectives related to cumulative sales growth for the performance period of 2015 through 2017 and will vest, if earned, on January 2, 2019.
The chart below provides the performance achievement levels and the corresponding vesting percent, applicable at that achievement level.
Pepper May 2015 PVRSU (2015-2017)

Criteria	Below Threshold	Threshold	Target	Maximum
Performance Achievement	<50%	50%	100%	160%
Corresponding Vesting Result	0%	50%	100%	160%

Grants - Pepper 2014 PVRSUs
Because the Committee decided to use stock options and RS rather than PVRSUs to award long-term compensation, in 2014 there were no PVRSU grants awarded, except Mr. Pepper's special grants discussed below.
Pepper 2014 PVRSU I - Royalties - (2014-2016)

Criteria	Below Threshold	Threshold	Target	Maximum
Performance Achievement	<100%	100%	100%	107%
Corresponding Vesting Result	0%	100%	100%	200%
Pepper 2014 PVRSU II - Rooms - (2014-2016)

Criteria	Below Threshold	Threshold	Target	Maximum
Performance Achievement	<100%	100%	100%	117%
Corresponding Vesting Result	0%	100%	100%	250%
The 2014 PVRSUs granted to Mr. Pepper cover the performance period of 2014 through 2016 and will vest, if earned, on March 26, 2017.
A capital performance multiplier is part of the PVRSU calculation for Mr. Pepper, providing Mr. Pepper with additional income if he is able to reach his goal while maintaining certain capital levels. For Mr. Pepper's PVRSU II, the maximum 250% vesting result assumes the Cambria room goal top tier is reached and the maximum capital performance multiplier is achieved. The growth of the Cambria brand was measured by number of rooms open and operating as of December 31, 2016.
In determining the cumulative EPS target for the prior performance periods, the Committee approved management’s recommendation based on the Company’s projected target growth under our strategic plan over the relevant time period. The Committee believes that the approved EPS targets are consistent with the Committee’s goal of making PVRSU EPS targets challenging, but achievable.

Grants - Joyce PBRSU (2012 - 2016)

In May 2012, the Company granted Mr. Joyce a PBRSU award in connection with the negotiation and execution of his five-year contract extension. The performance targets for these PBRSUs were significantly higher than the stretch plan. At 100% of the performance target, Mr. Joyce would receive $2,000,023 worth of stock as measured at the time of the grant.

The Company did not meet the aggressive threshold goals for either the 2012-2015 performance period or the 2012-2016 PBRSU performance periods. Based on the target number of shares underlying the PBRSU award and the stock price as of December 30, 2016, this results in the forfeiture of $3,107,020 worth of stock for Mr. Joyce.

Long-Term Incentive Performance Results
Performance Results - PVRSUs Vested in 2016
PVRSUs granted in 2013 with a three-year performance period (2013 through 2015) paid out below target (50%) due to a decision to invest in the development and launch of SkyTouch as well as the decision to invest in the Company's accelerated growth strategy for its Comfort and Cambria brands. The expenses associated with such investment resulted in lower than expected EPS performance.

Performance Period	EPS Performance
2015	81%
2014	95%
2013	97%
Cumulative	90%

The EPS target was $6.91 for the performance period 2013 - 2015. The actual three-year cumulative EPS applicable to these PVRSUs was $6.23, reflecting 90% of target and a payout of 50% of target.
Performance Results - PVRSUs Vested in 2017
Mr. Pepper's 2014 PVRSU I and PVRSU II grants for the performance period 2014 - 2016 were scheduled to vest in March 2017. The minimum threshold goal, in excess of 7% three-year compounded annual growth rate for PVRSU I in relation to royalties, was significantly exceeded, and PVRSU I vested with 175% leveraging. The minimum threshold goal, of 6,000 rooms open and operating as of December 31, 2016 in relation to Cambria Suites, was not met for PVRSU II, so no PVRSUs vested for that grant.

OTHER BENEFIT PROGRAMS AND POLICIES

Other Executive Benefits

Perquisite Allowance
The Company maintains a Flexible Perquisites Plan to enhance our ability to recruit and retain key executives. The plan design and prevalence of benefits are reviewed annually against our peer group and are consistent with market practice within the peer group.
Under the Company’s Flexible Perquisites Plan, each NEO and certain other executives are eligible to receive an aggregate amount that may be used by the executive officer for reimbursement for any of the following benefits: financial and estate planning, legal services, supplemental life insurance premiums, club membership dues, certain health care and fitness expenses and child care expenses. The reimbursement amount for each NEO is based on the executive’s title, role within the organization and scope of responsibilities. These reimbursements represent taxable income to the executive. The executive is responsible for paying any associated tax on amounts reimbursed under the Flexible Perquisites Plan and no tax gross-up is provided. If an executive incurs reimbursable costs that are less than the aggregate reimbursable amount, any remaining allowance is forfeited and cannot be carried forward to the next year. We believe the Company's cost to provide this Plan is minimal compared to the recruitment and retention value the program offers in competing for talent.
In 2016, the aggregate amount of reimbursement available to each NEO under the Flexible Perquisites Plan was as set forth below. For actual amounts reimbursed to each NEO, see the All Other Compensation column of the Summary Compensation Table.

Officer	2016 Eligible Reimbursement ($)
Joyce	31,800
Oaksmith	8,000
Pacious	15,000
Pepper	15,000
Wu	15,000
White	15,000
Stay at Choice and Other Benefits
Through the Stay at Choice program, the Company seeks to further our senior executives' use of our hotels when traveling on personal matters. The Company offers officers and directors reimbursements for nightly room charges when staying at the Company’s franchised properties for non-business related travel. There is no limit on an executive’s use of this plan during the year as they are a valuable source of input and feedback with regard to the value and consistency of our product. The Company pays the tax and gross-up associated with using the Stay at Choice program.
Under his employment agreement, Mr. Joyce is eligible for the personal use of the Company aircraft for up to 40 flight hours per year. The Company does not provide a tax gross-up on this benefit.
For the aggregate cost to the Company of each of the perquisites or other benefits described above, see the All Other Compensation column of the Summary Compensation Table.

Non-Qualified Deferred Compensation Plan

NEOs are eligible to defer their base salary, annual cash incentive and long-term incentive plan distribution. Deferrals are always 100% vested. The non-qualified plan provides the NEOs with a long-term capital accumulation opportunity through a range of investment opportunities designed to comply with section 409A of the Internal Revenue Code (the "Code").
We provide the non-qualified plans due to the regulatory limits on the amount of compensation that can be contributed to qualified retirement plans in any given year.

We believe these limits leave higher-paid executives without competitive retirement income replacement and that non-qualified plans are a vital part of an executive’s financial planning to bridge the divide between Social Security and retirement income.
For more information on these plans, see the All Other Compensation column of the Summary Compensation Table below, and the Non-Qualified Deferred Compensation Table below.

Executive Share Ownership and Holding Requirements

Our Executive Share Ownership Guidelines are intended to align the interests and actions of executives with the interests of shareholders and promote our longstanding commitment to sound corporate governance.
Under the guidelines, each NEO must attain ownership of qualifying shares with a market value equal to a multiple of the executive’s then-current base salary within five years after first becoming a covered executive.
As of December 31, 2016, each NEO holds more than two times the required share ownership.

The chart below details the required market value for each category of executive officer

Category	Required Ownership as a Multiple of Salary
Chief Executive Officer - Joyce	5x
Category 1 - White, Pacious	3x
Category 2 - Wu, Pepper	2x
Category 3 - Oaksmith	1.5x
Stock ownership counting toward satisfaction of the guidelines includes:

•	Stock purchased on the open market;

•	Stock obtained through stock option exercises;

•	Restricted stock issued by Choice, including time-based restricted stock, performance vested restricted stock and performance-based restricted stock, as long as the stock is continuously held; and

•	Stock beneficially owned in trust or by immediate family members residing in the same household.

If an executive does not attain the ownership levels within the five-year period, and thereafter maintain the ownership levels, the Committee may:

•	Require that the transfer of up to fifty percent (50%) of the executive’s MIP be paid in the form of Choice stock and/or adjust the amount or composition of any future cash or equity compensation;

•	Restrict the executive from selling or otherwise disposing of Choice stock;

•	Forego the future grant of any equity awards to the executive; or

•	Take any other actions reasonably designed to assist or enable the executive to satisfy the guidelines.
In addition, the NEOs must meet specified exemption criteria or obtain permission before selling stock that would result in their holdings dropping below the guideline requirements.

Hedging and Pledging Transactions

In February 2017, the Board amended the Company’s Insider Trading Policy to prohibit all employees (including NEOs) and directors from engaging in hedging transactions involving Company stock, such as prepaid variable forwards, equity swaps, collars and exchange funds.
In connection with this amendment to the Insider Trading Policy, the Board approved a limited exception to the policy for certain shares owned by directors that are members of the Bainum family - the Company’s founding family who currently collectively beneficially own approximately 39.8% of the Company’s outstanding shares. The exception provides that Choice securities indirectly held by a director that is a Bainum family member are not subject to the hedging policy so long as the relevant Choice securities (1) were not received as compensation by an individual director and (2) are held by an entity in which the Bainum family director does not own a majority of the overall economic interest. In approving this limited exception to the hedging policy, the Board took into account the purpose of the Insider Trading Policy (which includes the hedging policy), namely, to govern actions of the Company employees, officers and directors, while recognizing the multiple existing ownership structures and vehicles (such as holding companies and trusts) pursuant to which one or more members of the Bainum family, the significant majority of whom are not directors of the Company, indirectly own shares of the Company.
The Insider Trading Policy also prohibits directors and Section 16 officers from pledging shares without prior approval of the General Counsel.

Executive Compensation Recovery "Clawback" Policy

The Company's Recoupment Policy (the “Clawback Policy”) gives the Committee the right to require the Company’s senior executives, including the NEOs, to pay back previous MIP distributions in the event that the Company materially restates its financial results as a consequence of significant noncompliance with financial reporting requirements. Equity awards granted after January 1, 2016 are also subject to recoupment.

Severance and Change in Control Arrangements

Each of the NEOs is entitled to receive various payments and continued benefits upon various triggering events. For Mr. Joyce, these arrangements are set forth in an employment agreement and for each of Ms. Wu and Messrs. White and Pacious, they are set forth in a non-competition, non-solicitation and severance benefit agreement. For Mr. Pepper and Mr. Oaksmith, these arrangements are prescribed by the Choice Hotels International Severance Benefit Plan that is generally applicable to all of the Company’s employees who do not otherwise have an employment agreement or severance agreement with the Company.
The terms of the severance provisions and benefits in each of these agreements and the Choice Severance Benefit Plan were based on what the Committee believed was competitive with market at the time of adoption. In addition, Mr. Joyce’s employment agreement was based on contract renewal negotiation, with the Committee giving due consideration to market terms.
In May 2012, the Company entered into an amended and restated employment agreement with Mr. Joyce, the terms of which were based on arms-length negotiations.  Mr. Joyce’s employment agreement contains severance benefits following constructive termination and termination following a change in control.
The Company and each of Ms. Wu and Mr. Pacious are parties to an executive non-competition, non-solicitation and severance benefit agreement. The Committee believes that the severance, non-competition and non-solicitation provisions are typical within the hospitality and franchise industry and are reasonable and enforceable. Each of these agreements provides for 70 weeks of severance and termination benefits in the event of termination without cause or constructive termination, or for severance payments upon termination of the executive following a change in control (based on a “double trigger”) equal to a lump sum payment of 200% of his or her base salary plus 200% of his or her annual bonus. These agreements do not provide for gross-up payments for excise tax.
For Mr. Pepper and Mr. Oaksmith, who do not have a severance agreement or a written employment agreement that contains a severance provision, severance is determined in accordance with the Choice Severance Benefit Plan that is generally applicable to all employees of the Company. The Severance Benefit Plan’s severance benefit level for executives at or above Mr. Pepper’s and Mr. Oaksmith's level is generally five weeks of severance pay for each year of service subject to a minimum and a cap, where the termination is not in connection with a change in control. For a termination following a change in control, the plan provides for severance payments equal to 200% of the executive’s base salary plus 200% of his annual bonus.
Mr. Joyce’s employment agreement, the severance benefit agreements with Ms. Wu and Mr. Pacious, and the Severance Benefit Plan for Mr. Pepper and Mr. Oaksmith contain provisions granting severance payments upon termination following a change in control. These provisions were adopted to ensure that these executives will not be tempted to act in their own interests rather than the interests of the Company’s shareholders in the event the Company is considering a change in control transaction. These executives may lose their ability to influence the Company’s performance after a change in control and may not be in a position to earn incentive awards or vest in equity awards, and thus might be biased against such a transaction. The Committee believes these provisions ensure executives who are unexpectedly terminated for reasons outside of their control are appropriately compensated for a limited period of time following termination.
For a more detailed discussion of the arrangements applicable to each NEO, including an estimated quantification of the benefits payable to each officer assuming a termination event as of December 31, 2016, see the Potential Payments Upon Termination or Change of Control section below.

Compensation Risk Mitigation

In 2016, the Committee reviewed the Company’s incentive plans, compensation programs and practices, and the processes for implementing these programs to determine whether any risks arising from our compensation policies and practices for our NEOs and other employees could create risks that are reasonably likely to have a material adverse effect on the Company. In conducting this review, the Committee considered analysis performed by Mercer, an independent compensation consulting firm, with regard to the Company’s compensation policies and practices.

The factors considered by the Committee include:

•
the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

•	our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

•	how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short and long term;

•	our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

•	material adjustments that we have made to our compensation policies and practices as a result of changes in our risk profile.

The Committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because (i) the performance goals relate directly to the business plan approved by the Board, (ii) the Company has ownership requirements, restrictions on hedging, restrictions on pledging of securities by directors and Section 16 officers and a clawback policy and (iii) there is an appropriate balance between our annual incentives and long-term incentives, with a particular emphasis on long-term value creation for our executives that aligns with shareholder value creation.

Based on this review, the Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION DECISION-MAKING PROCESS

Role of the Compensation and Management Development Committee

The Committee establishes the Company’s compensation principles that guide the design of compensation plans and programs for our executive officers. The Committee is charged with setting and implementing the compensation of the Company's executive officers as well as monitoring their development and succession planning. In carrying out its responsibilities, the Committee endeavors to achieve and maintain an executive compensation package that is both fair and competitive in furtherance of the Company’s goals, including increasing shareholder value.
As part of its responsibility and oversight, the Committee reviews corporate goals and objectives relevant to CEO compensation, evaluates performance in light of those goals and objectives and recommends CEO compensation based on this evaluation to the Board for approval. With regard to the other NEOs, the Committee reviews and approves changes to base salary, annual and long-term incentive plan performance targets and the achievement against those goals, and equity-based compensation design, delivery and value. In addition, the Committee reviews and approves all compensation-related agreements, including employment agreements, severance and change-of-control arrangements and any other special supplemental compensation and/or benefits for executive officers, except for the CEO for which the Committee makes a recommendation to the Board for approval. The Committee also engages in a risk assessment.
The Compensation Committee has delegated limited authority to our Stock Compensation Committee, currently consisting of Mr. Joyce, to make equity awards to employees at the vice president level or lower solely for the purpose of promotion, retention, or new hire. No individual award may exceed $250,000 in value.
Role of the Independent Compensation Consultant

The Committee has authority to retain outside compensation consultants and advisors to assist the Committee. The Committee is directly responsible for the appointment, compensation and oversight of the Compensation Consultant. The Compensation Consultant reports directly to the Committee and pursuant to the Committee's instructions, works with management to compile information and gain an understanding of the

Company and any issues for consideration by the Committee.
The Committee currently retains Mercer to review market trends and advise the Committee regarding executive compensation matters. For a full description of Mercer's role in advising the Committee, see Committees of the Board above.
Role of Management

In conjunction with the Committee Chairman, management prepares and presents specific compensation proposals to the Committee for consideration as follows:

•	The CEO may make recommendations to the Committee with regard to the assessment of individual executive officer performance (other than his own) and corresponding compensation actions.

•	The CEO and Chief Human Resources Officer may make recommendations with regard to incentive and other benefits plan design and delivery.

•	The CEO and Chief Human Resources Officer may make recommendations with regard to financial and non-financial targets under our annual incentive plan and our PVRSU awards.
At the direction of the Chairman of the Committee, management prepares and distributes to Committee members agendas, meeting materials and Company data in preparation for Committee meetings. The NEOs do not play a role in their own individual compensation determinations, other than discussing individual performance objectives with the CEO.

BOARD COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
Recommendation
The Compensation and Management Development Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Ervin R. Shames, Chairman
William L. Jews
Gordon A. Smith
John P. Tague

SUMMARY COMPENSATION TABLE
The following table summarizes total compensation paid or earned by each of the Named Executive Officers for the years ended December 31, 2016, 2015 and 2014:

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Preferred Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Stephen P. Joyce	2016	1,027,692	—	1,854,052	1,854,002	1,085,526	29,875	167,202	6,018,349
Chief Executive Officer	2015	998,462	249,970	1,600,078	1,600,007	1,065,000	35,227	158,083	5,706,827
	2014	958,846	292,578	833,340	1,666,671	1,302,610	29,137	233,871	5,317,053
Scott E. Oaksmith (7)	2016	305,008	—	575,044	75,005	138,195	—	33,970	1,127,222
Senior Vice President, Finance and
Chief Accounting Officer
Patrick S. Pacious	2016	662,531	—	2,625,106	625,007	707,327	6,304	128,958	4,755,233
President and	2015	549,142	67,498	577,578	577,510	450,984	7,433	136,186	2,366,331
Chief Operating Officer	2014	515,343	72,426	316,668	633,338	518,100	6,147	78,315	2,140,337
David A. Pepper	2016	488,154	—	356,002	356,004	379,346	112,847	62,659	1,755,012
Chief Development	2015	432,231	32,992	1,250,124	250,005	275,391	133,061	53,908	2,427,712
Officer	2014	352,116	46,555	495,061	240,001	178,556	110,058	43,295	1,465,642
Simone Wu	2016	422,308	—	195,044	195,002	224,485	—	53,036	1,089,875
Senior Vice President,	2015	389,038	32,992	200,058	200,012	211,088	—	64,049	1,097,237
General Counsel, Corporate Secretary & External Affairs	2014	363,839	—	633,370	266,673	244,404	—	41,329	1,549,615
David L. White (7)	2016	520,769	—	352,500	352,507	381,575	32,584	117,155	1,757,090
Former Senior Vice President,	2015	468,462	45,013	362,540	362,507	306,675	38,421	88,379	1,671,997
Former Chief Financial Officer	2014	413,000	61,428	233,375	466,675	337,707	31,779	78,414	1,622,378

(1)
Values reflect base salary actually received by each Named Executive Officer in the years presented, which depending on the position of pay periods within a calendar year, may not equal a Named Executive Officer’s stated annual salary. Mr. White's amount includes $121,154 of salary continuation under his Severance Benefit Agreement.

(2)
In addition to the cash awards described in footnote 4, the amounts under the 2014 and 2015 Management Incentive Plan include cash payments to compensate executive officers who would have received higher PVRSU distributions had the SkyTouch investment been included in target EPS at the time of the grant (the "SkyTouch Adjustment Award"). There were no Skytouch Adjustment Awards for 2016. In 2015 the total value of the NEO SkyTouch Adjustment Award covering the PVRSU performance period of 2013 through 2015 was $428,465. Mr. Joyce received $249,970, Mr. Pacious received $67,498, Mr. Pepper received $32,992, Ms. Wu received $32,992 and Mr. White received $45,013. In 2014 the total value of the NEO SkyTouch Adjustment Award covering the PVRSU performance period of 2012 through 2014 was $472,987. Mr. Joyce received $292,578, Mr. Pacious received $72,426, Mr. Pepper received $46,555 and Mr. White received $61,428. Ms. Wu did not receive a payment as she joined the Company in February 2012 and was not awarded a PVRSU grant by the Company at that time.

(3)
For each of the NEOs, amounts shown in the Stock Awards column for 2014, 2015 and 2016 include the grant date fair values for RS, PBRSUs and PVRSUs. The values included for PBRSUs and PVRSUs are based on the probable outcome of the performance goals on the grant date (100% of the performance target), computed in accordance with FASB ASC Topic 718. Assumptions used to calculate fair value for Stock and Option Awards for 2016 are discussed in Note 18 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The actual value realized by each individual with respect to PVRSU awards will depend on the Company’s actual performance relative to the performance goals, with vesting options for actual shares ranging from 0% to 250% for PVRSUs based on actual performance against the performance target established at the time of grant.

The grant date fair value based on the probable outcome for the 2016 PVRSU awards was $927,026 for Mr. Joyce, $2,312,562 for Mr. Pacious, $178,001 for Mr. Pepper, $97,522 for Ms. Wu and $176,250 for Mr. White. The grant date fair value based on the maximum outcome for the 2016 PVRSU awards was $1,854,052 for Mr. Joyce, $4,625,124 for Mr. Pacious, $356,002 for Mr. Pepper, $195,044 for Ms. Wu and $352,500 for Mr. White. Mr. Oaksmith did not receive a PVRSU grant in 2016.

The grant date fair value based on the probable outcome for the 2015 PVRSU awards was $800,039 for Mr. Joyce, $288,789 for Mr. Pacious, $1,125,088 for Mr. Pepper, $100,029 for Ms. Wu, and $181,270 for Mr. White. The grant date fair value based on the maximum outcome for the 2015 PVRSU awards was $1,600,078 for Mr. Joyce, $362,540 for Mr. White, $1,850,155 for Mr. Pepper, $577,578 for Mr. Pacious and $200,058 for Ms. Wu.
The grant date fair value based on the probable outcome for the 2014 PVRSU awards to Mr. Pepper was $375,024. The grant date fair value based on the maximum outcome for the 2014 PVRSU awards to Mr. Pepper was $843,804.

(4)
Values reflect the cash awards earned by each of the Named Executive Officers under the 2016 Management Incentive Plan. For a discussion of the performance targets under the 2016 Management Incentive Plan, see the description under the heading Short-Term Incentives above. For a discussion of the potential amounts payable to each Named Executive Officer under the 2016 Management Incentive Plan, see the Grants of Plan-Based Awards for 2016 table below.

Due to an administrative error, Mr. Pepper's 2015 amount on last year's proxy was incorrectly reported as $275,295.  The corrected amount of $275,391 is shown in the Non-Equity Incentive Plan Compensation column above.
Mr. Pepper's 2016 MIP amount includes $13,200 in contingent payments earned by him for completing certain outstanding items associated with two of the franchise agreements executed in 2015; the remaining contingent balance was forfeited due to non-completion of the franchise agreement process. However, Mr. Pepper’s 2016 amount does not include payment of $9,517 that is pending for 22 of the executed franchise agreements that are subject to satisfying certain outstanding items with them during 2017.
The 2014 amount for Mr. Pepper includes $6,600 in contingent payments earned by him for satisfying certain outstanding items associated with one of the franchise agreements executed in 2013.

(5)
Values reflect the preferential earnings on non-qualified deferred compensation under the Executive Deferred Compensation Plan (“EDCP”). The values reported are based on the excess of the return on amounts credited to accounts in the EDCP at the annually designated rate of return over 120% of the applicable federal long-term rate.

(6)	See the All Other Compensation table below for additional information on the amounts included for each Named Executive Officer in the 2016 All Other Compensation column.

(7)
Mr. White ceased serving as an executive officer of the Company effective June 3, 2016. Scott Oaksmith, Senior Vice President, Finance and Chief Accounting Officer, became the principal financial officer for the Company at that time. Since Mr. Oaksmith was not an NEO previously, only the current year's information is presented for him. Mr. Dominic Dragisich was appointed Chief Financial Officer effective March 6, 2017. Mr. Dragisich is not a 2016 NEO.

ALL OTHER COMPENSATION
The following table further illustrates the components of the 2016 All Other Compensation column in the Summary Compensation Table above:

	Company EDCP/Non- Qualified Match ($)	Company 401(k) Match ($)	Tax Payments(a) ($)	Other Benefits(b) ($)	Total ($)
Joyce	66,477	10,600	2,715	87,410	167,202
Oaksmith	1,600	10,600	5,308	16,462	33,970
Pacious	39,090	10,600	27,594	51,674	128,958
Pepper	26,964	10,600	4,036	21,059	62,659
Wu	21,073	10,600	1,696	19,667	53,036
White	25,422	10,600	29,872	51,261	117,155

(a)
Represents amounts paid during 2016 with respect to reimbursement for payment of taxes under our Stay at Choice program which provides reimbursements to senior executives when staying at Choice hotels properties for purposes other than business.

(b)	Benefits in this column include the following amounts or types of compensation:

•
reimbursement for personal stays during 2016 under our Stay at Choice program, which was $3,790 for Mr. Joyce; $9,223 for Mr. Oaksmith; $35,844 for Mr. Pacious; $5,993 for Mr. Pepper; $3,558 for Ms. Wu and $35,158 for Mr. White (Amounts do not necessarily reflect how often the NEOs stay at Choice properties. This policy applies only for personal stays, and some NEOs may not submit every personal stay for reimbursement under the Stay at Choice program.);

•
reimbursement of club dues incurred in 2016 under the Flexible Perquisites Program, which was $1,611 for Mr. Joyce; $2,221 for Mr Oaksmith; $6,070 for Mr. Pacious; $11,326 for Mr. Pepper; $3,130 for Ms. Wu; and $7,329 for Mr. White;

•
reimbursement of financial and tax planning services and legal expenses incurred during 2016 under the Flexible Perquisites Program, which was $24,187 for Mr. Joyce; $44 for Mr Oaksmith; $1,950 for Mr. Pacious; $4,825 for Ms. Wu and $1,725 for Mr. White;

•
reimbursement of health and wellness expenses incurred during 2016 under the Flexible Perquisites Program, which was $2,866 for Mr. Joyce; $2,863 for Mr. Oaksmith; $6,980 for Mr. Pacious; $6,341 for Ms. Wu and $4,954 for Mr. White;

•	group term life insurance premiums paid by Choice on behalf of each Named Executive Officer; and

•	the aggregate incremental cost to the Company for Mr. Joyce’s personal use of the Company’s aircraft during 2016, which was $50,457.

Choice calculates the aggregate incremental cost of the personal use of the Company’s aircraft by summing actual direct and direct variable costs associated with the use of the aircraft. These costs include fuel, crew travel expenses, landing fees, flight plans, catering and incremental cost associated with the aircraft lease. Per Mr. Joyce’s employment agreement, he is entitled to use the Company’s aircraft for personal use for up to 40 hours per year. Periodically, Mr. Joyce’s family members and guests may accompany him on business or personal trips on the aircraft; however, the aggregate incremental cost to the Company of their use of the aircraft is minimal, if any.

GRANTS OF PLAN-BASED AWARDS FOR 2016
The Compensation Committee determines the aggregate equity value to be awarded to each NEO annually as discussed above in Compensation Discussion and Analysis, under the heading Long-Term Incentives. In 2016, the aggregate annual equity value (excluding extraordinary performance grants, employment and retention related grants and similar grants made outside of the annual process) for each of the NEOs except Mr. Oaksmith was divided into awards of approximately one-half stock options, one-quarter service-based restricted stock (“RS”) and one-quarter as performance vested restricted stock units (“PVRSU”). For options granted to these NEOs, the value of the aggregate equity grant to be delivered as options is divided by the Black-Scholes value on the date of grant to determine the number of shares to be granted. For example, as discussed above in Compensation Discussion and Analysis, Mr. Pacious' long-term equity grant value on February 26, 2016 was 178.6% of his base salary, or $1,250,095. Approximately one-half of this value, or $625,007, was granted as stock options. The Black-Scholes value was $9.30. Thus, the number of shares subject to Mr. Pacious' option grant on February 26, 2016 was determined as follows: $625,007/$9.30 = 67,205 shares. The value of the aggregate equity grant to be delivered as RS and PVRSUs ($625,088) was divided by the closing price of Choice’s Common Stock on the date of grant, or $51.49. Thus, Mr. Pacious' stock grant was determined as follows: $625,088/$51.49 = 12,140 shares, consisting of 6,070 RS and 6,070 PVRSUs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise Price of Option Awards ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joyce		515,000	1,030,000	2,060,000
	2/26/2016				9,002	18,004	36,008				927,026
	2/26/2016							18,004			927,026
	2/26/2016								199,355	51.49	1,854,002
Oaksmith		65,000	130,000	260,000
	2/26/2016				—	—	—				—
	2/26/2016							1,457			75,021
	2/26/2016								8,065	51.49	75,005
	12/15/2016							9,042			500,023
Pacious		350,000	700,000	1,400,000
	2/26/2016				3,035	6,070	12,140				312,544
	2/26/2016							6,070			312,544
	2/26/2016								67,205	51.49	625,007
	5/19/2016				44,524	44,524	44,524				2,000,018
Pepper		236,502	318,013	1,200,000
	2/26/2016				1,729	3,457	6,914				178,001
	2/26/2016							3,457			178,001
	2/26/2016								38,280	51.49	356,004
Wu		106,250	212,500	425,000
	2/26/2016				947	1,894	3,788				97,522
	2/26/2016							1,894			97,522
	2/26/2016								20,968	51.49	195,002
White (6)		183,750	367,500	735,000
	2/26/2016				1,712	3,423	6,846				176,250
	2/26/2016							3,423			176,250
	2/26/2016								37,904	51.49	352,507

(1)
For NEOs other than Mr. Pepper, threshold amount reflects the threshold payment level under the Company’s 2016 Management Incentive Plan, which is 50% of the target amount. Maximum amount reflects 200% of the target amount. The threshold amount is paid if 90% of the performance goal is attained. The maximum amount is paid upon attaining 120% of the performance goal. For Mr. Pepper, threshold amount is based on minimum sales goal required to earn any payment under his Management Incentive Plan. For a discussion of the performance targets under the 2016 Management Incentive Plan, see Short-Term Incentive Compensation above. For the actual payments made to each NEO pursuant to the 2016 Management Incentive Plan, see the 2016 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)
Represents the range of PVRSU awards upon vesting. The February 26, 2016 awards will cliff vest in three years upon meeting the minimum threshold requirements of the 2016-2018 performance period. On May 19, 2016, upon his promotion to President and COO, Mr. Pacious was awarded a one-time PVRSU grant with a targeted value of $2,000,018 on the grant date of which 50% would vest on January 1, 2019 of the grant and the remaining 50% would vest on January 1, 2020, in each case assuming that applicable performance targets are met. During the performance periods for this award, dividends accrue on the PVRSUs, if and at the same rate as dividends are paid out on our outstanding Common Stock; provided, however, that dividends are paid at the time of vesting based on the number of shares that actually vest.

(3)
Represents grants of RS to each NEO. These awards vest 25% per year beginning on the first anniversary of the grant date assuming continued employment of the officer. Dividends are paid on the restricted stock, if and at the same rate and time as dividends are paid on our outstanding Common Stock. On December 15, 2016, Mr. Oaksmith was awarded a one-time RS grant of $500,023 in connection with his promotion to Senior Vice President, Finance and Chief Accounting Officer. These shares will vest 100% on the third anniversary of the grant date.

(4)	Represents grants of stock options to each NEO. These awards vest in equal installments on the anniversary of the grant date over a four-year period, based on the continued employment of the officer.

(5)
The exercise price of an option is equal to the closing price of Choice Common Stock on the date of grant. Fair market value was established by the Compensation Committee as the closing price reported on the NYSE on the date of the grant.

(6)	Mr. White terminated effective September 21, 2016. His equity awards will vest through the end of his severance benefit period based on the vesting schedules as outlined in notes 2, 3 and 4 above.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2016 with respect to shares that may be issued under the Company's existing equity compensation plans. It supersedes the similar table included in Item 12 of Part III of the Annual Report on Form 10-K and is specifically incorporated by reference therein.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,429,482	$48.26	1,235,912
Equity compensation plans not approved by security holders	—	—	—
Total	2,429,482		1,235,912

(1)
Includes 235,980 PVRSUs and PBRSUs granted under the 2006 LTIP that may be issued upon meeting certain performance objectives. These performance shares are calculated at the target amount of the grant.

(2)	The Weighted Average Exercise Price of Outstanding Options does not include outstanding performance shares.

NARRATIVE TO THE SUMMARY COMPENSATION TABLE AND
GRANTS OF PLAN-BASED AWARDS TABLE
Employment Agreements
Choice has entered into an Employment Agreement with Mr. Joyce and Choice has entered into a Non-Competition, Non-Solicitation and Severance Benefit Agreement (“Severance Benefit Agreement”) with each of Messrs. White and Pacious and with Ms. Wu.
Mr. Joyce
On March 21, 2008, Choice entered into an employment agreement with Mr. Joyce, effective May 1, 2008, as amended and restated on April 30, 2008 and further amended September 16, 2010 (as amended, the “Initial Joyce Employment Agreement”). The term of the Initial Joyce Employment Agreement was five years. The Initial Joyce Employment Agreement provided that, for the first six months of the agreement term, Mr. Joyce would be President and Chief Operating Officer and, thereafter, he would transition to President and Chief Executive Officer. As previously disclosed, this schedule was accelerated and Mr. Joyce assumed the role of President and Chief Executive Officer on June 26, 2008. The Initial Joyce Employment Agreement also provided that Mr. Joyce was to be nominated for election to the Board as a Class III director. Mr. Joyce was appointed to the Board, effective April 30, 2008.
On May 24, 2012, Choice and Mr. Joyce entered into the Second Amended and Restated Employment Agreement, as amended March 4, 2014, (the “Joyce Employment Agreement”), which superseded and replaced the Initial Joyce Employment Agreement. The March 4, 2014 amendment to the Second Amended and Restated Employment Agreement provided for a one-year extension of the termination date, from May 25, 2017 to May 25, 2018.
Pursuant to the Joyce Employment Agreement, Mr. Joyce receives an initial annual base salary of $900,000 as President and Chief Executive Officer. As of December 31, 2016, Mr. Joyce's salary was $1,030,000. On the effective date of the agreement, Mr. Joyce received an award of performance-based restricted stock units (“2012 PBRSU”), which superseded and replaced the PBRSU granted under the Initial Joyce Employment Agreement. The target number of shares granted under the 2012 PBRSU is equal to the number with a fair market value on the effective date of $2,000,023. Approximately one-third of the target number of shares of the 2012 PBRSUs was eligible to vest four years from the effective date subject to the satisfaction of a 4-year performance target. This partial vesting did not include any threshold or maximum payout; therefore, since the 4-year performance target was not met, no portion of the partial award vested. The portion of the 2012 PBRSUs that did not vest at the four-year measurement period will vest five years from the effective date, subject to the satisfaction of a 5-year performance target. The actual payout at the conclusion of the 5-year period is subject to leveraging based on satisfaction of the 5-year performance target, with a 60% target payout threshold and a 207.46% payout maximum. The Company did not meet the threshold goals for the 2012-2016 PBRSU performance periods.
In addition, Mr. Joyce is eligible throughout the term of the Joyce Employment Agreement to earn a target bonus of 100% per year of his base salary. Mr. Joyce is also eligible to receive annual awards of options to purchase Choice Common Stock and/or restricted stock, with the value of such annual awards to be based on a multiple of his base salary, as determined in the discretion of the Compensation Committee. Mr. Joyce is also eligible to participate in the Executive Deferred Compensation Plan (“EDCP”). As applied to Mr. Joyce under the EDCP, upon attaining age 55, his years of service will be deemed to be ten years. Mr. Joyce was eligible to participate under the Initial Joyce Employment Agreement in the now-terminated Choice Supplemental Executive Retirement Plan (“SERP”). As applied to Mr. Joyce under the SERP, upon attaining age 55, his years of service will be deemed to be his actual years of service plus ten years. The SERP was terminated in December 2012 and Mr. Joyce received a payout of his accrued benefit.
The Joyce Employment Agreement further provides that Choice will provide Mr. Joyce with (i) use of the aircraft utilized by the Company for personal use for up to 40 flight hours per year, consistent with Company policy, (ii) reimbursement for all reasonable expenses incurred by him in the performance of services under the agreement, including all travel and living expenses while away from home on business or at the request of and in the service of Choice in accordance with Company policy, (iii) participation in the Company’s Flex Perquisites Program in an amount not to exceed $31,800 per year or such higher amount as may be approved by the Committee and (iv) participation in all other retirement, health, welfare and fringe benefit plans and policies as generally afforded to the most senior executives of the Company, as are in effect from time to time. Under the Joyce Employment Agreement effective in May 2012, Mr. Joyce no longer receives a corporate club membership or automobile allowance, both benefits that were provided under the Initial Joyce Employment Agreement.
Mr. Pacious
Mr. Pacious, the Company’s President and Chief Operating Officer, entered into a Severance Benefit Agreement with the Company effective May 5, 2011 (as amended pursuant to an Amendment dated March 13, 2012, the “Pacious Severance Benefit Agreement”). The Pacious Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2016, he received a base salary of $700,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 100.0% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock and/or restricted stock, with the value of such annual awards to be determined by the Compensation Committee at its discretion. In addition, Mr. Pacious is entitled to participate in all other fringe benefits afforded Choice employees of similar status. Mr. Pacious was entitled to receive a monthly automobile allowance, however, the Company terminated automobile allowances for its executive officers effective January 2014.
Ms. Wu
Ms. Wu, the Company’s Senior Vice President, General Counsel and Secretary, entered into a Severance Benefit Agreement with the Company effective February 13, 2012, as amended March 25, 2013, (the “Wu Severance Benefit Agreement”). The Wu Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2016 she received a base salary of $425,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 50% of her base salary and was eligible to receive annual awards of options to purchase Choice Common Stock and/or restricted stock, with the value of such annual awards to be determined by the Compensation Committee at its discretion. In addition, Ms. Wu is entitled to participate in all other fringe benefits afforded Choice employees of similar status. Ms. Wu was entitled to receive a monthly automobile allowance, however, the Company terminated automobile allowances for its executive officers effective January 2014.
Mr. White
Mr. White, the Company’s Former Senior Vice President, Chief Financial Officer and Treasurer, entered into a Severance Benefit Agreement with the Company effective August 1, 2011, as amended March 25, 2013 and June 3, 2016, (the “White Severance Benefit Agreement”). The White Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, at the time of his employment with the Company ending on September 21, 2016, he received a base salary of $525,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 70% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock and/or restricted stock, with the value of such annual awards to be determined by the Compensation Committee at its discretion. In addition, Mr. White was entitled to participate in all other fringe benefits afforded Choice employees of similar status. Mr. White was entitled to receive a monthly automobile allowance, however, the Company terminated automobile allowances for its executive officers effective January 2014.
The June 3, 2016 amendment to the White Severance Benefit Agreement: (i) extended the severance benefit period from 70 weeks to 80 weeks; (ii) modified the definition of “competing business” for purposes of the non-competition provisions, (iii) extended Mr. White’s participation in the Company’s flexible perquisite program for seven months following the termination date, (iv) required the Company to provide certain additional insurance coverages and make certain expense reimbursements during the severance benefit period; and (v) provided an exception to the severance payment offset requirement to permit non-competitive consulting services of up to $5,000 per month.

Accordingly, pursuant to his Severance Benefit Agreement, Mr. White is entitled to receive the following during his severance period:

•	base salary;

•	payment of the 2016 incentive bonus based on the actual attainment level for the company objectives and at 100% of the individual Management Bonus Objectives;

•	medical and dental benefits to the same extent as at termination and with Choice to continue its employer contribution for such benefits;

•	senior executive outplacement services;

•	reimbursement of cell phone charges up to $250 per month;

•	participation in the Executive Stay At Choice program up to a total reimbursement of $5,000;

•	long-term disability coverage;

•	reimbursement of basic and option life insurance premiums at the coverage in place at termination;

•	supplemental executive life insurance at the same level as at termination

•	reimbursement of long-term care insurance premiums at the coverage in place at termination;

•	continued participation in Choice’s Flexible Perquisite Program through April 21, 2017; and

•	continued vesting of his outstanding and unvested stock options and restricted stock awards.

As conditioned to his receipt of the payments and benefits above, Mr. White agreed that if he becomes employed during the White Severance Period, Choice is entitled to offset the salary and bonus payments required above with any new salary or bonus compensation earned by Mr. White. However, the Severance Agreement permits Mr. White to provide consulting to third parties without offset so long as such services do not exceed
$5,000 per month and are not provided to a competing business.
Please see the Potential Payments Upon Termination or Change in Control section below for a more detailed discussion on the termination and severance provisions set forth in each employment agreement described above, as well as the severance and termination provisions and arrangements applicable to our other Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT YEAR-END 2016
The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers. This table includes unexercised and unvested stock option awards, unvested RS and unvested PVRSUs with performance conditions that have not yet been satisfied. The market value of the RS, and PVRSU awards is based on the NYSE closing market price of Choice’s stock as of December 30, 2016, which was $56.05. The PVRSUs will be earned, if at all, based on our three-year cumulative EPS performance as compared to the target EPS goal for the respective period (except for Mr. Pepper's 2014 PVRSU I for which performance was met based on achievement of certain royalty levels and will vest, if at all, on March 26, 2017, and Mr. Pepper's May 2015 PVRSUs that will be earned, if at all, based on achievement of certain strategic growth objectives).
In connection with the Company’s payment in 2012 of a special cash dividend of $10.41 per share, the Compensation Committee was required to approve an equitable adjustment to the outstanding stock options to prevent the dilution of their value. The Committee elected to utilize an adjustment method known as the “ratio-spread adjustment” which combined a reduction of the exercise price (by amount less than the $10.41 per share dividend amount) with an increase in the number of shares subject to the option, to preserve the ratio of exercise price to fair market value that existed prior to the payment of the special cash dividend. For all option awards prior to the special cash dividend, the number of securities and the applicable option exercise price reflect the post-special dividend adjustment. Because dividends are payable on RS and earned (and potentially payable) on PVRSUs and PBRSUs, no adjustments to the number of shares subject to these awards were made.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joyce	02/21/2011	95,472	—	31.31	02/21/2018	—	—	—	—
	02/19/2012	88,004	—	27.03	02/19/2019	—	—	—	—
	02/08/2013	63,195	21,066	36.76	02/08/2020	5,669	317,747	—	—
	03/26/2014	94,482	94,483	45.59	03/26/2021	9,141	512,353	—	—
	02/27/2015	32,284	96,853	63.47	02/27/2022	9,454	529,897	12,605	706,510
	02/26/2016	—	199,355	51.49	02/26/2023	18,004	1,009,124	36,008	2,018,248
Oaksmith	02/08/2013	—	—			1,191	66,756	—	—
	03/26/2014	3,628	3,629	45.59	03/26/2021	702	39,347	—	—
	02/27/2015	1,513	4,541	63.47	02/27/2022	887	49,716	—	—
	02/26/2016	—	8,065	51.49	02/26/2023	1,457	81,665	—	—
	12/15/2016	—	—			9,042	506,804	—	—
Pacious	02/20/2011	15,912	—	31.31	02/20/2018	—	—	—	—
	02/19/2012	21,780	—	27.03	02/19/2019	21,068	1,180,861	—	—
	02/08/2013	17,061	5,690	36.76	02/08/2020	1,531	85,813	—	—
	03/26/2014	35,902	35,905	45.59	03/26/2021	3,474	194,718	—	—
	02/27/2015	11,652	34,959	63.47	02/27/2022	3,413	191,299	4,550	255,028
	02/26/2016	—	67,205	51.49	02/26/2023	6,070	340,224	12,140	680,447
	05/19/2016	—	—			—	—	44,524	2,495,570

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pepper	02/20/2011	16,336	—	31.31	02/20/2018	—	—	—	—
	02/19/2012	13,993	—	27.03	02/19/2019	—	—	—	—
	02/08/2013	8,340	2,783	36.76	02/08/2020	749	41,981	—	—
	03/26/2014	13,604	13,607	45.59	03/26/2021	1,317	73,818	7,198	403,448
	02/27/2015	5,044	15,134	63.47	02/27/2022	1,478	82,842	1,970	110,419
	05/26/2015	—	—			—	—	17,744	994,551
	02/26/2016	—	38,280	51.49	02/26/2023	3,457	193,765	6,914	387,530
Wu	02/19/2012	18,958	—	27.03	02/19/2019	—	—	—	—
	02/08/2013	8,340	2,783	36.76	02/08/2020	749	41,981	—	—
	02/28/2014	—	—			10,240	573,952	—	—
	03/26/2014	15,116	15,119	45.59	03/26/2021	1,463	82,001	—	—
	02/27/2015	4,035	12,108	63.47	02/27/2022	1,182	66,251	1,576	88,335
	02/26/2016	—	20,968	51.49	02/26/2023	1,894	106,159	3,788	212,317
White	02/20/2011	16,976	—	31.31	07/04/2018	—	—	—	—
	02/08/2013	11,373	3,794	36.76	07/04/2018	1,021	57,227	—	—
	03/26/2014	26,454	26,457	45.59	07/04/2018	2,561	143,544	—	—
	02/27/2015	7,314	21,944	63.47	07/04/2018	2,142	120,059	2,856	160,079
	02/26/2016	—	37,904	51.49	07/04/2018	3,423	191,859	6,846	383,718

(1)	The stock options listed above vest 25% per year beginning on the first anniversary of the grant date and have a seven-year term.

(2)
Restricted stock awards generally vest at the rate of 25% each year for four years from the date of grant, except for (i) Ms. Wu’s 2/19/2012 restricted stock award for 4,565 shares, which vested four years from the date of grant and Ms. Wu’s 2/28/2014 restricted stock awards for 10,240 shares, which vests three years from the date of grant, (ii) Mr. Pacious’ 2/19/2012 restricted stock awards for 21,068 shares, which vests five years and eight months from the date of grant.

(3)
PVRSUs are earned and vest upon the conclusion of a three-year performance period based on actual three-year cumulative EPS compared to the performance target, except for Mr. Pepper's 2014 PVRSUs that were based on achievement of certain strategic objectives related to increasing domestic royalties for core brands and on the growth of the Cambria brand and Mr. Pepper's May 2015 PVRSUs that will be earned, if at all, based on achievement of certain strategic growth objectives during a performance period from 2015-17, and vesting on January 2, 2019. If Mr. Joyce’s May 2012 PBRSUs were to be earned, they would have vested upon the conclusion of a five-year performance period based on cumulative average EPS growth.

The February 2016 grant is valued at maximum payout. Mr. Pacious' May 2016 PVRSU grant, Mr. Pepper's May 2015 PVRSU grant and the February 2015 grant are valued at target. Mr. Pepper's 2014 PVRSU I grant is valued at 175% of target based on actual results of the 2014-2016 performance period. Neither Mr. Pepper's 2014 PVRSU II grant, nor Mr. Joyce's 2012 PBRSU grant met the threshold goals for payout based on the 2014-2016 PVRSU and 2012-2016 PBRSU performance periods and as such are not shown in the table.

OPTION EXERCISES AND STOCK VESTED FOR 2016
The following table provides information for each of the NEOs on stock option exercises during 2016, including the number of shares acquired upon exercise and the value realized and the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any taxes and broker commissions. Value realized is based on the NYSE closing market price of Choice Common Stock on the date of exercise or vesting, respectively.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Joyce	222,406	5,729,521	29,406	1,378,299
Oaksmith	—	—	2,575	123,476
Pacious	83,409	1,946,360	8,625	407,322
Pepper	32,845	751,404	4,141	195,409
Wu	—	—	7,935	394,427
White	96,840	2,184,289	6,038	286,576

NON-QUALIFIED DEFERRED COMPENSATION FOR 2016
Executive Deferred Compensation Plan.    In 2002, Choice adopted the Choice Hotels International, Inc. Executive Deferred Compensation Plan (“EDCP”), which became effective January 1, 2003, as amended in December 2008 with such amendment effective on January 1, 2009. Our Chief Executive Officer and other key executives approved by the Board (including each of the NEOs, except Mr. Oaksmith) are eligible to participate in the EDCP. During 2016, each of the NEOs, except Mr. Oaksmith, participated in the EDCP. Participants in the EDCP are not entitled to participate in the Non-Qualified Plan described below.
Under the EDCP, participants may defer up to 90% of their base salary and up to 100% of their bonus each year. Choice matches 50% of up to 15% of eligible salary under the EDCP, reduced by the total matching contributions to which the participant is otherwise entitled under the 401(k) plan. The participant’s right to any Company match vests at 20% per year from the time the participant was first hired, with all past and future match amounts becoming 100% vested after the participant’s fifth year of service. As of December 31, 2016, each of the participating NEOs, other than Ms. Wu, was fully vested in their Company match amounts.
A participant may elect a return based on a selection of investment options selected by the EDCP’s administrators, which are generally publicly available mutual funds or other indices. Participants may elect to change their investment options under the EDCP in accordance with plan requirements.
Benefits commence under the EDCP upon the death of the participant (to the participant’s beneficiary), or, at the participant’s election, upon the participant’s termination of employment or, commencing in 2009 on a January designated by the participant, subject to any requirements imposed by Section 409A of the Internal Revenue Code (“Section 409A”). If no election is made, benefits will commence upon termination of employment, subject to any requirements imposed by Section 409A. Benefits are payable in a lump-sum payment or in annual installments over a period of up to 20 years, as elected by the participant. If no election is made, benefits will be paid in a lump sum. Benefits will also automatically be paid in a lump sum if the amount payable as of the initial payout date is $100,000 or less.
In December 2008, the Company amended and restated the EDCP to comply with treasury regulations promulgated pursuant to Section 409A. The amendment and restatement, which became effective on January 1, 2009, only applies to that portion of each participant’s EDCP account balances that are subject to Section 409A (generally, those contribution amounts that became vested or were credited after 2004). The pre-2005 plan documents continue to apply to the remaining participant account balances under the EDCP.
Stock Deferral Program.    Each NEO is entitled to defer all or any portion of any equity award (other than stock options). The executive may elect to defer the receipt of such equity until termination of their employment or until a specified future date. Any dividends or other distributions during the deferral period are credited to the executive’s deferred equity account and reinvested in the purchase of additional Choice Common Stock. In December 2008, the Company amended and restated the 2006 Long-Term Incentive Plan to comply with treasury regulations promulgated pursuant to Section 409A. This amendment became effective on January 1, 2009.
Non-Qualified Plan.    In 1997, Choice adopted the Choice Hotels International, Inc. Non-Qualified Retirement Savings and Investment Plan (“Non-Qualified Plan”). Generally, Choice employees who are at the Senior Director level and above and who are not eligible to participate in the EDCP, are eligible to participate in the Non-Qualified Plan. None of the NEOs were eligible to participate in the Non-Qualified Plan in 2016.
In general, participants under the Non-Qualified Plan may elect to defer up to 90% of their base salary and up to 100% of their annual bonus, reduced by the deferral limit in effect under the Choice 401(k) plan (which was $18,000 for 2016). Choice matches up to 5% of any deferred salary under the Non-Qualified Plan, offset by the amount of matching contributions to which the participant is entitled under the 401(k) plan.

Name	Plan Name	Executive Contributions(1)($)	Registrant Contributions(2) ($)	Aggregate Earnings(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Joyce	EDCP	272,050	66,477	312,217	(43,402)	3,365,336
Oaksmith	Nonqualified Plan	30,501	1,600	35,599	—	304,517
Pacious	EDCP	79,504	39,090	50,576	—	847,844
Pepper	EDCP	119,588	26,964	287,080	—	4,207,986
	Stock Deferral Program	—	—	59,166	—	508,758
Wu(4)	EDCP	42,231	21,073	6,743	(54,931)	183,220
White	EDCP	50,843	25,422	93,573	(147,824)	1,436,469
	Stock Deferral Program	—	—	75,579	(138,911)	782,579

(1)
The following salary and bonus (non-equity incentive plan compensation) amounts are included in this column. The salary amounts represent 2016 base salary deferred by the officer during 2016. The bonus amounts represent the officer’s 2015 annual bonus that was paid and deferred in early 2016. The salary amounts below are included in the 2016 Salary column of the Summary Compensation Table above, while the 2015 annual bonus amounts are included in the 2015 Non-Equity Incentive Plan column of the Summary Compensation Table above.

Name	2016 Salary ($)	2015 Annual Bonus ($)
Joyce	133,600	138,450
Oaksmith	30,501	—
Pepper	75,128	44,460
Pacious	79,504	—
Wu	42,231	—
White	50,843	—

(2)	Amounts in this column are included in the 2016 All Other Compensation column of the Summary Compensation Table above.

(3)
Certain amounts in this column represent earnings on each officer’s EDCP account that are also included in the 2016 Change in Pension Value and Preferential Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above, since they represent guaranteed preferential earnings to each applicable NEO under the EDCP. Those amounts are: $29,875 for Mr. Joyce; $6,304 for Mr. Pacious; and $112,847, for Mr. Pepper and $32,584, for Mr. White.

(4)	In the 2016 proxy statement, the 2015 EDCP Aggregate Balance for Ms. Wu was inadvertently reported as $22,664 as of December 31, 2015. The correct amount was $168,104.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below reflect the amount of compensation that could have been received by each of the NEOs (other than Mr. White)in the event such executive’s employment had terminated under the various applicable triggering events described below as of December 30, 2016, the last business day of 2016. The amounts shown assume that such termination was effective as of December 30, 2016 and, for any equity-based payments or valuations, the NYSE closing market price of Choice’s Common Stock on December 30, 2016, or $56.05 per share. Other than for Mr. White, the amounts shown are estimates only; the actual amounts to be paid will only be determinable at the time of the executive’s separation from Choice. In addition, certain benefits received by Mr. White in connection with his separation from the Company are discussed and shown below.
General Payments Made upon Termination
Regardless of the manner in which an NEO’s employment terminates (or terminated, in the case of Mr. White), the NEO is entitled to receive amounts earned during his or her term of employment. The following amounts are not included in the tables or narratives below and include:

•	base salary earned through the date of termination;

•	accrued but unpaid vacation pay earned through the date of termination;

•
annual incentive compensation earned during the year of termination, which for 2016 is reflected in the 2016 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above for each NEO;

•	amounts contributed by the executive under the Choice 401(k) plan;

•	payments pursuant to our life insurance plan, available to all employees generally, which provides for one times base salary upon death; and

•	each executive’s account balance under the EDCP, Non-Qualified Plan and Stock Deferral Program, as applicable and as set forth above under the heading Non-Qualified Deferred Compensation for 2016.
With respect to deferred compensation plans, if the executive has previously elected to receive deferred amounts in the EDCP or Non-Qualified Plan in installments, the undistributed account balances will continue to be credited with increases or decreases reflecting changes in the investment options chosen by the executive.
Payments Made upon Constructive Termination or Termination without Cause
Mr. Joyce
Pursuant to the Joyce Employment Agreement, if Mr. Joyce is “constructively terminated,” he will be entitled to receive for two years after the date of such constructive termination, the base salary and bonus (calculated on the actual payout of the corporate objectives) under the Joyce Employment Agreement. The base salary severance shall be paid in installments in accordance with the Company’s payroll cycle. Additionally during this two-year period, all unvested restricted stock and stock options granted prior to the constructive termination shall continue to vest. With respect to the 2012 PBRSU, Mr. Joyce is entitled to a pro-rata vesting of the target award based upon the percentage of actual service through the date of constructive termination. All unvested PVRSU grants will lapse upon constructive termination.
The Joyce Employment Agreement also provides for a two-year non-compete and non-solicitation period. Pursuant to the non-compete, Mr. Joyce may not engage in any competing business in the U.S. or Canada in which, at the time of termination of his employment, Choice is materially engaged. As used in the Joyce Employment Agreement, a competing business means any business engaged in the (i) the same upscale, select service market as Cambria Suites, (ii) mid-market or economy hotel franchising business or (iii) any other line of business that Choice is engaged in at the time of termination. The Joyce Employment Agreement also provides for a general confidentiality provision in favor of Choice.
Generally, “constructive termination” is defined under Joyce Employment Agreement as:

•	Choice’s removal or termination other than by expiration of the agreement or for cause, death, disability or resignation;

•	failure of Choice to place Mr. Joyce’s name in nomination for election to the Board;

•	assignment of duties to Mr. Joyce inconsistent with the duties set forth in the agreement;

•	a decrease in Mr. Joyce’s compensation or benefits;

•	a change in Mr. Joyce’s title or line of reporting set forth in the agreement;

•	a significant reduction in the scope of Mr. Joyce’s authority, position, duties or responsibilities;

•	the relocation of Mr. Joyce’s office to a location more than 25 miles from his prior place of employment;

•	a change in Choice’s annual bonus program which adversely affects Mr. Joyce; or

•	any other material breach of the agreement by Choice.

Mr. Pacious and Ms. Wu
Under the Pacious Severance Benefit Agreement and the Wu Severance Benefit Agreement, if the executive elects to terminate for “good reason” or if the Company terminates the executive for any reason other than for “cause,” the executive is entitled to receive continued base salary for 70 weeks, payable in installments in accordance with Choice’s normal payroll practices and subject to standard deductions. Generally, “good reason” is defined under each agreement as a substantial change in the executive’s compensation or position and responsibilities. In addition, if the termination occurs after June 30, the executive will be entitled to the annual bonus for the year in which the termination occurred at the actual attainment level for the Company’s objectives and at 100% deemed attainment of the individual objectives. The executive will also be eligible to receive continued medical and dental benefits during the 70-week period, with Choice continuing to make its employer contributions for such continued benefits. Optional deductions for items such as retirement plans and life insurance will cease on the termination date. Choice is also obligated to provide the executive with its standard outplacement services for executive-level employees during the 70-week period, subject to termination in the event the executive secures new employment.
Pursuant to the Pacious Severance Benefit Agreement and the Wu Severance Benefit Agreement, the executive will continue to vest in any unvested stock options and other stock awards granted after the date of his or her respective severance agreement (for Mr. Pacious, May 5, 2011 and for Ms. Wu, February 13, 2012) during the 70-week period.
As conditions to the executive’s continued receipt of the payments and benefits above, each of the executives has agreed that if he or she becomes employed prior to the end of the 70-week period, Choice is entitled to offset the payments required above by the amount of any compensation earned by him or her as a result of new employment, including unemployment insurance benefits, social security insurance or like amounts. In addition, the executive must execute a release in favor of Choice, releasing Choice and its affiliates from any claims relating to the executive’s employment with Choice. The agreement also provides for a 70-week non-compete and non-solicitation period and general confidentiality provision in favor of Choice.
Mr. Pepper and Mr. Oaksmith
If Mr. Pepper or Mr. Oaksmith is terminated without cause by Choice, he is entitled to severance payments under the Choice Hotels International Severance Benefit Plan, which applies to all Company employees except for those employees who are subject to an employment agreement or non-competition, non-solicitation and severance agreement. Under the Choice Hotels International Severance Benefit Plan, each participant’s severance benefit and the length of time after termination for which the participant is eligible for the benefit, is determined based on his or her base salary, position and years of service as of the termination date. In addition, each participant is entitled to continuation of medical and dental coverage during the severance period, at the same level the participant was receiving at termination.
Pursuant to the Choice Hotels International Severance Benefit Plan, corporate officers without a specifically applicable written agreement, which includes Mr. Pepper and Mr. Oaksmith, are entitled to five weeks of base salary (as in effect at termination of employment) per year of service with Choice, with a minimum of twenty-six weeks of base salary and a maximum of seventy weeks. Additionally, if the termination occurs on or after June 30 of any year, he is entitled to receive a full bonus for the year in which the termination occurs. Assuming a termination as of December 31, 2016, Mr. Pepper or Mr. Oaksmith would be entitled to 70 weeks of continued base salary. In addition, he would receive payment of his 2016 incentive bonus, as well as continued medical and dental benefits during the 70-week severance benefit period. The severance benefit terminates prior to the end of the severance benefit period provided under the Choice Hotels International Severance Benefit Plan upon the earlier to occur of (i) death of the participant, or (ii) employment with a new employer. In addition, the severance benefit is subject to the participant’s execution of a standard release agreement in favor of Choice.
As a condition to the receipt of any benefits under the Severance Benefit Plan, Mr. Pepper and Mr. Oaksmith are required to sign all documents required by the Company including a general release of claims.
Payments Made upon Death or Disability
The Company’s disability program provides that each of the executives will receive an annual benefit equal to 70% of the previous year’s base salary and annual bonus, with such amount capped at $25,000 per month. In each case, the disability benefit continues until the executive reaches age 65.
Messrs. Joyce, Oaksmith, Pacious, Pepper and Ms. Wu each have a supplemental executive individual life insurance policy, paid for by Choice, in the amount of $1,000,000. Premiums on this policy are added to each executive’s taxable income for the year.
Pursuant to the Joyce Employment Agreement, if Mr. Joyce’s employment is terminated because of death or disability, then all of his unvested restricted stock and stock options continue to vest in accordance with their terms. Mr. Joyce is also entitled to pro-rated vesting of his PBRSUs based upon the percentage of actual service through the date of death or disability. All unvested PVRSU grants lapse upon death or disability.

Payments Made upon Termination Following Change of Control
Mr. Joyce
If, within 12 months after a “change in control,” Mr. Joyce is terminated, pursuant to the Joyce Employment Agreement, he will be entitled to receive an amount equal to his base salary and bonuses (payable at 100% of target) for the period of two and a half years after the date of such change of control termination.
During the period of time he receives the foregoing change of control severance payments, all unvested shares of restricted stock and stock options, including the 2012 PBRSU assuming maximum performance but excluding the PVRSU grants, are to automatically become fully vested and any and all restrictions are to lapse immediately prior to the date of such change of control termination. Unvested PVRSU grants will lapse upon such change of control termination.
Upon a change in control termination, Mr. Joyce would be subject to the non-compete and non-solicitation provisions described above and he would be required to execute a general release in favor of Choice in order to receive any of the above-described severance payments.
Generally, “change in control” is defined under the agreements described above as:

•	any person (with certain exceptions, including Mr. Bainum and his family members) becomes the beneficial owner of 33% or more of the outstanding voting securities of Choice;

•	individuals constituting the Board of Choice and the successors of such individuals (as nominated by the Board or committee thereof), cease to constitute a majority of the Board;

•	a merger or other consolidation which results in Choice shareholders owning less than 65% of the surviving entity; and

•	the acquisition of Choice, a liquidation or sale of all or substantially all of the assets of Choice, or a tender offer for all or substantially all of the stock of Choice.
Mr. Pacious and Ms. Wu
For Mr. Pacious and Ms. Wu, pursuant to each of their respective Severance Benefit Agreements, if the executive’s employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by the executive for good reason, the executive is entitled to receive:

•
a lump-sum severance payment of 200% of the executive’s base salary then in effect plus 200% of the full amount of the annual incentive bonus (for Mr. Pacious, the bonus payment is calculated based on the previous year’s bonus amount paid to the executive, or if no bonus was paid in the prior year, then the target bonus amount; for Ms. Wu, the bonus payment is calculated based on the target bonus for the year in which the termination occurs); and

•
immediate vesting of all unvested stock options, restricted stock and performance vested restricted stock units granted after the date of his or her respective severance agreement (for Mr. Pacious, May 5, 2011 and for Ms. Wu, February 13, 2012).

In addition, in the event of a termination following a change of control, the Company’s Long-Term Incentive Plan (“LTIP”) would govern the equity grants issued to Mr. Pacious prior to the date of his severance agreement and the LTIP provides that stock options become fully vested and exercisable in full, all restricted stock becomes fully vested with immediate lapsing of any restrictions and all PVRSUs are deemed to be fully vested and immediately payable to the executive at the maximum level of performance applicable to the award. Therefore, for Mr. Pacious, the LTIP, together with his severance agreement, would result in the immediate vesting of all of his equity awards.
Also, upon a change in control termination, Mr. Pacious and Ms. Wu would be subject to the non-competition and non-solicitation provisions described above.
In addition to the other conditions applicable to Mr. Pacious and Ms. Wu in order for each executive to receive his or her severance payments, as described above, the executive is required to execute a general release in favor of Choice in order to receive any severance payments upon a qualifying termination following a change in control.
Mr. Pepper and Mr. Oaksmith
Pursuant to the Company’s Severance Benefit Policy, if Mr. Pepper’s or Mr. Oaksmith's employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by Mr. Pepper or Mr. Oaksmith for good reason, each is entitled to receive a lump-sum severance payment of 200% of his base salary then in effect plus 200% of the full amount of the annual incentive bonus based on the target bonus for the year in which the termination occurs. In addition, each is entitled to receive medical and dental coverage for 70 weeks at the level he was receiving at the time of his termination. In addition to the other applicable conditions, in order to receive severance payments as described above, each is required to execute a general release in favor of Choice.
Because neither Mr. Pepper nor Mr. Oaksmith have a written agreement with the Company governing treatment of his equity awards in the event of a termination following a change of control, the terms of the Company’s LTIP apply. Pursuant to the LTIP, if within two years of a change of control, either is terminated by the Company other than for cause, or terminates his employment for good reason, then all of his stock options become fully vested and exercisable in full, all restricted stock becomes fully vested with immediate lapsing of any restrictions and all PVRSUs are deemed to be fully vested and immediately payable to him at the maximum level of performance applicable to the award.
Mr. Joyce
The following table shows the potential payments upon termination, with or without a change of control, for Mr. Joyce:

Executive Benefits and Payments	Constructive Termination ($)		Termination Following Change of Control ($)		Disability ($)	Death ($)
Compensation:
Salary Continuation under Employment Agreement	2,060,000	(1)	2,575,000	(2)	—	—
Annual Incentive Bonus(3)	2,060,000		2,060,000		—	—
Benefits & Perquisites:
Disability Income(4)	—		—		2,450,000	—
Health and Welfare Benefits(5)	15,336		15,336		—	—
Life Insurance Benefits(6)	—		—		—	2,030,000
Long-Term Incentives:
Stock Options(7)	1,849,178		2,303,714		2,303,714	2,303,714
Restricted Stock Grants(8)	1,687,890		2,369,121		2,369,121	2,369,121
PVRSUs(9)	—		—		—	—
PBRSUs(10)	2,858,594		6,445,750		2,858,594	2,858,594
Total	10,530,998		15,768,921		9,981,429	9,561,429

(1)	Amount represents continued payment of Mr. Joyce’s base salary, based on his salary as of December 31, 2016, for two years.

(2)	Amount represents continued payment of Mr. Joyce’s base salary, based on his salary as of December 31, 2016, for two years and six months.

(3)	Amount represents the estimated target incentive bonus amounts for 2017 and 2018, based on the target bonus amount for 2016.

(4)
Amount represents the aggregate of the current monthly benefit payments at $25,000 per month that Mr. Joyce would be entitled to receive under the Choice disability program as of December 31, 2016 through the month in which he reaches age 65.

(5)	Amount represents estimated reimbursements to Mr. Joyce of COBRA continuation of health care coverage premiums for Mr. Joyce and his family for a period of 18 months.

(6)	Amount represents estimated value of the proceeds payable to Mr. Joyce’s beneficiary upon death.

(7)
Upon constructive termination, stock options will continue to vest for a period of two years. Upon death or disability, stock options will continue to vest through the original term of such option. In the case of termination following a change of control, all stock option awards immediately vest. Values presented represent the intrinsic value of the options based on a NYSE closing market price on December 30, 2016 of $56.05.

(8)
Upon constructive termination, restricted stock will continue to vest for a period of two years. Upon death or disability, restricted stock will continue to vest through the original term of the restricted stock. In the case of termination following a change of control, all restricted stock awards immediately vest. The values presented represent the value of the stock based on the NYSE closing market price of our stock on December 30, 2016 of $56.05.

(9)	Upon constructive termination, death, disability or termination following a change of control, unvested PVRSUs are immediately terminated.

(10)
Upon constructive termination, death, or disability, Mr. Joyce is entitled to an immediate pro-rata vesting of the PBRSU awards based upon the amount of service through the date of termination or death compared to the 5-year vesting term. In the case of termination following a change of control, all unvested PBRSU awards will immediately vest with the maximum performance level under the terms of the award assumed to have been achieved. The values presented represent the value of the stock based on the closing share price on December 30, 2016 of $56.05, and solely in the case of a termination following a change of control, 207.5% vesting leverage, which is the maximum leverage permitted under the PBRSU grant.

Mr. Oaksmith
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Oaksmith:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Agreement(1)	437,500	—	—	—
Cash Severance(2)	—	910,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	2,319	2,319	—	—
Disability Income(4)	—	—	5,975,000	—
Life Insurance Benefits(5)	—	—	—	1,325,000
Long-Term Incentives:
Stock Options(6)	—	74,736	—	—
Restricted Stock Grants(7)	—	744,288	—	—
Total	439,819	1,731,343	5,975,000	1,325,000

(1)	Amount represents continued payment of Mr. Oaksmith’s base salary, based on his salary as of December 31, 2016, for 70 weeks.

(2)	Amount represents 200% of Mr. Oaksmith’s annual base salary as of December 31, 2016, plus 200% of his annual bonus target for 2016.

(3)
For an involuntary termination without reasonable cause, amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Oaksmith for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Oaksmith’s elected coverage as of December 31, 2016. For a termination following a change of control, amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Oaksmith for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Oaksmith’s elected coverage as of December 31, 2016.

(4)
Amount represents the aggregate of the current monthly benefit payments at $25,000 per month that Mr. Oaksmith would be entitled to receive under the Choice disability program as of December 31, 2016 through the month in which he reaches age 65.

(5)	Amount represents the estimated value of the proceeds payable to Mr. Oaksmith’s beneficiary upon his death.

(6)
In the case of termination following a change of control, all stock option awards immediately vest. Values presented represent the intrinsic value of the options based on the closing share price on December 30, 2016 of $56.05.

(7)
In the case of termination following a change of control, all restricted awards immediately vest. The values presented represent the value of the stock based on the closing price of our stock on December 30, 2016 of $56.05.

Mr. Pacious
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Pacious:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Agreement(1)	942,308	—	—	—
Cash Severance(2)	—	2,800,000
Benefits & Perquisites:
Health and Welfare Benefits(3)	2,372	—	—	—
Outplacement Services(4)	18,000		—	—
Disability Income(5)			4,225,000	—
Life Insurance Benefits(6)	—	—	—	1,700,000
Long-Term Incentives:
Stock Options(7)	638,552	791,781	—	—
Restricted Stock Grants(8)	1,758,905	1,992,914	—	—
PVRSUs(9)	255,028	6,181,642	—	—
Total	3,615,165	11,766,337	4,225,000	1,700,000

(1)	Amount represents continued payment of Mr. Pacious’ base salary, based on his salary in effect on December 31, 2016, for 70 weeks.

(2)	Amount represents 200% of Mr. Pacious’ annual base salary as of December 31, 2016, plus 200% of Mr. Pacious’ annual target bonus amount for 2016.

(3)
Amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pacious for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Pacious’ elected coverage as of December 31, 2016.

(4)	Amount represents the estimated value of Choice’s standard senior executive outplacement service.

(5)
Amount represents the aggregate of the current monthly benefit payments at $25,000 per month that Mr. Pacious would be entitled to receive under the Choice disability program as of December 31, 2016 through the month in which he reaches age 65.

(6)	Amount represents the estimated value of the proceeds payable to Mr. Pacious’ beneficiary upon his death.

(7)
For termination without cause or with good reason, unvested options granted after May 5, 2011 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards will immediately vest. Values presented represent the intrinsic value of the options based on the closing share price on December 30, 2016 of $56.05.

(8)
For termination without cause or with good reason, restricted stock granted after May 5, 2011 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards will immediately vest. The values presented represent the value of the stock based on the closing price of our stock on December 30, 2016 of $56.05.

(9)
For termination without cause or with good reason, PVRSUs granted after May 5, 2011 will continue to vest for 70 weeks. In the case of termination following a change of control, all unvested PVRSU awards will immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. The values presented represent the value of the stock based on the closing share price on December 30, 2016 of $56.05, and solely in the case of a termination following a change of control, 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

Mr. Pepper
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Pepper:

Executive Benefits and Payments	Involuntary Termination without Reasonable Cause ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	658,606	—	—	—
Cash Severance(2)	—	1,614,525
Benefits & Perquisites:
Health and Welfare Benefits(3)	19,669	19,669	—	—
Disability Income(4)			4,725,000	—
Life Insurance Benefits(5)	—	—	—	1,490,000
Long-Term Incentives:
Stock Options(6)	—	370,570	—	—
Restricted Stock Grants(7)	—	392,406	—	—
PVRSUs(8)	—	3,237,050	—	—
Total	678,275	5,634,220	4,725,000	1,490,000

(1)	Amount represents continued payment of Mr. Pepper’s base salary, based on his salary as of December 31, 2016, for 70 weeks.

(2)	Amount represents 200% of Mr. Pepper’s annual base salary as of December 31, 2016, plus 200% of his annual bonus target for 2016.

(3)
For an involuntary termination without reasonable cause, amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pepper for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Pepper’s elected coverage as of December 31, 2016. For a termination following a change of control, amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pepper for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Pepper’s elected coverage as of December 31, 2016.

(4)
Amount represents the aggregate of the current monthly benefit payments at $25,000 per month that Mr. Pepper would be entitled to receive under the Choice disability program as of December 31, 2016 through the month in which he reaches age 65.

(5)	Amount represents the estimated value of the proceeds payable to Mr. Pepper’s beneficiary upon his death.

(6)
In the case of termination following a change of control, all stock option awards immediately vest. Values presented represent the intrinsic value of the options based on the closing share price on December 30, 2016 of $56.05.

(7)
In the case of termination following a change of control, all restricted awards immediately vest. The values presented represent the value of the stock based on the closing price of our stock on December 30, 2016 of $56.05.

(8)
In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. The values presented represent the value of the stock based on the closing share price on December 30, 2016 of $56.05 and 160% to 250% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

Ms. Wu
The following table shows the potential payments upon termination, with or without a change in control, for Ms. Wu:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	572,116	—	—	—
Cash Severance(2)	—	1,275,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	13,759	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			3,925,000	—
Life Insurance Benefits(6)	—	—	—	1,425,000
Long-Term Incentives:
Stock Options(7)	259,627	307,443	—	—
Restricted Stock Grants(8)	795,125	870,344	—	—
PVRSUs(9)	88,335	388,987	—	—
Total	1,746,962	2,841,774	3,925,000	1,425,000

(1)	Amount represents continued payment of Ms. Wu’s base salary, based on her salary as of December 31, 2016, for 70 weeks.

(2)	Amount represents 200% of Ms. Wu’s annual base salary as of December 31, 2016, plus 200% of her annual bonus target for 2016.

(3)
Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Ms. Wu for continued coverage under our medical and dental plans for 70 weeks, based on Ms. Wu’s elected coverage as of December 31, 2016.

(4)	Amount represents the estimate value of Choice’s standard senior executive outplacement service.

(5)
Amount represents the aggregate of the current monthly benefit payments at $25,000 per month that Ms. Wu would be entitled to receive under the Choice disability program as of December 31, 2016 through the month in which she reaches age 65.

(6)	Amount represents the estimated value of the proceeds payable to Ms. Wu’s beneficiary upon her death.

(7)
For termination without cause or with good reason, unvested options granted after February 13, 2012 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Values presented represent the intrinsic value of the options based on the closing share price on December 30, 2016 of $56.05.

(8)
For termination without cause or with good reason, unvested restricted stock granted after February 13, 2012 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. The values presented represent the value of the stock based on the closing price of our stock on December 30, 2016 of $56.05.

(9)
In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. The values presented represent the value of the stock based on the closing share price on December 30, 2016 of $56.05 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

Mr. White Severance Benefit Agreement
Mr. White’s employment with Choice terminated on September 21, 2016 and was deemed a termination without cause under Mr. White’s Non-Competition, Non-Solicitation and Severance Benefit Agreement with the Company (as amended in the manner described below).
On June 3, 2016, the Company and Mr. White further amended Mr. White’s Non-Competition, Non-Solicitation and Severance Benefit Agreement with the Company. The amendment: (i) extended the severance benefit period from 70 weeks to 80 weeks; (ii) modified the definition of “competing business” for purposes of the non-competition provisions, (iii) extended Mr. White’s participation in the Company’s flexible perquisite program for seven months following the termination date, (iv) required the Company to provide certain additional insurance coverages and make certain expense reimbursements during the severance benefit period; and (v) provided an exception to the severance payment offset requirement to permit non-competitive consulting services of up to $5,000 per month.

Accordingly, pursuant to his Severance Benefit Agreement, Mr. White is entitled to receive the following during his severance period:

•	base salary;

•	payment of the 2016 incentive bonus based on the actual attainment level for the company objectives and at 100% of the individual Management Bonus Objectives;

•	medical and dental benefits to the same extent as at termination and with Choice to continue its employer contribution for such benefits;

•	senior executive outplacement services;

•	reimbursement of cell phone charges up to $250 per month;

•	participation in the Executive Stay At Choice program up to a total reimbursement of $5,000;

•	long-term disability coverage;

•	reimbursement of basic and option life insurance premiums at the coverage in place at termination;

•	supplemental executive life insurance at the same level as at termination;

•	reimbursement of long-term care insurance premiums at the coverage in place at termination;

•	continued participation in Choice’s Flexible Perquisite Program through April 21, 2017; and

•	continued vesting of his outstanding and unvested stock options and restricted stock awards.

As conditioned to his receipt of the payments and benefits above, Mr. White agreed that if he becomes employed during the White Severance Period, Choice is entitled to offset the salary and bonus payments required above with any new salary or bonus compensation earned by Mr. White. However, the Severance Agreement permits Mr. White to provide consulting to third parties without offset so long as such services do not exceed
$5,000 per month and are not provided to a competing business.

The following table sets forth the payments made (or to be made, as applicable) to Mr. White in connection with his termination of employment with Choice on September 21, 2016.

Payments and Benefits Upon Termination	Value ($)
Compensation:
Salary Continuation under Severance Benefit Agreement(1)	807,692
Annual Incentive Bonus(2)	381,575
Benefits & Perquisites:
Health and Welfare Benefits(3)	24,847
Outplacement Services(4)	15,000
Cell Phone Allowance(5)	4,750
Stay At Choice(6)	5,000
Life Insurance Benefits(7)	4,190
Long-Term Incentives:
Stock Options(8)	64,055
Restricted Stock Grants(9)	313,152
PVRSUs(10)	133,090
Total	1,753,351

(1)	Amount represents continued payment of Mr. White’s base salary, based on his salary as of December 31, 2016, for 80 weeks.

(2)	Amount represents the 2016 MIP payment for Mr. White, which amount was paid in February 2017.

(3)
Amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. White for continued coverage under our medical and dental plans, long term disability and long term care insurance for 80 weeks, based on Mr. White’s elected coverage as of September 21, 2016.

(4)	Amount represents the estimated value of Choice’s standard senior executive outplacement service.

(5)	Amount shown at the maximum reimbursable allowance amount for 80 weeks (19 months).

(6)	Amount shown at the maximum reimbursable allowance amount per the severance agreement.

(7)
Amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. White for continued coverage under the basic and option life insurance and supplemental executive life insurance plans for 80 weeks, based on Mr. White’s elected coverage as of September 21, 2016.

(8)
Unvested options granted after August 1, 2011 will continue to vest for 80 weeks following the termination date. Values presented represent the intrinsic value of the options based on the NYSE closing market price on September 21, 2016 of $46.60.

(9)
Restricted stock granted after August 1, 2011 will continue to vest for 80 weeks following termination. The values presented represent the value of the stock based on the NYSE closing market price on September 21, 2016 of $46.60.

(10)
PVRSUs granted after August 1, 2011 will continue to vest for 80 weeks following termination. The values presented represent the value of the PVRSUs at target leverage based on the NYSE closing market price on September 21, 2016 of $46.60.

NON-EXECUTIVE DIRECTOR COMPENSATION FOR 2016
During 2016, non-employee directors were entitled to receive the cash and equity compensation below.

	Compensation Effective Jan. 1, 2016 ($)		Compensation Effective Jan. 1, 2017 ($)
Annual Retainer—Stock
Members—Independent	120,000	(1)	130,000	(1), (4)
Annual Retainer—Cash
Board Member (up to 7 meetings)	55,000		65,000
Audit Committee Member (up to 8 meetings)	10,000		12,500
Compensation Committee Member (up to 6 meetings)	8,000		10,000
Corporate Governance and Nominating Member (up to 3 meetings)	5,000		8,000
Diversity Committee Member (up to 3 meetings)	5,000		8,000
Audit Committee Chair	15,000	(2)	15,000	(2)
Compensation Committee Chair	8,000	(2)	8,000	(2)
Corporate Governance and Nominating Chair	5,000	(2)	5,000	(2)
Diversity Committee Chair	5,000	(2)	5,000	(2)
Lead Independent Director	20,000	(3)	25,000	(3)
Excess Meeting Fees
Each In-Person Meeting in Excess of Expected Activity Level	2,000		2,000
Each Telephonic Meeting in Excess of Expected Activity Level	2,000		2,000

(1)	The stock portion of the annual retainer is paid in the form of restricted stock which vests in equal amounts over a three-year vesting term.

(2)	Amount is in addition to general non-employee Committee member retainer.

(3)	Amount is in addition to general non-employee Board member retainer.

(4)	Effective as of the April 21, 2017 Annual Meeting of Shareholders.

Directors are required to reach and maintain $300,000 in ownership of Company stock within five years of election to the Board.
The following table illustrates the compensation earned by or paid to non-employee directors during 2016:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott A. Renschler	60,000	120,032	2,930	182,962
William L. Jews	78,000	120,032	—	198,032
Ervin R. Shames	106,000	120,032	1,047	227,079
Gordon A. Smith	73,000	120,032	627	193,659
Barbara T. Alexander	85,000	120,032	—	205,032
John P. Tague	63,000	120,032	—	183,032
Monte J.M. Koch	70,000	120,032	41,254	231,286
Liza Landsman	70,000	120,032	1,960	191,992

(1)
Mr. Joyce is not included in the table as he served as an employee of Choice during 2016 and does not receive any compensation for his role as director. Stewart Bainum, Jr., Chairman of the Board, is also an employee of Choice and does not receive compensation for his services as a director. Pursuant to the terms of Mr. Bainum’s employment contract, he is paid an annual salary of $300,000 effective January 1, 2016 and $350,000 effective January 1, 2017, may participate in the Choice 401(k) and non-qualified deferred compensation plans and is furnished with suitable office space and secretarial assistance, with access to telephone, computer, fax and other reasonable and necessary office space and office supplies.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As of December 31, 2016, each director had the following aggregate number of deferred shares accumulated in their deferral accounts for all years of service as a director, including additional shares credited as a result of reinvestment of dividend equivalents:

Scott A. Renschler, 27,639; William L. Jews, 5,674; Ervin R. Shames, 37,211; Gordon A. Smith, 54,643; Barbara T. Alexander, 0; John P. Tague, 15,738; Monte J.M. Koch,1,671; and Liza Landsman, 0.

(3)
This column includes reimbursements and associated tax gross up payments for spousal travel to Board meetings not held at the Company’s headquarters, and related to the Stay at Choice program which provides reimbursements to directors when staying at Choice hotels. The figures above, cannot, however, form the basis for inference as to whether directors stay at Choice properties. Some directors stay at Choice properties but do not submit for reimbursement under the Stay at Choice program.

PROPOSAL 2—ADVISORY VOTE ON FUTURE FREQUENCY OF THE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking shareholder input on how often we will seek advisory votes on the compensation of named executive officers as disclosed in future proxy statements, similar to Proposal 3 in this Proxy Statement. We are required to hold such votes at least once every three years.

Accordingly, shareholders may indicate their preference to hold future advisory votes on executive compensation:

•	every year;

•	every two years; or

•	every three years.

You may also abstain from voting. The Board recommends that shareholders vote in favor of holding future advisory votes on executive compensation every year. Because this vote is non-binding, the Board has discretion to determine how frequently we will hold future advisory votes on executive compensation. However, the Board of Directors will consider the outcome of this vote in making its determination. Please note that you are being asked to indicate your preference on the above choices, and you are not being asked to approve or disapprove the Board’s recommendation.

Board Recommendation

The Board believes that holding advisory votes on executive compensation every year will allow for shareholder concerns to be voiced regularly and considered by the Compensation Committee as it undertakes its yearly compensation determinations. As a result, an annual vote will allow the Compensation Committee to be more informed and responsive to shareholder concerns about the compensation of the Company’s most highly compensated executive officers. The Board also views an annual vote as a good corporate governance practice. The Board recommends a vote of 1 Year for the frequency of future advisory votes on executive compensation.

PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, we are seeking shareholder input on our executive compensation as disclosed in this proxy statement. The Board and the Compensation Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We remain focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing tools necessary to attract and retain the best talent.
As described in the Compensation Discussion and Analysis beginning on page 28 of this proxy statement, our executive compensation program is designed to incentivize achievement of short- and long-term Company and individual performance. By paying for performance, we believe we align the interests of our executive officers’ with those of our shareholders. The Company believes the highest executive talent is attracted to a company that recognizes and rewards performance. We also emphasize good governance practices as part of our compensation program and believe that such practices enhance the alignment of interests between our executives and our shareholders. To that end, as noted in the Compensation Discussion and Analysis, in 2015 we reinstated PVRSUs as 25% of the long-term incentive, decreased the stock option portion of the long-term incentive from 66.6% to 50% and reduced the restricted stock portion of the long-term incentive from 33.3% to 25%. For 2017, we will further enhance our performance based pay by increasing PVRSUs to 50% of the annual long-term incentive.
Consistent with the philosophy noted above, the compensation program has been designed to achieve the following objectives:

Pay for Performance
Link pay through short- and long-term incentives to corporate, team and individual performance to encourage and reward excellence and outcomes that further the Company's results and enhance shareholder value

Encourage Growth
Encourage the exploration of opportunities in business areas that are complementary to our core hotel franchising business, leveraging core competencies and / or adding to our franchising business model

Competitive Pay
Assure that compensation relates to performance relative to market competitors of similar complexity and global scale in terms of system-wide gross room revenue and market capitalization to provide effective incentives and encourage retention

Shareholder Alignment
Align the interests of executives with those of our shareholders through grants of equity-based compensation that, coupled with our stock ownership requirements, encourage significant ongoing equity ownership

Long-Term Focus	Foster long-term focus and continued investment in growth required for premier performance in the hospitality industry through equity incentives that vest over time
Internal Pay Equity	Consider internal pay equity so that the relationship between internal executive pay levels is appropriate
Recruitment and Retention
Enable the recruitment and retention of highly qualified executives able to excel within a complex organization that manages extensive system-wide gross room revenues in a rapidly changing, disruptive distribution environment

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED”
The vote is advisory and is not binding on the Board. However, the Compensation Committee will take into account the outcome of the vote as part of its ongoing oversight and consideration of the Company’s executive compensation program.
Board Recommendation
The Board recommends that shareholders vote FOR the approval of executive compensation.

PROPOSAL 4—APPROVAL OF THE CHOICE HOTELS INTERNATIONAL 2017 LONG-TERM INCENTIVE PLAN
On February 25, 2017, the Board of Directors approved the Choice Hotels International, Inc., 2017 Long-Term Incentive Plan (“2017 LTIP”) subject to shareholder approval at the 2017 Annual Meeting. If approved by shareholders at the 2017 Annual Meeting, the 2017 LTIP will become effective at that time. The 2017 LTIP will replace the Amended and Restated 2006 Choice Hotels International Inc. Long-Term Incentive Plan (the“2006 LTIP”) that expires on February 13, 2018. If approved by shareholders, any unused or future forfeited shares under the 2006 LTIP plan will be available for issuance under the 2017 LTIP and no future awards will be made under the 2006 LTIP. If shareholder approval of the 2017 LTIP is not obtained, the 2006 LTIP will continue in effect until its expiration on February 13, 2018 unless further amended.
A description of the 2017 LTIP is set forth below. This summary is qualified in its entirety by the full text of the 2017 LTIP, a copy of which is attached to this proxy statement as Appendix A.
Background and Purpose
The purpose of the 2017 LTIP is to advance the interests of the Company and its shareholders by making awards of various types of equity grants to employees, officers and Board members. As an additional incentive for employees, officers and directors to contribute to the continued growth and financial success of the Company, the 2017 LTIP provides for grants of stock options, restricted stock, stock appreciation rights and restricted stock units. Grants under the 2017 LTIP are designed to meet competitive practices in terms of compensation levels, share usage, and the aggregate economic cost to shareholders.
The 2017 LTIP includes the following important features:

•	Provides for grants of stock options, restricted stock, stock appreciation rights (“SARs”) and restricted stock units.

•
Gives the Compensation Committee wide latitude in making grants and determining the applicable terms and conditions for each grant (including either time-based or performance-based vesting conditions) as well as the ability to amend awards.

•	Provides for “double trigger” features in the event of a change in control.

•	Allows deferral of restricted stock and restricted stock unit grants subject to restrictions.

•	Allows for transferability of certain grants for estate and tax planning purposes.

•	Awards are subject to mandatory repayment to the Company pursuant to the Company’s Recoupment Policy.

•	One year minimum vesting requirement for all awards.

In addition, the 2017 LTIP contains a number of provisions that reflect “best practices” followed by the Company. Specifically, the 2017 LTIP prohibits:

•
Granting stock options and SARS with an exercise price that is below the market price of the Common Stock on the date of grant, except for shares granted in connection with a merger or other acquisition as a replacement award for options or SARs held by grantees of the acquired entity.

•	Repricing stock options or SARs without stockholder approval.
Subject to adjustment, the number of shares of Common Stock that may be issued under the 2017 LTIP is 2,500,000 shares, less than 4.44% of shares outstanding as of March 1, 2017 plus any unused shares under the 2006 LTIP as of the time of shareholder approval of the 2017 LTIP plus any future forfeited shares under the 2006 LTIP. The issuance of full-value shares is limited to 60% of the 2,500,000 shares newly authorized. Shares of Common Stock issued under the 2017 LTIP may be authorized but unissued shares, reacquired shares or both. The number of shares considered issued under the 2017 LTIP equals the number of shares issued upon exercise or settlement of an award. However, shares retained by or delivered to the Company to pay the exercise price or withholding taxes arising under an award, shares retained by or delivered to the Company to pay the exercise price or withholding taxes arising under an award and unissued shares resulting from the settlement of stock appreciation rights in stock or net settlement of a stock option do not again become available for issuance under the 2017 LTIP.
Assuming the plan is approved by shareholders, we expect the number of shares available to grant under the plan to last for three to five years.
It is not possible to determine the benefits or the amounts of the awards that will be received by a particular participant or group of participants in the future under the 2017 LTIP. The fair market value of a share of Common Stock was $63.20 on March 17, 2017. No awards have yet been granted under the 2017 LTIP. Unless earlier terminated by action of the Board or extended with approval of shareholders, the 2017 LTIP will terminate on April 21, 2025.

Section 162(m) of the Code
The Board believes that it is in the best interests of the Company and its shareholders to continue to provide for an equity incentive plan under which stock-based compensation awards made to the Company’s executive officers may qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2017 LTIP has been structured in a manner such that awards under it may satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s four other most highly compensated executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Shareholder approval of the 2017 LTIP will be deemed to constitute approval of each of these aspects of the 2017 LTIP for purposes of the approval requirements of Section 162(m).
Description of the 2017 LTIP
Administration.    The Compensation Committee (“Committee”) will administer the 2017 LTIP (subject to the Board’s discretion to designate any other committee or subcommittee to administer the plan).

The Committee has full authority to interpret the 2017 LTIP and establish rules for its administration. All awards granted under the 2017 LTIP will be entirely at the discretion of the Committee. The Committee has the authority to grant awards upon terms it considers appropriate in its sole discretion.
Subject to the provisions of the 2017 LTIP, the Committee has the power to:

•	Interpret all provisions of the 2017 LTIP,

•	Prescribe the terms of any grant agreement (which need not be identical),

•	Adopt, amend, and rescind rules and regulations pertaining to the administration of the 2017 LTIP,

•	Amend any agreement,

•	Correct any defect, supply any omission, or reconcile any inconsistency in the 2017 LTIP or any agreement,

•	Determine which persons are participants, to which of such participants, if any, awards shall be granted hereunder and the timing of any such awards,

•
Grant awards to participants and determine the terms and conditions thereof, including the number of shares of Common Stock subject to awards and the option price or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors,

•	Establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award,

•	Determine whether, and the extent to which, adjustments are required for changes in capital structure and

•	Make all other determinations necessary or advisable in administering the 2017 LTIP.
The Committee also has the discretion to determine the effect upon an award and upon an individual’s status as an employee under the 2017 LTIP (including whether a participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an award in the case of:

•	Any individual who is employed by an entity that ceases to be a subsidiary of the Company,

•	Any leave of absence approved by the Company or a subsidiary,

•	Any transfer between locations of employment with the Company or a subsidiary or between the Company and any subsidiary or between any subsidiaries,

•	Any change in the participant’s status from an employee to a consultant or member of the Board, or vice versa, and

•
At the request of the Company or a subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a “subsidiary” for purposes of the 2017 LTIP.

Eligibility.    Any employee, officer or director of the Company or any of its affiliates is eligible to receive an award under the 2017 LTIP. The Committee has full discretionary authority to determine the person to whom awards will be made and the time or times at which such grants will be made. As of March 1, 2017, there were approximately 1,440 persons eligible to receive awards under the 2017 LTIP. The benefits or amounts that may be received by or allocated to a particular participant or group of participants in the future under the 2017 LTIP will be determined at the discretion of the Committee and are not presently determinable.

Options.    Stock options grants may be either incentive stock options (within the meaning of the Section 422 of the Internal Revenue Code) or non-qualified stock options (options that do not qualify as incentive stock options for federal income tax purposes). Subject to certain limits described below, the Committee has the power and discretion to determine the type of option being granted, to whom an option is granted, the number of shares being granted, the exercise price of the option, and the terms and conditions of each option.
The Committee may not grant an option award of more than 250,000 shares to any employee in a calendar year. The Committee may not grant an option award of more than 10,000 shares to any non-employee director in a calendar year. The exercise price of an option cannot be less than the fair market value of a share as of the grant date, unless granted in connection with a merger or acquisition as a replacement for options held by optionees of the acquired entity. The aggregate fair market value for incentive stock options granted under the 2017 LTIP that are first exercisable in a calendar year cannot exceed $100,000. The duration of incentive stock options cannot exceed ten years, or five years if granted to a ten percent Shareholder. If an incentive stock option is granted to an individual ten percent shareholder, the exercise price must be at least 110% of the fair market value on the grant date.
Participants may exercise their options in whole or in part. The exercise of an option may be paid in cash, in stock, or in a combination of cash and stock.
Generally, if a participant terminates service, or the Company terminates his or her service, outstanding stock options may be exercised, to the extent then exercisable, for 90 days following the date of termination. If a participant terminates service for disability, his or her outstanding stock options may be exercised, to the extent exercisable, for 12 months following the date of termination. If a participant dies while an employee or director, any outstanding options may be exercised by the participant’s estate, to the extent exercisable, for 12 months following the date of termination.
The 2017 LTIP prohibits repricing stock options without stockholder approval.
Stock Awards.    The Committee may grant stock awards to participants. Subject to certain limits described below, the Committee has the power and discretion to determine to whom an award is granted, the number of shares being granted, and the terms and conditions of each award. The Committee may not grant a stock award of more than 250,000 shares to any one employee in a calendar year. The Committee may not grant a stock award of more than 10,000 shares to any one non-employee director in a calendar year.
Stock awards pursuant to this section are subject to a vesting schedule, which may include performance goals or other conditions provided by the Committee. Awards may be forfeited for failure to satisfy the conditions or termination as an employee or director. During the period when shares are forfeitable, a participant has all the rights of a shareholder including the rights to receive dividends and vote the shares, except that the restricted shares cannot be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of until they cease to be forfeitable.
A SAR provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. SARs may be granted either in tandem with or as a component of other awards granted under the 2017 LTIP or not in conjunction with other awards and may, but need not, relate to a specific option. Participants may exercise a SAR in whole or in part.

However, a SAR may only be exercised when the value of a share exceeds the per-share option price. All vested SARs are automatically exercised on the last trading day prior to expiration, unless the participant otherwise instructs the Company. In addition, SARs are generally subject to the other terms and limitations applicable to options, including the fact that the 2017 LTIP prohibits repricing SARs without stockholder approval.

The Committee may not grant a SAR reflecting more than 250,000 shares covered by such SAR to any employee in a calendar year. The Committee may not grant a SAR reflecting more than 10,000 shares covered by such SAR to any non-employee director in a calendar year.
Qualified Performance-Based Awards.    Qualified Performance-Based Awards are awards that are structured to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Internal Revenue Code. Awards may be made to covered employees who meet specified performance goals. The Committee, subject to the limitations described below, has the discretion to establish, reduce, or eliminate performance periods, goals, and awards. The Committee may not grant a performance award of more than 250,000 shares to any one person in a calendar year.
Performance goals must be objective, established within 90 days after the beginning of the applicable performance period, and meet the requirements of Section 162(m). The performance criteria for Qualified Performance-Based Awards will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the award:

•	operating income;

•	earnings before interest,

•	taxes, depreciation and amortization;

•	earnings;

•	cash flow;

•	market share;

•	sales or revenue;

•	expenses;

•	profit/loss or profit margin;

•	working capital;

•	return on equity or capital;

•	earning per shares;

•	stock price;

•	price/earnings ratios;

•	debt or debt-to-equity ratios;

•	balance sheet measurements;

•	cash or assets;

•	liquidity;

•	economic value added (“EVA”);

•	operations;

•	mergers and acquisitions or divestitures;

•	financings;

•
franchisee operations and other industry-specific factors (such as room occupancy rates, room turnover, customer satisfaction, revenue and/or royalties per available room, executed franchise contracts, number of franchises and like factors); and/or

•	attainment of strategic, operational and/or financial objectives that are based on the other criteria listed above.
The Committee (i) may appropriately establish performance criteria that either disregards or takes into account the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately establish performance criteria that either includes or excludes gains and losses related to any of the following events that occurs during a performance period:

•	the sale of assets;

•	litigation, claims, judgments or settlements;

•	the effect of changes in tax law or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs;

•	investment in a new line of business; and

•	accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

In addition to Qualified Performance-Based Awards, Awards that are not intended to be structured to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Internal Revenue Code may be subject to such performance-based vesting and other conditions as the Committee may determine.
Deferral of Payments.    To the extent permitted in the agreement or by the Committee, participants may defer all or any portion of a restricted stock, restricted stock unit or SAR award. Deferred awards will be maintained in an account by the Company, credited with dividends and credited with a reasonable rate of interest or invested in additional deferred shares. Deferral of any award must be consistent with Section 409A of the Internal Revenue Code.
Adjustments.    In the event of a change in capital structure, including any stock dividends, stock split-ups, subdivisions or consolidations of stock, transactions involving the stock, the Committee shall adjust the maximum number of shares that may be granted under this plan, the annual award limits, and the terms of any outstanding award to prevent the dilution or enlargement of benefits intended under the 2017 LTIP.

Change in Control.    In the event of a change in control of the Company, the Committee may take any one or more of the following actions with respect to outstanding awards: provide that such awards are assumed, or equivalent awards are substituted, by the acquiring or succeeding corporation; provide that such awards terminate upon consummation of the change of control and the participant shall receive a payment in securities or cash equal to the fair market value of shares payable under an option for any option awards, the amount payable under a SAR for any SAR, or the fair market value of shares subject to an award for any other award; vest any awards and require that any options or SARs be exercised at that time subject to any conditions the Committee determines.
Subject to an agreement or the Committee’s discretion, if a change of control occurs and a participant’s employment is terminated, all outstanding options and SARs fully vest and become exercisable, all outstanding stock and stock unit awards fully vest, and all uncompleted performance periods are deemed completed and the maximum level of performance set forth is deemed to have been attained. For the purposes of this section, a participant is deemed terminated if within two years of a change of control, his employment is terminated by the Company other than for cause or the participant terminates his employment for good reason. Good reason includes a significant reduction in authority, position, title, functions, duties or responsibilities; relocation of office location more than 25 miles from the prior principal place of employment; reduction in base salary; a significant change in the Company’s bonus program that adversely affects the participant; or a significant reduction in other employee benefits.
Amendment and Termination.    The Board may at any time and for any reason amend or terminate the 2017 LTIP, except that no alteration or amendment will be effective without stockholder approval if such approval is required by law, regulation, rule or order. Additionally, no termination or amendment may adversely alter or affect the terms of any outstanding awards without the consent of the affected participant.
Tax Consequences of the 2017 LTIP
The following discussion of the federal income tax consequences of the 2017 LTIP is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2017 LTIP or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.
Stock Options:    Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options do not comply with such requirements.

Only employees, and not non-employee directors, can be granted incentive stock options. An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee generally will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option and otherwise will be short-term capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee subject to our compliance with applicable reporting requirements.
In order for an option to qualify for incentive stock option tax treatment, the grant of the options must satisfy various conditions (e.g., the limitation of $100,000 of stock underlying incentive stock options that may vest in one year) and the option holder must satisfy certain conditions, including exercising the option while an employee or within a short period of time after ceasing to be an employee, and holding the shares acquired upon exercise of the option for a specified period of time. The Company does not guarantee that any option will qualify for incentive stock option tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an incentive stock option fails to so qualify, it will be taxed as a nonqualified stock option as described in the next paragraph.
An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights:    The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The Company will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the participant held the shares for more than one year.
Restricted Stock and Restricted Stock Units:    Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant of such restricted stock or restricted stock units. However, when the restricted stock or restricted stock units vest or are paid, as applicable, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.
Company Deduction and Section 162(m):    For the individual serving as the chief executive officer of the Company at the end of the taxable year, and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and the chief financial officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The Committee may establish performance conditions and other terms with respect to grants of restricted stock and restricted stock units in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the Committee will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Committee will certify the extent to which the Qualifying Performance Criteria have been satisfied before any payment is made that is intended to qualify as performance-based compensation.
Tax Withholding:    To the extent required by applicable federal, state, local or foreign law, a participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an award.
Board Recommendation
The Board recommends a vote FOR the approval of the Choice Hotels International, Inc. 2017 LTIP.

PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2017.
As a matter of good corporate governance, the appointment of Ernst & Young LLP is being presented to the shareholders for ratification. If the appointment is not ratified, the Board will consider whether it should select a different independent registered public accounting firm.
The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and it is expected that they will be available to respond to appropriate questions.
Principal Auditor Fees and Services

The Audit Committee has the sole authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services between Audit Committee meetings, which must be reported to the full Audit Committee at its next meeting. During 2016 and 2015, the Audit Committee pre-approved all audit and non-audit services provided by our independent registered public accounting firm. The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements relating to 2016 and 2015 and fees incurred for other services rendered by Ernst & Young LLP relating to those periods.

Fees	Ernst & Young Fiscal Year Ended December 31, 2016 ($)	Ernst & Young Fiscal Year Ended December 31, 2015 ($)
Audit Fees	1,106,770	1,041,157
Audit Related Fees	203,341	0
Tax Fees(1)	13,613	23,859
All Other Fees(2)	2,775	1,995
Total	1,326,499	1,067,011

(1)	Tax Fees primarily related to review of certain Company income tax returns, review of certain state, federal and international tax matters.

(2)	All Other Fees include subscription to the Global Accounting and Auditing Information Tool (GAAIT).
Board Recommendation
The Board recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company’s policy for the review and approval of related person transactions is contained in the Company’s written Related Party Transaction Policy, which acts as a supplement to the Company's Code of Ethics and Conduct. The policy governs disclosure and approval of transactions between the Company and related parties as defined in Item 404 of Regulation S-K of the Securities and Exchange Commission. Approval of a majority of all independent directors is required for share repurchases and any transactions over $1 million with a related party. The policy generally delegates authority to approve related party transactions under $1 million to the Corporate Governance and Nominating Committee. Pre-approved related party transactions include, among other things, franchise agreements, franchise incentives, and other transactions associated with the operation of a franchised hotel owned or operated by related parties provided such transactions are on substantially the same terms as those prevailing at the time for comparable agreements, incentives, and other transactions with non-affiliated parties. Set forth below is information regarding certain transactions in which our executives, directors or entities associated with them had a direct or indirect material interest.
Sunburst Hospitality Corporation (“Sunburst”) is one of the Company’s franchisees, with a portfolio of seven Choice franchised hotels as of December 31, 2016. The Chairman of the Board, Stewart Bainum, Jr., along with other Bainum family members, owns a controlling interest in Sunburst. Total revenue paid by Sunburst to the Company for franchising, royalty, marketing and reservation fees for 2016 was approximately $2.0 million. The franchise agreements require the payment of certain fees and charges, including the following: (a) a royalty fee of between 1.93% and 5.00% of monthly gross room revenues; (b) a marketing fee of between 1.00% and 2.10% of monthly gross room revenues plus $0.28 per day multiplied by the specified room count; (c) a reservation fee of 1.25% to 1.75% of monthly gross room revenues and (d) a marketing and reservation combined system fee of 1.58% to 3.05% of monthly gross room revenues. The marketing fee, reservation fee and system fee are subject to reasonable increases during the term of the franchise if the Company raises such fees uniformly among all its franchisees, generally.
In connection with Sunburst’s recapitalization in 2000, Choice and Sunburst entered into an Omnibus Amendment of the franchise agreements. The Omnibus Amendment provides that (i) Sunburst shall pay an application fee of $20,000 on all future franchise agreements, (ii) no royalties, marketing or reservation fees shall be payable for a period of two years for the next ten franchise agreements entered into after December 28, 1998, (iii) Sunburst is not required to pay liquidated damages upon the termination of any franchise agreements unless the related hotel owned by Sunburst that carried a Choice Hotels brand is not sold by Sunburst within three years from the date such hotel was reflagged with a different non-Choice Hotels brand, in which case liquidated damages will be paid with respect to any such hotel; not to exceed a maximum of $100,000 and (iv) if Sunburst sells any property that is the subject of an existing Franchise Agreement with Choice Hotels, if that property is not past due on any fees and (a) is not failing a quality assurance review, Choice Hotels will enter into a new Franchise Agreement on customary market terms with the buyer (without addendum or property improvement plan), or (b) is failing a quality assurance review, Choice Hotels will enter into a Franchise Agreement on customary market terms with a property improvement plan containing only those items necessary to pass such quality assurance review.
The Company entered into an Amended and Restated Employment Agreement with its Chairman of the Board, Stewart Bainum, Jr., in 2008. Pursuant to the subsequently amended agreement, Mr. Bainum was paid an annual salary of $300,000 as of January 1, 2016. Effective January 1, 2017 the Board approved a $50,000 increase in the annual salary payable to Mr. Bainum, resulting in an annual salary of $350,000. Mr Bainum may participate in the Choice 401(k) and non-qualified deferred compensation plans and is furnished with suitable office space and secretarial assistance, with access to telephone, computer, fax and other reasonable and necessary office services.
The Company entered into a Sublease Agreement with Sunbridge Capital, an entity controlled by the Bainum family, to sublease office space at the Company's Chevy Chase office to Sunbridge on a month-to-month basis as of November 1, 2013 at an annualized full service rental rate of $89,532. The Sublease Agreement terminates April 30, 2019 or upon ninety (90) days prior written notice of either party to the other party. The Sublease Agreement was approved by the Company's independent directors. The Sublease Agreement was amended in May 2016 to expand the subleased space and increase the annualized rental rate to approximately $150,000. The Company received $178,664 in rent under the Sublease Agreement in 2016.

The Company has found strategic use of a corporate aircraft to be an efficient, flexible business tool that increases productivity, facilitates travel involving multiple destinations per day/per trip or to locations with inadequate commercial service, addresses challenging scheduling requirements and enables greater collaboration during travel. The Company previously maintained a Master Aircraft Lease Agreement (the “Agreement’) with LP_C, LLC (“LPC”), an entity owned by the late Stewart Bainum, Sr., Stewart Bainum, Jr., Barbara Bainum and Roberta Bainum. The agreement permitted the Company to lease from time to time the aircraft owned by LPC (“Aircraft”). On May 16, 2013, LPC and Choice Hotels International Services Corp., a wholly-owned subsidiary of the Company ("CHISC"), entered into an Aircraft Sale and Purchase Agreement which closed on June 3, 2013, pursuant to which CHISC agreed to purchase the Aircraft for $9 million. An appraisal conducted by an unaffiliated third party determined that the purchase price of $9 million was more favorable to the Company than the fair market value of the aircraft. The Company's disinterested directors approved the Aircraft Sale and Purchase Agreement between LPC and CHISC.

Thereafter, on June 3, 2013, CHISC assigned the purchase agreement to an unaffiliated financial institution (“Purchaser”). In connection with the Purchaser’s acquisition of the Aircraft, the Purchaser also entered into an agreement with the Company to lease the Aircraft to the Company for a basic term of 60 months. In connection with the primary lease of the Aircraft, the Company entered into an agreement with each of the late Stewart Bainum, Sr. and Stewart Bainum, Jr. that allows those individuals to sublease the aircraft from the Company from time to time for their personal use. The sublease agreement between the Company, the estate of the late Stewart Bainum Sr. and Stewart Bainum, Jr. provides for lease payments that contribute towards the fixed costs associated with the aircraft as well as reimbursement of the Company’s variable costs associated with operation of the aircraft, in compliance with, and to the extent authorized by, applicable regulatory requirements. The terms of the sublease agreement for Mr. Bainum, Jr. and the estate of the late Stuart Bainum Sr. are consistent with the terms of sublease agreements that the Company has entered into with unrelated third parties for use of the Aircraft. For Mr. Bainum Jr. flight hours in 2016, the Company received a payment of $4,600. For Jane Bainum flight hours in 2016, the Company received a payment of $30,823 under this sublease agreement. Jane Bainum is the spouse of the late Stuart Bainum, Sr.

In December 2014, the Board approved an aircraft sublease with Mr. Joyce which became effective February 2015. The sublease applies to Mr. Joyce’s use of the aircraft beyond the 40 hours of personal use provided in his employment agreement. The terms of the sublease are consistent with the Company’s third-party aircraft subleases. In 2016, no relevant flight hours were used under this sublease agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s reporting officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “Commission”), the NYSE and the Company. As a matter of practice, our administrative staff assists many of our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on the Company’s review of the forms filed with the Commission and written representations from reporting persons, the Company believes that all of its reporting officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them during the year ended December 31, 2016 except for one report for a restricted stock grant awarded to Scott Oaksmith on December 15, 2016 was filed 68 days late due to an administrative error.

AUDIT COMMITTEE REPORT
Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board of Directors has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee. A copy of the Audit Committee charter is available at the investor relations section of the Company’s website at www.choicehotels.com. The Audit Committee consists of Ms. Alexander as Chairman, Ms. Landsman and Messrs. Shames and Koch. The Audit Committee is currently composed of four independent directors within the meaning of the NYSE’s rules.
Report of the Audit Committee
The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee possesses sole authority to engage and discharge independent registered public accounting firms and to approve all significant non-audit engagements with such firms. Further responsibilities of the Audit Committee include review of SEC filings and financial statements and ultimate supervision of the Company’s internal auditing function.
Management is responsible for the Company’s system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and management’s assessment of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee those processes.
In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young LLP, the Company's financial statements as of and for the year ended December 31, 2015. Management represented that the consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The Committee has reviewed with Ernst & Young LLP matters required to be discussed pursuant to the PCAOB's Auditing Standard no. 16 "Communications with Audit Committee." In addition, the Committee has discussed various matters with Ernst & Young LLP related to the Company's consolidated financial statements, including critical accounting policies and practices used, and other material written communications between Ernst & Young LLP and management.
In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from the Company and its management, including matters in the written disclosure and letter required by applicable requirements of the PCAOB and the provision of non-audit services by the independent registered public accounting firm. A disclosure summarizing the fees paid to Ernst & Young LLP in 2016 and 2015 for audit and non-audit services appears above under the heading Principal Auditor Fees and Services. All of the services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with its policies and procedures. The Audit Committee received a description of the services and approved them after determining that they would not affect the auditor’s independence.
The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Barbara T. Alexander, Chairman
Monte J. M. Koch
Liza K. Landsman
Ervin R. Shames

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING
A shareholder who intends to have a shareholder proposal included in the Company’s proxy statement for the 2018 Annual Meeting pursuant to Rule 14a-8 under the Securities Act of 1934 must submit such proposal so that it is received by the Company’s Corporate Secretary no later than November 27, 2017. In addition, any such submission must comply with all of the requirements of Rule 14a-8 applicable to shareholder proposals.
A shareholder who intends to present a proposal at the 2018 Annual Meeting, but does not seek to have the proposal included in the Company’s proxy statement for the 2018 Annual Meeting, must deliver notice to the Company no later than February 20, 2018, but not prior to January 21, 2018.
A shareholder who intends to nominate one or more persons for election to the Board of Directors at the 2018 Annual Meeting must deliver notice to the Company no later than February 20, 2018, but not prior to January 21, 2018. Such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and the name, age, business address, residence address and principal occupation of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming, such person or persons) relating to the nomination or nominations, (d) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholder known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice, (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and (f) the consent of each nominee to serve as a director of the Company if so elected.
SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
In accordance with notices that we sent to certain shareholders, we are sending only one copy of our Annual Report on Form 10-K and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
If you received a householded mailing this year and you would like to have additional copies of our Annual Report on Form 10-K and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary by mail to Corporate Secretary, Choice Hotels International, Inc., 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850, or call us at (301) 592-5026. We will promptly send additional copies of the Annual Report on Form 10-K and/or proxy statement upon receipt of such request. You may also contact us at the same mailing address and phone number provided above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
SOLICITATION OF PROXIES
The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request brokers, banks and trusts and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing; certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefore by personal interview, mail, telephone or telegraph.
OTHER MATTERS TO COME BEFORE THE MEETING
The Board does not know of any matters which will be brought before the 2017 Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

Appendix A

2017 Choice Hotels International, Inc. Long-Term Incentive Plan

CHOICE HOTELS INTERNATIONAL, INC.
2017 LONG-TERM INCENTIVE PLAN

Page

ARTICLE I	PURPOSE AND EFFECTIVE DATE 1

1.01	Purpose 1

1.02	Effective Date and Duration of Plan 1

ARTICLE II	DEFINITIONS 1

ARTICLE III	STOCK SUBJECT TO PLAN 4

3.01	Stock Subject to Plan 4

3.02	Reallocation and Share Usage 5

ARTICLE IV	ADMINISTRATION 5

4.01	Administration 5

ARTICLE V	ELIGIBILITY FOR GRANTS AND AWARDS 7

5.01	Eligibility 7

5.02	Grants and Awards 7

5.03	Grants to Foreign Nationals 7

ARTICLE VI	OPTIONS 7

6.01	Award 7

6.02	Share Price 8

6.03	Special Rules for Incentive Stock Options 8

6.04	Vesting 8

6.05	Maximum Option Period 8

6.06	Nontransferability 8

6.07	Termination of Employment 9

6.08	Exercise 9

6.09	Payment 10

6.10	Shareholder Rights 10

6.11	Disposition of Stock 10

ARTICLE VII	STOCK AWARDS 10

7.01	Award 10

7.02	Vesting 10

7.03	Shareholder Rights 11

ARTICLE VIII	PHANTOM SHARE AWARDS 11

i

(continued)
Page

8.01	Award 11

8.02	Provisions Applicable to SARs 12

8.03	Payment 12

8.04	Shareholder Rights 12

8.05	Nontransferability 13

8.06	Forfeiture of Stock Unit Awards 13

ARTICLE IX	QUALIFIED PERFORMANCE-BASED AWARDS 13

9.01	Scope and Purpose 13

9.02	Applicability 13

9.03	Awards 13

9.04	Establishment of Performance Goals 14

ARTICLE X	DEFERRAL OF PAYMENTS 15

10.01	Deferral Elections 15

10.02	Deferral Account 16

10.03	Applicable Legal Requirements 16

ARTICLE XI	ADJUSTMENTS 16

11.01	Adjustments for Changes in Capital Structure 16

ARTICLE XII	CHANGE IN CONTROL 17

12.01	Change of Control 17

12.02	Vesting Upon a Change in Control 17

ARTICLE XIII	OTHER PROVISIONS FOR GRANTS AND AWARDS 19

13.01	Tax Withholding Requirements 19

13.02	Withdrawal 19

13.03	Forfeiture Upon Termination For Cause 19

13.04	Registration, Listing and Qualification of Stock 19

13.05	Corporate Restrictions 20

13.06	Investment Representations 20

13.07	Registration 21

13.08	Transferability of Options, Stock Awards and Phantom Shares 21

13.09	Applicable Legal Requirements 21

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(continued)
Page

ARTICLE XIV	AMENDMENT AND TERMINATION 21

14.01	Amendment 21

14.02	Termination 22

ARTICLE XV	GENERAL PROVISIONS 22

15.01	Government Regulations 22

15.02	Unfunded Plan 22

15.03	Effect on Employment and Service 22

15.04	Costs and Expenses 22

15.05	Proceeds from Sale of Stock 22

15.06	Governing Law 22

15.07	Rules of Construction 23

15.08	Invalidity 23

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CHOICE HOTELS INTERNATIONAL, INC.
2017 LONG-TERM INCENTIVE PLAN
ARTICLE I
PURPOSE AND EFFECTIVE DATE
1.01    Purpose. The purpose of the Choice Hotels International, Inc. 2017 Long-Term Incentive Plan is to provide to eligible employees, officers and directors who are primarily responsible for the continued growth and success of Choice Hotels International, Inc. an opportunity to increase their (or acquire a) proprietary interest in the Company. The Plan also enables the Company to continue to attract, retain and reward the best available talent for the Company’s continued profitable performance.
1.02    Effective Date and Duration of Plan. Unless terminated earlier by the Board, this Plan is effective until April 21, 2025. Any Awards that are made under the Plan prior to the termination date shall continue in effect in accordance with the terms of the Agreement after that date.
ARTICLE II
DEFINITIONS
2.01    Affiliate means any corporation, partnership, limited liability company, limited liability partnership, business trust, or other entity controlling, controlled by or under common control with the Company. Notwithstanding the preceding sentence, except as otherwise provided by the Committee, this term shall not include any entity of which at least fifty percent (50%) of the combined voting power of the entity’s outstanding securities is owned, directly or indirectly, by the Bainum Family Group.
2.02    Agreement means a written or electronic agreement (including any amendment or supplement thereto) between the Company and a Participant, or a notice from the Company to a Participant, specifying the terms and conditions of an Award granted to such Participant.
2.03    Award means any Stock Award, Stock Unit, Option, or SAR granted under the Plan.
2.04    Bainum Family Group means (a) Stewart Bainum, Sr., his wife, their lineal descendants (and their spouses so long as they remain spouses) and the estate of any of the foregoing persons, and (b) any partnership, trust, corporation or other entity to the extent any shares (or their equivalent) of such entity are considered to be beneficially owned by any person or estate referred to in subsection (a) above.
2.05    Board means the Board of Directors of the Company.
2.06    Cause means (i) dishonesty; (ii) gross negligence or willful misconduct; (iii) fraudulent or unethical conduct; (iv) unreasonable neglect or refusal to perform the Participant’s duties; (v) Participant’s unauthorized use for his or her own benefit or transfer to a third-party of any confidential or proprietary information of the Company or any Affiliate, (vi) a breach of the terms of Participant’s employment or other agreement with the Company (or any Affiliate); (vii) a violation of the established policies of the Company (or any Affiliate); (viii) conduct constituting a

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felony or other crime involving moral turpitude; or (ix) willful or malicious conduct which causes injury to the Company’s (or an Affiliate’s) business or reputation or otherwise adversely affects the interests of the Company or an Affiliate. If an Employee has an employment or severance agreement that contains a definition of “cause”, that definition shall supersede and replace the foregoing definition.
2.07    Change in Control means the earliest date on which:
(a)    There shall be a change in the ownership or control of the Company effected through either the acquisition, directly or indirectly, by any person or group of persons acting in concert (other than (i) the Company or any Affiliate, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or (iii) the Bainum Family Group) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty (50%) percent of the combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders or otherwise, who do not own fifty percent (50%) on the date this Plan is adopted;
(b)    There is a consolidation or merger of the Company with another entity (other than an Affiliate) in which the Company’s shareholders (determined as of immediately prior to the consummation of the consolidation or merger) own (directly or indirectly) less than fifty percent (50%) of the shares of the surviving entity;
(c)    The complete liquidation or dissolution of the Company;
(d)    The sale or other disposition of all or substantially all of the assets of the Company to another person or entity (other than an Affiliate).
(e)    The date as of which less than fifty percent (50%) of the Company’s Board is no longer made up of individuals who were, as of the date this Plan was approved by the stockholders, members of that Board (the “Incumbent Board”), provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall, for purposes of the Plan, be considered as a member of the Incumbent Board (excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board).
Notwithstanding the foregoing, in the event that the Bainum Family Group cease (in the aggregate) to own, directly or indirectly, at least thirty-three percent (33%) of the combined voting power of the Company’s outstanding securities, “fifty percent (50%)” shall be replaced by “thirty-three percent (33%)” wherever it appears in subsection (a) above.
2.08    Code means the Internal Revenue Code of 1986, as amended from time to time.
2.09    Committee means the Committee or Committees referred to in Section 4.01 of the Plan; provided, that the Board may, in its sole discretion consistent with applicable law, act in the place of the Committee in making Awards or taking any other actions hereunder. If at any time no

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Committee shall be in office or exist, the functions of the Committee specified in the Plan shall be exercised by the Board.
2.10    Company means Choice Hotels International, Inc., a Delaware corporation, or any successor corporation.
2.11    Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.
2.12    Director means a member of the Board or the board of directors (or other governing board) of any Subsidiary.
2.13    Disability means total and permanent disability as defined in Section 22(e)(3) of the Code.
2.14    Employee means all persons employed as an employee by the Company or any Subsidiary, whether full-time or part-time.
2.15    Exchange Act means the Securities Exchange Act of 1934, as amended, and in effect.
2.16    Fair Market Value means, on any given date, the value of a Share as determined by the Committee in good faith. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any date is the amount equal to the closing price reported on the New York Stock Exchange (or on any other national securities exchange, including the Nasdaq National Market, on which the Stock is then listed) for that date or, if no Shares were traded on that date, the mean between the high and low prices as reported for the first day prior thereto in which Shares were traded. Notwithstanding the foregoing, the Committee shall, to extent that Section 409A of the Code applies, use a valuation methodology that meets the requirements of Section 409A.
2.17    Grant Date means the date on which an Award is approved by the Committee or such later date as may be directed by the Committee.
2.18    Incentive Stock Option means any Option granted under this Plan that qualifies as an “incentive stock option” under Section 422 of the Code.
2.19    Nonqualified Stock Option means any Option granted under this Plan that does not qualify as an “incentive stock option” under Section 422 of the Code.
2.20    Option means an option that entitles the holder to purchase from the Company a stated number of Shares at the Option Price set forth in an Agreement.
2.21    Option Price means the per-Share price at which a Share may be purchased under an Option or, in the case of a SAR, the per-Share price specified in the SAR Agreement.
2.22    Participant means an Employee or Director who is selected by the Committee in accordance with Article V to receive an Award.
2.23    Performance Goals means the written goals established by the Committee for a Performance Period as provided in Section 9.04.
2.24    Performance Period means a period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured.

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2.25    Plan means the Choice Hotels International, Inc. 2017 Long-Term Incentive Plan.
2.26    Prior Plan means the Amended and Restated Choice Hotels International, Inc. 2006 Long-Term Incentive Plan.
2.27    Qualified Performance-Based Awards means those Stock Awards and Stock Unit Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code as provided in Article IX of the Plan.
2.28    Securities Act means the Securities Act of 1933, as amended and in effect.
2.29    Share means one share of Stock, as adjusted in accordance with Section 11.01.
2.30    Stock means the common stock of the Company.
2.31    Stock Appreciation Right or SAR means a right to receive payment of the amount by which the Fair Market Value of a Share on the last trading day preceding the date of exercise exceeds the Option Price.
2.32    Stock Award means Stock awarded to a Participant under Article VII.
2.33    Stock Unit means a bookkeeping entry representing the equivalent of one Share.
2.34    Stock Unit Award means Stock Units awarded to a Participant under Article VIII.
2.35    Subsidiary means any entity in which the Company owns directly or indirectly 50% or more of the voting stock or membership interests.
2.36    Ten Percent Shareholder means an individual who owns more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate as provided in Section 422(b)(6) of the Code.
ARTICLE III
STOCK SUBJECT TO PLAN
3.01    Stock Subject to Plan.
(a)    Subject to the provisions of Section 11.01, the maximum number of Shares for which Awards may be granted pursuant to this Plan is the sum of (i) two million five hundred thousand (2,500,000) Shares, plus (ii) the number of Shares available for future awards under the Prior Plan as of April 21, 2017, plus (iii) the number of Shares related to awards outstanding under the Prior Plan as of April 21, 2017, that thereafter terminate by expiration or forfeiture, cancellation or otherwise without the issuance of such Shares.
(b)    Subject to the provisions of Section 11.01, the maximum number of Shares that may be issued as Stock Awards or Stock Unit Awards is 2,300,000 Shares.
(c)    Subject to the provisions of Section 11.01, the maximum number of Shares for which Incentive Stock Options may be granted pursuant to this Plan is 1,500,000 Shares.

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(d)    The Shares that may be issued or delivered under the Plan may, as determined by the Committee from time to time, be authorized but unissued Shares, reacquired Shares or both.
3.02    Reallocation and Share Usage. If (a) an Option or SAR granted under the Plan or the Prior Plan is terminated, in whole or in part, for any reason other than its exercise, (b) any other Award granted under the Plan or Prior Plan is forfeited, in whole or in part, or (c) an Award granted under the Plan or Prior Plan is settled in cash, the number of Shares allocated to the terminated, forfeited or cash-settled Award shall again be available for Awards under this Plan. Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan or Prior Plan may not again be made available for issuance under Awards if such shares are: (i) shares that were subject to a Stock-settled Stock Appreciation Right or Option and that were not issued upon the net settlement or net exercise of such Stock Appreciation Right or Option, or (ii) shares delivered to or retained by the Company to pay the Option Price or withholding taxes related to an Award. Awards that can only be settled in cash shall not count against the maximum number of shares for which Awards may be granted.
ARTICLE IV
ADMINISTRATION
4.01    Administration.
(a)    The Plan shall be administered by the Compensation Committee of the Board (or other committee or subcommittee designated by the Board from time to time in its sole discretion). Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Committee’s composition may be structured so that (i) Awards to persons who are subject to Section 16 of the Exchange Act are exempt from liability under Section 16(b) of that Act, (ii) Awards to Covered Employees can be structured to qualify as performance-based compensation as provided under Section 162(m) of the Code, and (iii) the members of the Committee meet the New York Stock Exchange requirements for independence.
(b)    Notwithstanding subsection (a), the Board may, at any time, otherwise exercise any of the powers and responsibilities assigned to the Committee under the Plan, and when so acting, all applicable Plan provisions pertaining to the Committee shall apply. Awards to non-employee Directors shall be made solely by non-employee Directors.
(c)    The Committee shall have the authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the exercisability, transferability or forfeitability of a Stock Award or Stock Unit Award. Notwithstanding any such condition, the Committee may accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Stock Unit Award may become transferable or nonforfeitable or settled.
(d)    The Committee shall hold its meetings at such times and places as may be determined by the Committee Chairman. A majority of the Committee shall constitute a quorum.

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All actions of the Committee shall be taken by a majority of the members at a meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.
(e)    Subject to the express provisions of this Plan, the Committee shall have complete authority to (i) interpret all provisions of this Plan; (ii) prescribe the terms of any Agreement (which need not be identical), (iii) adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan, (iv) amend any Agreement, (v) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Agreement, (vi) determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards, (vii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the Option Price for, or purchase price of, such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors, (viii) establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award, (ix) determine whether, and the extent to which, adjustments are required pursuant to Section 11.01 and (x) make all other determinations necessary or advisable in administering this Plan.
(f)    The Committee shall also have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Company, (ii) any leave of absence approved by the Company or a Subsidiary, (iii) any transfer between locations of employment with the Company or a Subsidiary or between the Company and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Company or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary. Notwithstanding the above, in the event that a payment to an individual is subject to Section 409A and such payment is to be made in connection with a “termination of employment” of such individual, such payment will only be made when and to the extent that the individual has incurred a “separation from service” under Section 409A (and any regulations thereunder).
(g)    The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee under the Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive on all affected parties. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Committee with

6

respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful. Neither the Committee nor any Employee or Director shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award.
ARTICLE V
ELIGIBILITY FOR GRANTS AND AWARDS
5.01    Eligibility. Any Employee or Director is eligible to receive an Award under this Plan. The Committee shall have full discretionary authority to determine the persons to whom Awards will be made and the time or times at which such grants will be made.
5.02    Grants and Awards.
(a)    The Plan is intended to permit the grant of (i) both Incentive Stock Options and Nonqualified Stock Options, (ii) SARs, (iii) Stock Awards and (iv) Stock Unit Awards; provided, that Incentive Stock Options may only be granted to Employees.
(b)    The grant of an Award under this Plan shall be entirely in the discretion of the Committee and nothing in the Plan shall be construed as giving any Employee, Director or other person any right receive any Award.
(c)    The Committee may accept the cancellation of outstanding Awards and grant new Awards for the same or different number of shares (if applicable) and under the same or different terms and conditions. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.01, the Committee may not, without stockholder approval, either (i) reduce the Option Price of an Option or SAR, (ii) amend or cancel an Option or SAR for the purpose of re-pricing, replacing or re-granting such Option or SAR with an exercise price that is less than the original exercise price of such Option or SAR, (iii) take any other action that (whether in the form or an amendment, cancellation or replacement grant) that has the effect of re-pricing an Option or SAR, or (iv) substitute, replace or exchange an Option for any other Award or cash if the Option Price exceeds Fair Market Value.
(d)    Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
5.03    Grants to Foreign Nationals. The Committee may grant Options or make other Awards under the Plan to eligible individuals who are foreign nationals on such additional or different terms and conditions as may, in the sole judgment of the Committee, be necessary or appropriate to comply with the provisions of any applicable laws of a foreign country.

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ARTICLE VI
OPTIONS
6.01    Award.
(a)    In accordance with Article V, the Committee may (i) designate each individual to whom an Option is to be granted, (ii) specify the type of Option being granted and the number of Shares covered by each such Award, and (iii) establish the Option Price and such other terms and conditions as it may deem appropriate for each Option consistent with the Plan. The terms and conditions of any Option granted under the Plan shall be set forth in an Agreement.
(b)    Subject to adjustment under Section 11.01, in no event may the number of Shares covered by all Option Awards granted in any calendar year to any one Employee exceed 250,000 or to any one non-Employee Director exceed 10,000.
(c)    No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as such and the Company shall honor any such Option as a Nonqualified Stock Option.
6.02    Share Price. The Option Price shall be determined by the Committee, but shall not be less than the Fair Market Value of a Share as of the Grant Date; provided, however, that the Option Price with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than the Fair Market Value of the Shares on the date such Option is granted if such Option Price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. If an Incentive Stock Option is granted to an individual who is a Ten Percent Shareholder on the Grant Date, the purchase price of the Shares subject to such Option shall not be less than 110% of the Fair Market Value as of the Grant Date.
6.03    Special Rules for Incentive Stock Options.
(a)    The aggregate Fair Market Value (determined as of an Option’s Grant Date) for all Incentive Stock Options granted under the Plan (and all other plans of the Company and its Affiliates) that are first exercisable by a Participant in a calendar year shall not exceed $100,000.
6.04    Vesting. Except as otherwise provided in this Plan or by the Committee, a Participant shall only be entitled to exercise an Option at such time or times as set forth in the applicable Agreement. In no event shall an Option vest in full in less than one year from the Grant Date. Unless provided otherwise in the applicable Agreement, to the extent that the Committee determines that an approved leave of absence or employment on a less than full-time basis is not a termination of employment, the vesting period and/or exercisability of an Option may be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.
6.05    Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Committee, except that no Incentive Stock Option or Nonqualified Stock Option shall be exercisable for a period of more than ten years from the date

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such Option was granted; provided, that the maximum period in which an Option may be exercised shall be five years in the case of an Incentive Stock Option granted to an individual who on the Grant Date is a Ten Percent Shareholder.
6.06    Nontransferability. Except as provided in Section 13.08, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant (or the Participant’s personal representative). No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
6.07    Termination of Employment.
(a)    Except as provided in subsections (b) or (c) below and Section 13.03, in the event a Participant ceases to be an Employee or Director, the Participant may, to the extent he or she was otherwise entitled to exercise any Options at the date of termination, exercise any Options for a period of ninety (90) days (or other period provided in the Agreement or by the Committee) following the date the Participant ceases to be such (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that the Participant was not entitled to exercise the Option as of the date he or she ceases to be an Employee or Director, the Option shall (except as otherwise provided in the Agreement or by the Committee) shall automatically terminate at that time.
(b)    In the event a Participant ceases to be an Employee or Director due to Disability, the Participant may, to the extent he or she otherwise was entitled to exercise any Options at the date of such termination, exercise the Option for a period of twelve (12) months (or other period provided in the Agreement or by the Committee) following date he or she ceases to be such (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that the Participant was not entitled to exercise the Option at the date of his or her termination as an Employee or Director, the Option shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate at that time.
(c)    In the event that a Participant dies while an Employee or Director, any Options held by the Participant at death may, to the extent the Participant would have otherwise been entitled to exercise the Option at the date of death, be exercised by the Participant’s estate or by any person who acquired the right to exercise the Option by bequest or inheritance (the “Option Beneficiary”) for a period of twelve (12) months (or other period provided in the Agreement or by the Committee) following date of death (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that, at the time of death, the Participant was not entitled to exercise the Option, the Option shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate at that time.
6.08    Exercise. Subject to the other provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as may be set out in the Agreement or established by the Committee. An Option granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the Option could be exercised. A partial exercise

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of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.
6.09    Payment.
(a)    Except as otherwise provided in the Agreement or by the Committee, payment of the Option Price shall be made in cash or a cash equivalent acceptable to the Committee. To the extent provided in the Agreement or permitted by the Committee, payment of all or part of the Option Price may be made by surrendering Stock to the Company or through withholding of Shares otherwise deliverable upon exercise of the Option. If Stock is used to pay all or part of the Option Price, the sum of the cash (and cash equivalent) and the Fair Market Value (determined as of the last trading day preceding the date of surrender) of the surrendered Shares must not be less than the total Option Price of the Shares for which the Option is being exercised.
(b)    To the extent permitted in the Agreement or by the Committee, an Option may, in accordance with such rules and procedures as may be established by the Committee, be exercised through a cashless exercise procedure involving a broker or dealer to pay the Option Price and/or to satisfy any withholding tax obligations related to the Option.
6.10    Shareholder Rights. No Participant shall have any rights as a shareholder to Shares subject to an Option until the date the Shares for which an Option has been exercised have been issued to the Participant.
6.11    Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Shares acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company (or the Secretary’s designee).
ARTICLE VII
STOCK AWARDS
7.01    Award.
(a)    In accordance with Article V, the Committee may (i) designate each individual to whom a Stock Award is to be made, (ii) specify the number of Shares covered by each such Award and (iii) establish such other terms and conditions as it may deem appropriate for each Award. If, as a condition for a Stock Award, the Participant is required to make payment for the awarded Shares, such purchase price shall be paid as provided in the Agreement. The terms and conditions of any Stock Award under the Plan shall be set forth in an Agreement.
(b)    Subject to the provisions of Section 11.01, in no event may the number of Shares covered by all Stock Awards granted in any calendar year to any one Employee exceed 250,000 or to any one non-Employee Director exceed 10,000.
7.02    Vesting.
(a)    Except as otherwise provided by the Committee, a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for such period of time, until the satisfaction

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of such performance conditions or until the satisfaction of such other conditions or requirements as may be set forth in the Agreement.
(b)    Except as provided in the Agreement or by the Committee, a nonvested Stock Award shall terminate and be forfeited as of the date the Participant ceases to be an Employee or Director.
(c)    Stock Awards granted pursuant to this Section 7 and Stock Units granted pursuant to Section 8 that, in either case, vest solely by the passage of time shall not vest in full in less than one (1) year from the Grant Date; provided, however, that (i) up to five percent of the shares available for issuance under this Plan, may be granted pursuant to this Plan without being subject to the foregoing restrictions, and (ii) any dividends or dividend equivalents issues in connection with any Awards granted at any time under this Plan shall not be subject to or counted for either these restrictions or this five percent limit. The foregoing five percent limit shall be subject to the adjustment provisions of Section 11.01 and the share usage rules of Section 3.01 and 3.02. Stock Awards and Stock Units that in either case vest by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. If the Board accelerates vesting of Stock Awards or Stock Units, except in the case of: (1) a Participant’s death or disability, or (2) as specified in Article 12, the shares subject to such Stock Award or Stock Units shall be deducted from the five percent limitation.
7.03    Shareholder Rights. Except as otherwise provided in the Agreement, during the period that the Shares granted pursuant to a Stock Award are forfeitable, a Participant shall have all rights of a shareholder with respect to such Shares (unless and until forfeited), including the right to receive dividends and vote the Shares; provided, however, that during such period (i) a Participant may not (except as provided in Section 13.08) sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the Shares granted pursuant to a Stock Award, and (iii) the Participant shall deliver to the Company a stock power (endorsed in blank) or take such other actions as may be required by the Committee with respect to each Stock Award. The Committee will determine whether any dividends or distributions for such Shares will be automatically reinvested in additional Shares and subject to the same restrictions on transferability as the Stock Award with respect to which they were distributed or whether such dividends or distributions will be paid in cash. The preceding limitations shall cease to apply as of the date the Shares subject to the Stock Award become transferable and cease to be forfeitable.
ARTICLE VIII
STOCK UNIT AND SAR AWARDS
8.01    Award.
(a)    In accordance with the provisions of Article V, the Committee may (i) designate each individual to whom an Award of Stock Units or SARs is to be made, (ii) specify the number of Shares covered by each such Award and (iii) establish such other terms and conditions as it may deem appropriate for each Award. The terms and conditions of any such award under the Plan shall be set forth in an Agreement. Stock Units shall be subject to the vesting provisions set forth in Section 7.02 above.

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(b)    Subject to the provisions of Section 11.01, in no event may the number of Shares covered by all Stock Unit Awards granted in any calendar year to any one Employee exceed 250,000 or to any one non-Employee Director exceed 10,000 or the number of Shares covered by all SARs granted in any calendar year to any one Employee exceed 250,000 or to any one non-Employee Director exceed 10,000.
8.02    Provisions Applicable to SARs.
(a)    SARs may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6.01. Any SAR granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All tandem SARs shall have the same Option Price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate.
(b)    Subject to the other provisions of this Plan and the applicable Agreement, a freestanding SAR may be exercised in whole at any time or in part from time to time at such times and in accordance with such requirements as may be set out in the Agreement or established by the Committee; provided that a freestanding SAR may only be exercised when the value of a Share exceeds the per-Share Option Price and in no event shall a freestanding SAR vest in full in less than one year from the Grant Date.
(c)    A freestanding SAR granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the freestanding SAR could be exercised. A partial exercise of a freestanding SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the freestanding SAR.
(d)    To the extent not previously exercised, all vested freestanding SARs shall (except as otherwise provided in the Agreement) automatically be exercised on the last trading day prior to expiration, unless the Participant instructs the Company otherwise in writing before that date.
(e)    In addition, all freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Sections 6.02, 6.05 and 6.07.
8.03    Payment. The amount payable under a Stock Unit Award or SAR may be paid or settled (i) by the Company by issuing Stock (in whole Shares) and cash for any fractional Share, (ii) in cash or (iii) in a combination thereof. Unless otherwise deferred pursuant to an election under Article X, the amount payable under a Stock Unit Award shall be paid to a Participant within thirty (30) business days following the date on which the Stock Unit Award became vested. However, if such thirty (30) business day period extends over two calendar years, then the payment of the Performance Share Award will be made in the second such calendar year.
8.04    Shareholder Rights. No Participant shall, as a result of receiving an Award of Stock Units, have any rights as a shareholder until and to the extent the Shares are issued to a Participant as payment of a Stock Unit Award, except that the Committee may authorize dividend equivalent

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accruals with respect to such Awards which will only be paid at such time as the underlying Stock Unit Award vests.
8.05    Nontransferability. Except as provided in Section 13.08, Stock Unit Awards and SARs granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Stock Unit Award or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
8.06    Forfeiture of Stock Unit Awards. Except as provided in the Agreement or by the Committee, a nonvested Stock Unit Award shall terminate and be forfeited as of the date the Participant ceases to be an Employee or Director.
ARTICLE IX
QUALIFIED PERFORMANCE-BASED AWARDS
9.01    Scope and Purpose. The purpose of this Article is to enable the Committee to make Awards that are structured to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code; provided, however, that the failure to designate an Award as a Qualified Performance-Based Award shall not mean that such Award does not constitute “performance-based compensation” if the Award otherwise meets the requirements under Section 162(m) or any regulations thereunder. The Committee shall establish such additional terms and conditions as it may deem appropriate for such an Award. Notwithstanding anything herein to the contrary, Awards that are not intended to be structured to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code may nevertheless be subject to such performance-based vesting and other conditions as the Committee may determine in addition to or separate from those described in this Article.
9.02    Applicability. Grants may be made under this Article to Covered Employees or to those Employees who the Committee determines may become Covered Employees in the period covered by an Award.
9.03    Awards.
(a)    The Committee shall establish the applicable Performance Period and Performance Goal(s) for each Award. The Committee may establish (i) different Performance Periods for different Participants and (ii) concurrent or overlapping Performance Periods.
(b)    A Participant will, as determined by the Committee, be entitled to the grant made under a Qualified Performance-Based Award only if (and to the extent) the applicable Performance Goal(s) are achieved within the applicable Performance Period; provided that the Committee may reduce or eliminate a Qualified Performance-Based Award to the extent it deems necessary or appropriate.
(c)    The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period shall be the Share limit set forth in Sections 6.01(b), 7.01(b) or 8.01(b), whichever is applicable.

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(d)    No adjustment of any Qualified Performance-Based Award pursuant to Section 11.01 shall be made except on such basis, if any, as will not cause such Award to cease to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.
9.04    Establishment of Performance Goals.
(a)    All Performance Goals shall (i) be objective, (ii) be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m)) and (iii) otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goals be substantially uncertain at the time established.
(b)    The Committee shall establish the applicable Performance Goals for a Performance Period based upon the applicable performance criteria set forth in subsection (c) below. After the end of the applicable Performance Period, the Committee shall certify (in writing) the extent to which any such Performance Goals have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any Performance Goals, the number of Shares issued under or the amount paid under an award may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.
(c)    For purposes of this Article, “performance criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) profit/loss or profit margin; (ix) working capital; (x) return on equity or capital; (xi) earnings per share; (xii) stock price; (xiii) price/earnings ratio; (xiv) debt or debt-to-equity; (xv) balance sheet measurements; (xvi) cash or assets; (xvii) liquidity; (xviii) economic value added (“EVA”); (xix) operations; (xx) mergers and acquisitions or divestitures; and/or (xxi) franchisee operations and other industry-specific factors (such as average daily room rates, room occupancy rates, room turnover, customer satisfaction, revenue and/or royalties per available room, executed franchise contracts, number of franchises and like factors).
(d)    To the extent consistent with Section 162(m) of the Code, the Committee (i) may appropriately establish performance criteria that either disregards or takes into account the effects of, among other things, charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately establish performance criteria that either includes or

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excludes, among other things, gains and losses related to any of the following events that occurs during a performance period: (A) the sale of assets, (B) litigation, claims, judgments or settlements, (C) the effect of changes in tax law or other such laws or provisions affecting reported results, (D) accruals for reorganization and restructuring programs, (E) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, and (F) investments in or expenses related to new lines of business or non-core business initiatives that were unbudgeted at the time the performance criteria were established.
ARTICLE X
DEFERRAL OF PAYMENTS
10.01    Deferral Elections.
(a)    To the extent permitted in the Agreement or by the Committee, a Participant may elect to defer payment of all or any portion of a Stock Award. Such election shall be made at such time and upon such terms as the Committee may establish in accordance with Section 409A of the Code (and any regulations thereunder). Notwithstanding the terms of any Agreement to the contrary, such an election may only be made in the following circumstances:
(i)    A Participant may elect to defer payment of an Award within thirty (30) days of the date of grant, provided that the election (A) is made more than one (1) year prior to the date any portion of the Award becomes vested, and (B) meets such other or different requirements as may be determined by the Committee to be necessary to comply with Section 409A of the Code (and any regulations thereunder); and
(ii)    A Participant may elect to further defer the date when the payment of an Award is to be made, provided that: (A) the election is made more than one (1) year prior to the date payment is otherwise scheduled to begin; (B) the election does not become effective for twelve (12) months; (C) the date on which payment is to be made is delayed for at least five (5) years following the date payment is otherwise scheduled to begin; and (D) the election meets such other or different requirements as may be determined by the Committee to be necessary to comply with Section 409A of the Code (and any regulations thereunder).
(b)    Notwithstanding the terms of any Agreement to the contrary, the distribution of any Awards subject to Section 409A of the Code shall be made in accordance with Section 409A (and any regulations thereunder). For any such distribution to be made upon the Participant’s termination, “termination of employment” and like terms shall have the same meaning as “separation from service” under Section 409A (and any regulations thereunder). Except as otherwise provided in the deferral election or the Agreement, any such distribution that is to be made upon termination shall be made within ninety (90) days of such termination; provided, that if the Participant is a “specified employee” within the meaning of Section 409A (as determined by the Company or its delegate), any such distribution shall not be made until expiration of the 6-month period following the Participant’s termination (or, if earlier, the Participant’s death).
(c)    Notwithstanding any other provision of the Plan to the contrary, a Participant may, to the extent permitted by the Company consistent with Section 409A of the Code, elect to pay any required employment taxes (and any resulting income taxes) that arise as of the date of deferral

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(or, if later, vesting) hereunder either (i) by direct payment or (ii) through the withholding of such amounts from nondeferred Awards or other compensation due the Participant. In the alternative, the Company may, in its sole discretion, offset such taxes against the Participant’s deferred Award to the extent permitted under Treas. Reg. Section 1.409A-3(j)(4) or other applicable regulations under Section 409A.
10.02    Deferral Account. The deferred Awards shall be credited to a bookkeeping account maintained by the Company in the name of the Participant. Any dividends or other distributions on credited Shares also shall be credited to that account. Such amounts may, as provided in the Agreement or determined by the Committee, be credited with a reasonable rate of interest or invested in additional deferred Shares.
10.03    Applicable Legal Requirements. The deferral of any Award under this Article shall comply and be administered consistent with Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment (or the acceleration of the delivery of deferred Shares or other deferred payments) for any Award be allowed if the Committee determines that the deferral would result in a violation of the requirements of Section 409A for deferral elections and/or the timing of payments. Any Agreement may be reformed by the Committee to the extent necessary or appropriate to comply with the requirements of Section 409A.
ARTICLE XI
ADJUSTMENTS
11.01    Adjustments for Changes in Capital Structure. The maximum number of Shares as to which Awards may be granted under this Plan, the annual Award limits and the terms (including the Option Price) of any outstanding Award shall be automatically adjusted proportionately in the event that (i) the Company (A) effects one or more dividends or distributions of securities, property or cash (other than regular, quarterly cash dividends), stock split-ups, subdivisions or consolidations of Stock or (B) engages in a reorganization, reclassification or spin-off or (ii) there occurs any other event or transaction that affects the number or kind of Shares outstanding, which the Committee determines that such adjustments are necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any adjustments required hereunder for Options may be made in accordance with Section 424(a) of the Code and/or Section 409A of the Code, or, except as otherwise expressly provided in this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. Notwithstanding the foregoing or the terms of any Agreement to the contrary, any adjustments required hereunder for any Award shall, to the extent necessary to comply with Section 409A of the Code, be made in accordance with Section 409A (and any regulations thereunder).

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ARTICLE XII
CHANGE IN CONTROL
12.01    Change of Control.
(a) In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to one or more of the outstanding Awards:
(i) Provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options may be structured to satisfy, in the determination of the Committee, the requirements of Code section 424(a);
(ii) Provide that such Awards shall terminate upon consummation of the Change of Control and each Participant shall receive, in exchange therefor, a payment in securities, cash or a combination of the two equal to:

(A)    in the case of an Option, the Fair Market Value of the Shares payable under such Option as of the last trading day preceding the date on which the Change in Control takes place (net of the Option Price);
(B)    in the case of a SAR, the amount payable under the SAR as of the last trading day preceding the date on which the Change in Control takes place; or
(C)    in the case of any other Award, the Fair Market Value of the Shares subject to the Award as of the last trading day preceding the date on which the Change in Control takes place.
(iii) vest Awards and require that any Options or SARs be exercised at such time and upon such conditions as the Committee may determine (with any unexercised Awards terminating upon expiration of the time period for exercise).
Notwithstanding the foregoing or the terms of any Agreement to the contrary, any Award to which Section 409A of the Code applies may only be paid upon a Change of Control to the extent that the Change of Control event qualifies as such under Section 409A (and any applicable regulations thereunder).
12.02    Vesting Upon a Change in Control.
(a)    Notwithstanding any other provision of the Plan to the contrary, if a “Change of Control” occurs and the Participant’s employment with the Company terminates as described in subsection (b) below, the following shall (except as otherwise provided by the Committee or in the Agreement) occur:
(i)    All Options and SARs that are outstanding at the time the Participant’s employment with the Company terminates shall become fully vested and exercisable in full;

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(ii)    All Stock and Stock Unit Awards (including any Qualified Performance-Based Awards) that are outstanding at the time the Participant’s employment with the Company terminates shall become fully vested and any restrictions shall lapse, and;
(iii)    for any Awards with performance-based requirements that are outstanding at the time the Participant’s employment with the Company terminates, all uncompleted performance periods at the time of such Change of Control shall be deemed to have been completed, the level of performance set forth under the Agreement shall be either (i) the actual attained level, or (ii) if actual performance is not determinable, then the target level of performance shall be deemed to have been attained, and each such outstanding Award granted to each Participant for all outstanding Performance Periods shall become payable to each Participant.
Notwithstanding the foregoing, the time for payment of an Award shall not be accelerated under this Section to the extent such acceleration would be contrary to the payment timing or other rules under Section 409A of the Code, and, in the case of a Participant to whom Section 409A(a)(2)(B)(i) applies, payment shall, to the extent required under that Section 409A, be delayed for six months following the Participant’s termination as an Employee. Notwithstanding the foregoing or the terms of any Agreement to the contrary, any Award to which Section 409A of the Code applies may only be paid hereunder to extent permitted under Treas. Reg. Section 1.409A-3(c) (or other applicable regulation under Section 409A). Any such payment shall be made within ninety (90) days of the date of termination; provided, that if the Participant is a “specified employee” within the meaning of Section 409A (as determined by the Company or its delegate), any such payments shall not be made until the expiration of the 6-month period following the Participant’s termination (or, if earlier, the Participant’s death). For purposes of the foregoing, “termination of employment” and like terms shall have the same meaning as “separation from service” under Section 409A (and any regulations thereunder).
(b)    This Section shall (except as otherwise provided by the Committee or in the Agreement) apply in the event that the Participant’s employment terminates within two years of the Change of Control under either of the circumstances described below:
(i)    The Participant’s employment as an Employee is terminated by the Company other than for Cause: or
(ii)    The Participant terminates his or her employment as an Employee for good reason (as defined in subsection (c) below).
(c)    For purposes of this Section, “good reason” shall mean (i) a material reduction in the scope of a Participant’s authority, position, title, functions, duties or responsibilities, (ii) a material relocation of a Participant’s office location to a location more than 25 miles from the Participant’s prior principal place of employment, (iii) a material reduction in a Participant’s base salary, (iv) a material change in the Company’s annual bonus program adversely affecting the Participant, or (v) a material reduction in the other employee benefits provided to a Participant. The Participant must provide notice to the Company of his/her intent to terminate employment for good reason and the existence of the condition that constitutes good reason with a period of not more than 90 days following the initial existence of such condition and the Company will then have 30 days following notice to remedy the condition. If an Employee has an

18

employment or severance agreement that contains a definition of “good reason/cause”, that definition shall supersede and replace the foregoing definition.
ARTICLE XIII
OTHER PROVISIONS FOR GRANTS AND AWARDS
13.01    Tax Withholding Requirements.
(a)    To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any required statutory federal, state and/or local withholding tax obligations that arise by reason of an Option exercise or other Award prior to delivery of any Shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
(b)    To the extent provided in the Agreement or permitted by the Committee, the Participant may (to the extent permitted under Section 409A of the Code) elect to have any such withholding obligations satisfied, in whole or in part, by having the Company’s withhold Shares subject to the Option or other Award, but not to exceed an amount equal to the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. The value of any Shares so withheld shall be determined based on the Fair Market Value as of the last trading day preceding the date the Shares are withheld for this purpose.
(c)    Notwithstanding anything else herein to the contrary, in the event of a cashless exercise of an Option, the Fair Market Value for tax withholding purposes shall be the per-Share price at which the Shares were sold by the broker in executing the cashless exercise.
13.02    Withdrawal. A Participant may at any time elect in writing to abandon an Award under the Plan.
13.03    Forfeiture Upon Termination For Cause. In the event that a Participant’s status as an Employee or Director is terminated for Cause, all of the Participant’s outstanding unexercised Options and unpaid Awards shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate as of the date he or she ceases to be an Employee or Director.
13.04    Registration, Listing and Qualification of Stock.
(a)    No Option or SAR shall be exercisable, no Stock shall be issued or delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance.
(b)    Any Shares issued pursuant to this Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Awards shall be granted, Options or SARs shall be exercised, Shares shall be

19

issued and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
(c)    Any person exercising an Option or SAR or receiving Stock under any other Award shall make such representations, warranties and agreements and furnish such information as the Committee or the Company may request to assure compliance with the foregoing or any other applicable legal requirements.
13.05    Corporate Restrictions.
(a)    Any Stock to be issued pursuant to an Award shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.
(b)    The Committee may provide that the Shares issued upon exercise of an Option or SAR or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or SAR or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
13.06    Investment Representations. The Company shall be under no obligation to issue any Shares pursuant to any Award unless the Shares have been effectively registered under the Securities Act of 1933 or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such Shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

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13.07    Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any Stock issued or to be issued pursuant to an Award, or to qualify any such Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, the Company shall take such action at its own expense. The Company may require from each Participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose.
13.08    Transferability of Awards. Notwithstanding any other provision of the Plan, the Committee may permit an Award to be transferred by a Participant to a family member (as defined in the General Instructions for the Form S-8) as a gift (or otherwise without payment of any consideration) on such terms and conditions as may be permitted under applicable law (or otherwise established by the Committee). Except as otherwise established by the Committee, the transferee shall be bound by the terms and conditions set forth in the Agreement for the transferred Award; provided, however that such transferee may not transfer any Award except by will or the laws of descent and distribution.
13.09    Applicable Legal Requirements. All Awards shall, to extent applicable, comply and be administered in accordance with the rules and requirements of Section 409A of the Code. To extent necessary to ensure such compliance, the Committee may reform any Agreement to the extent it determines that the Agreement does not comply with Section 409A. To the extent applicable, the Plan and all Agreements are intended to comply with the distribution and other requirements under Section 409A of the Code and shall, to the maximum extent possible, be interpreted and applied consistent with Section 409A (and any regulations thereunder). To the extent necessary, the Committee may reform any such Agreement to the extent it determines that the Agreement does not comply with Section 409A.
ARTICLE XIV
AMENDMENT AND TERMINATION
14.01    Amendment.
(a)    The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time to qualify for any exemption from Section 16 of the Exchange Act or by any other applicable law, regulation, rule or order.
(b)    No amendment may be made that would cause an Option or other Award not to qualify for exemption under Section 16 of the Exchange Act.
(c)    Except as otherwise provided in the Plan or the Agreement, no amendment of the Plan shall, without the written consent of a Participant adversely affect the rights of the Participant with respect to an Option or other Award prior to the date of the amendment or termination (except to the extent necessary to comply with any applicable law, regulation, rule or order).
(d)    Notwithstanding anything herein or in any Agreement to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for

21

Options or any other Awards made under the Plan to qualify for any exemption provided under Section 16 of the Exchange Act and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options or other Award previously issued under the Plan. In the event of such an amendment to the Plan, the holder of any Option or other Award shall, upon request of the Board and as a condition for exercising of such Option, obtaining such other award, execute a conforming amendment in the form prescribed by the Board to the Agreement within such reasonable period of time as the Board shall specify in such request.
14.02    Termination. The Board shall have the right to terminate the Plan at any time; provided, that no such termination shall, except as otherwise provided in any Agreement, terminate any outstanding Option or other award previously granted under the Plan or adversely affect the rights of such Participant without his or her written consent. No new Awards may be granted under the Plan on or after the date of termination.
ARTICLE XV
GENERAL PROVISIONS
15.01     Government Regulations. The rights of Participants and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.
15.02    Claw-back/Recoupment Policy. Awards are subject to mandatory repayment by the Participant to the Company pursuant to the Company’s Recoupment Policy, as may be amended from time to time to comply with applicable laws, or any law, rule, or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule, or regulation.
15.03    Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.
15.04    Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor the issuance of any Awards hereunder shall confer upon any individual any right to continue as an Employee or Director of the Company or an Affiliate, or in any way affect any right and power of the Company or an Affiliate to terminate the employment or discontinue the service of any individual at any time with or without assigning a reason therefor.
15.05    Costs and Expenses. Except as otherwise provided by the Board, all costs and expenses of administering the Plan shall be paid by the Company.
15.06    Proceeds from Sale of Stock. Proceeds from the purchase of Shares by a Participant under the Plan may be used by the Company for any business purpose.

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15.07    Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflicts of laws principles thereof). The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
15.08    Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law and any regulation, rule or other formal guidance thereunder.
15.09    Invalidity. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.

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Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A **Proposals — The Board of Directors unanimously recommends that shareholders vote FOR Proposals One, Three, Four and Five, and 1 YEAR on Proposal Two.**

1. Election of nine Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Barbara T. Alexander	☐	☐	☐	02 - Stewart W. Bainum, Jr.	☐	☐	☐	03 - William L. Jews	☐	☐	☐
04 - Stephen P. Joyce	☐	☐	☐	05 - Monte J. M. Koch	☐	☐	☐	06 - Liza K. Landsman	☐	☐	☐
07 - Scott A. Renschler	☐	☐	☐	08 - Ervin R. Shames	☐	☐	☐	09 - John P. Tague	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
2. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

B **Non-Voting Items**

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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CHOICE HOTELS INTERNATIONAL, INC.
ANNUAL MEETING, APRIL 21, 2017 AT 9:00 A.M.

DIRECTIONS TO CHOICE HOTELS INTERNATIONAL
1 Choice Hotels Circle
Rockville, MD 20850

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET <u>OR</u> TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CHOICE HOTELS®

Proxy — CHOICE HOTELS INTERNATIONAL, INC.

1 Choice Hotels Circle, Rockville, Maryland 20850

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 21, 2017

The undersigned hereby appoints SIMONE WU and SCOTT OAKSMITH, and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Choice Hotels International, Inc. (the "Company") to be held on April 21, 2017 at 9:00 a.m. at the Company's offices, 1 Choice Hotels Circle, Rockville, Maryland and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated on the reverse side.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated for Proposals One, Two, Three, Four and Five, such proxies will be voted FOR Proposals One, Three, Four and Five, and 1 YEAR on Proposal Two.

(Items to be voted appear on reverse side.)